AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2010

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

APPLE REIT TEN, INC.
(Exact name of Registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	814 East Main Street Richmond, Virginia 23219 (804) 344-8121 (Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)	27-3218228 (I.R.S. Employer Identification No.)

Glade M. Knight
Chairman and Chief Executive Officer
Apple REIT Ten, Inc.
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Martin B. Richards, Esq.
David F. Kurzawa, Esq.
McGuireWoods LLP
901 East Cary Street, One James Center
Richmond, Virginia 23219
(804) 775-1029
(804) 775-7471

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement. ☐

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer: and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Units (Each Unit is equal to one Common Share, no par value and one Series A preferred share)	9,523,810	$10.50	$100,000,000	$7,130
	172,727,272	$11.00	$1,900,000,000	$135,470

Totals:	182,251,082		$2,000,000,000	$142,600

(1)	The Company is offering up to 182,251,082 Units in this offering. Each Unit consists of one common share and one Series A preferred share. Of the 182,251,082 Units, the Company is offering the first 9,523,810 Units at a purchase price of $10.50 per Unit and is offering the remaining 172,727,272 Units at a purchase price of $11.00 per Unit.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

AN OFFERING OF UNITS
(EACH UNIT CONSISTS OF ONE COMMON SHARE
AND ONE SERIES A PREFERRED SHARE)
MINIMUM OFFERING: 9,523,810 UNITS
MAXIMUM OFFERING 182,251,082 UNITS

We plan to acquire hotels, residential apartment communities and other income-producing real estate. We plan to qualify as a real estate investment trust.

We are currently offering up to 182,251,082 Units in this offering. Of our 182,251,082 Units, we are offering 9,523,810 Units at $10.50 per Unit. We are offering the remaining 172,727,272 Units at $11.00 per Unit. Purchasers must purchase a minimum of $5,000 in Units except that specified benefit plans may purchase a minimum of $2,000 in Units.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets in liquidation or other event of liquidation. Moreover, the Series A preferred shares will not be separately tradable from the common shares to which they relate and will terminate on conversion of our Series B convertible preferred shares. If a minimum of 9,523,810 Units is not sold within one year after the date of this prospectus, we will terminate this offering and all money received will be promptly refunded to investors without deduction and with interest. We will not charge fees on funds returned if the minimum offering is not reached. The Units are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc. None of our affiliates will purchase Units for the purpose of meeting the minimum offering amount. If David Lerner Associates, Inc. purchases Units, we will not count any of the Units purchased by them to reach the minimum offering amount. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account. The escrow agent is Branch Banking and Trust Company.

We expect to terminate the offering when all of the Units offered by this prospectus have been sold or two years from the date hereof (whichever occurs sooner), unless extended by us for up to an additional year, in order to achieve the maximum offering of 182,251,082 Units.

Consider carefully the Risk Factors beginning on Page 15 of this prospectus. This offering involves material risks and investment considerations including:

•	There will be no public trading market for our Units for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade.

•

We will pay a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions to Apple Suites Realty Group, Inc. and an annual fee ranging from 0.1% to 0.25% of total equity proceeds to Apple Ten Advisors, Inc., both of which are owned by Mr. Knight our chairman and chief executive officer. In addition, Apple Ten Advisors will be reimbursed for specified costs and expenses incurred on our behalf.

•

There are conflicts between us and Mr. Knight because he owns the companies with which we will enter into contracts for services. Also, Mr. Knight is a principal in other real estate investment programs which may compete with us.

•

We issued to Mr. Knight all of our 480,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of these shares. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $127 million upon conversion. If the minimum offering is achieved, upon liquidation and after our Series A preferred shareholders have been paid their liquidation preference Mr. Knight could receive in excess of $4.8 million assuming an $11.00 share price. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of all of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

•

We own no properties at this time and we have not identified any properties to purchase. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of properties.

•

We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected.

•

We have no restriction on changes in our investment and financing policies. Our board of directors may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and subject to a greater risk of default. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

	Price To Public	Commissions & Marketing Expenses	Proceeds To Apple REIT Ten, Inc.

Per Unit(1)	$10.50	$1.05	$9.45

Total Minimum offering	$100,000,000	$10,000,000	$90,000,000

Total Maximum offering	$2,000,000,000	$200,000,000	$1,800,000,000

(1)	Once the minimum offering of 9,523,810 Units is achieved, the per Unit offering price will rise to $11, the selling commission and marketing expenses per Unit will become $1.10, and the proceeds per Unit to Apple REIT Ten, Inc. will be $9.90.

We will comply with the provisions of SEC Rule 10b-9 under the Securities Exchange Act of 1934, as amended.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

All proceeds of this offering will be held in trust and used only for the purposes set forth in this prospectus.

Prior to the sale of the minimum offering within the one-year period after the date of this prospectus, all monies received from subscribers will be held in trust for their benefit in a special escrow account.

The date of this prospectus is  , 2010.

SUITABILITY STANDARDS

Except for the states specifically described below, each purchaser of Units must certify that he has either (1) a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or (2) a net worth (similarly defined) of at least $150,000.

Each North Carolina purchaser must certify that he has either (1) a minimum annual gross income of $70,000 and a net worth (similarly defined) of at least $70,000, or (2) a net worth (similarly defined) of at least $250,000.

Each Washington purchaser must certify that he has either (1) a minimum annual gross income of $70,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $70,000 or (2) a net worth (similarly defined) of at least $250,000.

Each California purchaser must certify that (i) the purchaser has annual gross income of at least $75,000 with a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000; and (ii) units purchased do not exceed 10% of the purchaser’s net worth (exclusive of home, home furnishings and automobiles). The exemption from registration provided under Section 25104(h) of the California Corporations Code will not be available for resales of units purchased in this offering.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, any other information or representations must not be relied upon. This prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this prospectus at any time does not imply that information contained in this prospectus has not changed as of any time after its date.

*  *  *

“Marriott,” “Courtyard by Marriott,” “SpringHill Suites,” “Fairfield Inn,” “TownePlace Suites,” “Residence Inn” and “Renaissance Hotels and Resorts” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” means Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Marriott of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Hampton Inn,” “Hilton Garden Inn” “Embassy Suites” and “Homewood Suites” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” means Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus and the grant by Hilton of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

The foregoing disclaimers do not apply to our own officers when they serve as members of groups such as the Marriott Owners Advisory Council and the Hilton Garden Inn Advisory Council. As of the date of this prospectus, Mr. Justin Knight, our President, and Ms. Kristian Gathright, our Executive Vice President and Chief Operating Officer, both serve as members on each of these Councils, which are owner-representative advisory groups.

TABLE OF CONTENTS

Page
SUMMARY	1
Apple REIT Ten, Inc.	1
Hotels	1
Apartment Communities	1
Other Real Estate	2
Apple Ten Advisors and Apple Suites Realty	2
Other Apple Entities	4
Risk Factors	4
The Offering	6
Use of Proceeds	7
Conflicts of Interest	7
Liquidity	10
Investment and Distribution Policy	10
Borrowing Policy	11
Compensation	11
Unit Redemption Program	13
RISK FACTORS	15
General Risk Factors	15
We have no operating history and we can give no assurance of success.	15
The past performance of programs sponsored or affiliated with Glade M. Knight is not an indicator of our future performance.	15
We are a thinly-capitalized company and, as a result, you cannot be sure how we will be operated and whether we will achieve the investment objectives described in this prospectus.	15
Our distributions to our shareholders may not be sourced from operating cash flow but from offering proceeds or indebtedness and this will decrease our distributions in the future.	15
We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a “blind pool” offering.	16
There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.	16
We will not obtain a tax ruling on our REIT status or any other tax matters.	16
There is no public market for our common shares, so investors may be unable to dispose of their investment.	17
There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.	17
We will not attempt to calculate our net asset value on a regular basis.	17
There is a “dilutive” effect to investors who purchase our Units at $11.00 rather than at the initial offering price of $10.50 per Unit.	17
Our Board of Directors will decide when and whether we list our Units, engage in a merger or similar sale transaction or dissolve.	17

i

Page
The compensation to Apple Ten Advisors and Apple Suites Realty Group is payable before distributions and, therefore, will tend to reduce the return on our shareholders’ investment.	18
There were no arms-length negotiations for our agreements with Apple Ten Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties.	18
Neither Apple Ten Advisors nor Apple Suites Realty currently has employees.	19
Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors because they will reduce our net proceeds and distributions available to shareholders.	19
The compensation to Apple Ten Advisors and Apple Suites Realty is indeterminable and cannot be stated with certainty.	19
There are conflicts of interest with our chairman and chief executive officer because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.	20
There may be conflicts because of interlocking boards of directors with affiliated companies.	20
There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.	20
Our management will spend time on other activities with other entities that may compete with us.	21
Apple Ten Advisors may terminate the advisory agreement, which would require us to find a new advisor.	22
There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.	22
The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.	23
The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.	23
A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost more in transaction fees than a liquidation.	24
If we lose Mr. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer.	24
We are not diversified and will be dependent on our investment in only a few industries.	25
There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.	25
Since this is a “best-efforts” offering of Units, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.	25
There may be delays in investment in real property, and this delay may decrease the return to shareholders.	26
The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment.	26
Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.	26

Page
Our loans may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure.	26
The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.	26
We may be unable to make distributions to our shareholders.	27
Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved.	27
Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders.	27
We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.	27
Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.	28
You will be limited in your ability to sell your Units pursuant to the Unit redemption program.	28
Under our articles of incorporation and the advisory agreement, our directors, officers, the advisor and other persons will be liable only for certain types of misconduct, and we may be required to indemnify these persons against losses in various circumstances.	29
Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede attempts to acquire control of us and our shareholders’ ability to change our management.	30
Virginia antitakeover statutes may also impede or prevent attempts to acquire control of us	31
We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return.	32
We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.	32
We will depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay.	32
We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability.	33
The current financial and economic crisis could adversely affect achievement of our business objectives.	33
We may not be able to use debt to meet our cash requirements.	33
Hotel Risk Factors	33
We will be subject to the risks of hotel operations.	33
Possible lack of diversification increases the risk of investment.	34
Adverse trends in the hotel industry may impact our properties.	34
An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we acquire	34
We may not have control over properties under construction.	34
The hotel industry is seasonal.	35
There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.	35

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We will face competition in the hotel industry, which may limit our profitability and return to our shareholders.	35
Apartment Community Risk Factors	36
We will be subject to the risks presented by owning apartments.	36
Possible lack of diversification increases the risk of investment.	36
Adverse trends in the apartment markets may impact our properties.	36
An economic downturn could adversely affect the apartment industry and may affect operations for the apartments we acquire.	36
We may not have control over properties under construction	36
Additional Ventures Risk Factors	37
The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.	37
Although we have not identified any of the specific types of opportunities, the general risks from above and the following narrative of specific risks describe risk we could expect under any of the property types which could negatively impact value.	37
USE OF PROCEEDS	38
COMPENSATION	40
Conflicts of Interest as a Result of Fees	42
Specific Amounts of Compensation Payable to Apple Ten Advisors and Apple Suites Realty	42
Property Acquisition/Disposition Agreement	42
Advisory Agreement	42
Reimbursement Compensation under the Advisory Agreement and Property Acquisition/Disposition Agreement	43
Reimbursements to Apple Ten Advisors and Apple Suites Realty	43
Series B Convertible Preferred Shares	44
Cost-Sharing Arrangements and Reimbursements to Apple Fund Management	45
Property Management	46
Share Incentive Awards	46
CONFLICTS OF INTEREST	46
General	46
Conflicts Related to Fees, Compensation and Economic Benefits Paid or Incurred by us to Apple Ten Advisors, Apple Suites Realty and Mr. Knight	47
Series B Convertible Preferred Shares	47
Policies to Address Conflicts	48
Transactions with Affiliates and Related Parties	48
Interlocking Boards of Directors	49
Competition Between Us and Mr. Knight and Other Companies Organized by Mr. Knight	49
Competition for Management Services	52
Mr. Knight’s Liability for Line of Credit	52
INVESTMENT OBJECTIVES AND POLICIES	53
Investments in Real Estate or Interests in Real Estate	53

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SUMMARY

The following information is a summary about this offering and may not contain all of the detailed information that is important to you. Accordingly, we urge you to read this summary together with the information contained in this prospectus.

Apple REIT Ten, Inc.

Apple REIT Ten, Inc. was formed on August 11, 2010 for the purpose of acquiring and owning hotels, residential apartment communities and other income-producing real estate. Glade M. Knight, our chairman and chief executive officer, is our only promoter. His business address is 814 East Main Street, Richmond, Virginia 23219. We are located at 814 East Main Street, Richmond, Virginia and our telephone number is (804) 344-8121 and our website is www.applereitten.com.

We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2011. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations. We have created three wholly-owned subsidiaries to hold our acquisitions: Apple Ten Hospitality, Inc., Apple Ten Residential, Inc., and Apple Ten Ventures, Inc. We refer to Apple Ten Hospitality, Inc. as Apple Ten Hospitality, Apple Ten Residential, Inc. as Apple Ten Residential and Apple Ten Ventures, Inc. as Apple Ten Ventures in this prospectus. These types of properties and entities are described below.

Hotels

We may acquire full-service or select-service hotels, including extended-stay hotels. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our hotels will be associated. Currently, we do not own any hotels. Apple Ten Hospitality, or one of its wholly-owned subsidiaries, will own all of the hotels we acquire.

As a real estate investment trust, we are prohibited under federal tax laws from operating our hotel properties directly. The provisions of the Internal Revenue Code, however, allow us to enter into leases for each of our hotels, which will in turn be operated by third-party hotel operators and franchisers. All our hotels will be leased to Apple Ten Hospitality Management, Inc., our wholly owned, taxable REIT subsidiary, or one of its wholly-owned subsidiaries. Apple Ten Hospitality Management has no significant assets. We refer to Apple Ten Hospitality Management, Inc. as Apple Ten Hospitality Management in this prospectus.

Apartment Communities

We may acquire apartment communities in metropolitan areas throughout the United States. We plan to acquire a diverse portfolio of strong performing properties in markets that we believe will continue to perform well over time. We may enter into management agreements with third parties to operate our apartment communities. The determination of which third-party manager to use will be made at the time a community is acquired based on factors relating to the acquired community.

We are not prohibited under federal tax laws from operating our apartment communities directly. Apple Ten Residential, or one of its wholly-owned subsidiaries, will own all of our residential apartment communities. Apple Ten Residential has no significant assets.

Other Real Estate

Even though we intend primarily to acquire hotels and apartment communities, we may use a significant portion of the offering proceeds to purchase other income-producing real estate. This real estate will be owned by Apple Ten Ventures, or one of its wholly-owned subsidiaries. Apple Ten Ventures has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and apartment communities and are not bound to that limit. Real estate we acquire may include but will not be limited to retail and office space.

Apple Ten Advisors and Apple Suites Realty

We do not have any employees. Apple Ten Advisors, Inc. will provide us with our day-to-day management. We refer to Apple Ten Advisors, Inc. as Apple Ten Advisors in this prospectus. Apple Ten Advisors does not have any significant assets. Apple Suites Realty Group, Inc. will provide us with property acquisition and disposition services. We refer to Apple Suites Realty Group, Inc. as Apple Suites Realty in this prospectus. Apple Suites Realty has no significant assets. Neither Apple Ten Advisors nor Apple Suites Realty currently has employees. We will pay fee compensation and reimbursement compensation to Apple Ten Advisors and Apple Suites Realty. Mr. Knight owns all of the outstanding capital stock of Apple Ten Advisors and Apple Suites Realty. We, Apple Ten Advisors and Apple Suites Realty will use the services of certain officers and employees of Apple Fund Management, LLC (a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight). We refer to Apple Fund Management, LLC as Apple Fund Management in this prospectus.

Under the Advisory Agreement, we pay Apple Ten Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Ten Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Ten Advisors and Apple Suites Realty expect to use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and will be required to reimburse Apple Fund Management for such expense. They will use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight. Alternatively, Apple Ten Advisors and Apple Suites Realty may direct that reimbursement amounts otherwise payable to them shall instead be paid directly by us to Apple REIT Six, Inc., the parent of Apple Fund Management.

We expect that each property acquired by us will be managed by a third-party manager or operator, who will be paid a management fee. These property-level management fees to third-party managers or operators will be in addition to the fee compensation and reimbursement compensation payable to Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement.

The following chart illustrates the relationships among us, our subsidiaries, Apple Ten Advisors, Apple Suites Realty and Apple Fund Management.

(1)

Purchasers of Units will become our shareholders. Upon our formation, Apple Ten Advisors (which is wholly-owned by Glade M. Knight, our Chairman and Chief Executive Officer) acquired 10 Units for $110 in the aggregate. In addition, Mr. Knight acquired 480,000 Series B convertible preferred shares for $0.10 per Series B convertible preferred share or an aggregate of $48,000.

(2)	We will enter into an Advisory Agreement with Apple Ten Advisors.

(3)	We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty.

(4)	Wholly-owned by Glade M. Knight, our Chairman and Chief Executive Officer.

(5)

Apple Ten Advisors and Apple Suites Realty have no employees of their own. Thus, Apple Ten Advisors and Apple Suites Realty expect to use the personnel of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement. Apple Ten Advisors and Apple Suites Realty intend to pay Apple Fund Management the reimbursement compensation they receive from us under the Advisory Agreement and Property Acquisition/Disposition Agreement, respectively.

(6)	Wholly-owned by Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight.

Other Apple Entities

Our chairman and chief executive officer, Glade M. Knight, is also chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc and Apple REIT Nine, Inc. Mr. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. In addition, our other executive officers serve as officers of, and devote time to, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. currently own hotels. We intend to acquire and own hotels and may acquire residential apartment communities and other property in select metropolitan areas throughout the United States. Thus, there may be instances where our hotels will be in the same markets as Apple REIT Nine, Inc., Apple REIT Eight, Inc., Apple REIT Seven, Inc. or Apple REIT Six, Inc. The investment objectives and policies of these companies are the same as our investment objectives and policies.

Our offering of Units will not begin until the offering of Apple REIT Nine has been completed. Therefore, as a general proposition, we would not seek to acquire properties or compete for property acquisitions with other programs sponsored by Mr. Knight. Furthermore, although Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. were organized and acquired their properties at different times—and are thus in different stages of their “business cycles”—we could still compete with them in the sale or other disposition of our properties or business.

Risk Factors

We urge you to consider carefully the matters discussed under “Risk Factors” beginning on Page 15 before you decide to purchase our Units. An investment in our securities involves a number of risks including:

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There will be no public trading market for the common shares and the Series A preferred shares for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

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We will pay a fee to Apple Suites Realty of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We will pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received to Apple Ten Advisors. In addition, Apple Ten Advisors and Apple Suites Realty will be reimbursed for specified costs and expenses incurred on our behalf. These compensation arrangements have been established without the benefit of arms-length negotiation. Glade M. Knight, our chairman and chief executive officer, is the sole shareholder of Apple Suites Realty and Apple Ten Advisors.

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There are conflicts of interest between us and our chairman and chief executive officer, Glade M. Knight, because he is the chief executive officer and sole shareholder of companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate. Mr. Knight is the chief executive officer and sole shareholder of Apple

Ten Advisors and Apple Suites Realty. In addition, Mr. Knight is a principal in other real estate investment programs, and he may in the future organize additional programs, which may compete with us. Mr. Knight is the chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. currently own hotels. Mr. Knight was also the chairman and chief executive officer of Apple Hospitality Five, Inc. and Apple Hospitality Two, Inc., which owned hotels. The investment objectives and policies of these companies are the same as our investment objectives and policies. We refer to Apple REIT Nine, Inc. as Apple REIT Nine, Apple REIT Eight, Inc. as Apple REIT Eight, Apple REIT Seven, Inc. as Apple REIT Seven, Apple REIT Six, Inc. as Apple REIT Six, Apple Hospitality Five, Inc. as Apple Hospitality Five and Apple Hospitality Two, Inc. as Apple Hospitality Two in this prospectus. In addition, our other executive officers serve as officers of, and devote time to Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

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We have issued to our chairman and chief executive officer, Glade M. Knight, 480,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of the Series B convertible preferred shares. The number of common shares into which the Series B convertible preferred shares are convertible as a result of this offering ranges from approximately .92 to 24.17 per Series B convertible preferred share or from 4.45% to 5.98% of the total number of common shares then outstanding following the conversion. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

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We own no properties at this time. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties.

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We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders will be adversely affected. Although we will seek to make distributions from our operating revenues, we might make distributions, although there is no obligation to do so, in some circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. Our distributions may include a return of capital.

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There may be a “lag” or delay between the raising of offering proceeds and their investment in real estate properties. Persons who acquire Units relatively early in our offering, as compared with later investors, may receive a greater return of offering proceeds as part of the earlier distributions. If investors receive different amounts of returns of offering proceeds as distributions based upon when they acquire Units, the investors will experience different rates of return on their invested capital and some investors may have less net cash per Unit invested after distributions than other investors. Further, offering proceeds that are returned to investors as part of distributions to them will not be available for investments in properties. The payment of distributions from sources other than operating cash flow will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future.

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We have no restrictions on changes in our investment and financing policies. This lack of restrictions on changes in our policies could result in those policies being changed without Unit holder approval. Further, our board may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and thereby subject to a greater risk of default. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

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Apple Ten Advisors will receive an asset management fee based on the ratio of our modified funds from operations to the amount raised in this offering. In order to increase this fee, Apple Ten Advisors could have an incentive to recommend riskier or more speculative investments.

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Due to federal income tax restrictions, we cannot operate our hotels directly. Our hotels will be managed pursuant to franchise or license agreements with nationally recognized hotel brands. These agreements may contain limitations on the operation and maintenance of our properties. Our apartment communities and other real estate may be managed by third-party managers.

•	We do not have an operating history and, therefore, there is no assurance that we will be successful in our operations.

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Neither Apple Ten Advisors nor Apple Suites Realty currently has employees. Each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Mr. Knight.

•	There may be conflicts of interest because of interlocking boards of directors with our affiliated companies.

•	The current financial and economic crisis could adversely affect our operations and our business objectives.

The Offering

We are offering Units at $10.50 per Unit until the minimum of 9,523,810 Units have been sold. Thereafter, the Units will be offered at $11 per unit until a maximum of 182,251,082 Units have been sold. Purchasers must purchase a minimum of $5,000 in Units except that certain benefit plans may purchase a minimum of $2,000 in Units. The Units are being offered through David Lerner Associates, Inc.

If we have not sold at least 9,523,810 Units within one year after the date of this prospectus, we will terminate this offering of Units and all moneys received will be promptly refunded to investors without deduction and with interest. We will not charge fees on funds returned if the minimum offering is not reached. None of our affiliates (including our officers or directors) will purchase Units for the purpose of meeting the minimum offering amount. We will not count any Units purchased by David Lerner Associates, Inc. toward the minimum offering amount.

This offering of Units will continue until all the Units offered under this prospectus have been sold or until two years from the date of this prospectus, unless we extend the offering for up to an additional year in order to achieve the maximum offering of 182,251,082 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators to extend the offering.

This is a best-efforts offering. Purchasers will be sold Units at one or more closings. An initial closing will occur after the minimum offering of 9,523,810 Units is achieved. Thereafter, additional closings are expected to occur on a monthly basis as Units are sold during the offering period.

With each purchase of a Unit you will receive one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets or other event of liquidation. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event we pay special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. The Series A preferred shares will not be separately tradable from the common shares to which they relate. The Series A preferred shares will terminate and no longer have a priority distribution right upon conversion of the Series B convertible preferred shares.

Use of Proceeds

The proceeds of the offering will be used:

•	to pay organizational expenses;

•	to repay any outstanding balance on our line of credit;

•	to pay expenses and fees of selling the Units;

•	to invest in properties;

•	to pay expenses and fees associated with acquiring properties; and

•	to establish a working capital reserve.

If the minimum offering of $100 million is sold, we expect to acquire two to 10 properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire four to 20 properties with proceeds from the minimum offering. If the maximum offering of $2 billion is sold, we expect to acquire approximately 120 to 160 properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire approximately 250 properties with the proceeds of the maximum offering.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. The lender is Bank of America. The line of credit bears interest at a variable rate based on LIBOR. Interest is payable monthly. Glade M. Knight, our chairman and chief executive officer, has guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is August 2011. We may prepay the line of credit without premium or penalty. We would expect to repay this debt with proceeds from the sale of Units.

Conflicts of Interest

We may be subject to conflicts of interest arising from our relationship with Apple Ten Advisors, Apple Suites Realty, and Glade M. Knight, our chairman and chief executive officer, as they are not restricted from engaging for their own account in business activities of the type conducted by us. There may be conflicts with respect to commissions we pay to Apple Suites Realty because its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ purchase and sale prices. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly leveraged properties in order to maximize commissions. After the initial closing of Units, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation less liabilities. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. There may be conflicts with respect to the asset management fee we pay to Apple Ten Advisors since its compensation is a percentage of total proceeds received from time to time by us from the sales of our Units.

Our chairman and chief executive officer, Glade M. Knight is also the chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was the chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two, all of which own extended-stay, select-service and other hotels. In addition, Mr. Knight is a trustee of Colonial Properties Trust, which owns apartment communities, office buildings and certain mixed-use real property. There may be times when he may owe certain duties to those entities which conflict with his duties to us. Mr. Knight may in the future organize additional programs which may compete with us and may, as a director and officer of those programs, owe duties to those programs.

We issued 480,000 Series B convertible preferred shares to Mr. Knight in exchange for $0.10 per share. Mr. Knight is the sole owner of all Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to our articles of incorporation that would adversely affect our Series B convertible preferred shares. Under limited circumstances, the Series B convertible preferred shares may be converted into common shares, thereby resulting in dilution of the shareholders’ interest in us. The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4 and 6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4 and 6% of the outstanding Units at any given time. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $127 million upon conversion. If the minimum offering is achieved, in the event of liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $4.8 million. The Series B convertible preferred shares are convertible into common shares if:

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substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business,

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

We expect to either engage in a merger or similar sale transaction at a suitable future time or as an alternative, list the Units on a securities exchange, but it is unlikely that we would be merely liquidated. Thus, under a merger transaction or listing our Units on a securities exchange, the Series B convertible preferred shares would be converted into Units. In the event we were to liquidate because we were unable to effectuate a merger transaction or list the Units on a securities exchange, the Series B convertible preferred shares would not be converted. Accordingly, the advisor has an incentive to cause a merger or similar sale transaction or list our Units on a securities exchange and trigger the conversion of the Series B convertible preferred shares rather than recommend a liquidation event that will not result in a conversion of the Series B convertible preferred shares. This incentive would exist despite the fact that, as a general matter, the transaction costs associated with a merger or similar sale transaction, or listing of our Units, might be higher than the transaction costs associated with simple liquidation. Most merger or similar sale transactions would require approval of our shareholders and, as a practical matter, would require the obtaining of a “fairness opinion” from an investment banking firm or similar third party. Further, the decision to cause a merger or other similar sale of the company, or a listing, a liquidation, or other transaction, would be recommended by our board of directors based on its judgment of what is best for us and our shareholders.

Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight as a board member and as our chief executive officer can influence whether substantially all of our assets, stock or business is sold or transferred, whether the advisory agreement is terminated or expired without renewal or if we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

In addition, and as discussed under “Risk Factors,” above, Mr. Knight (as owner of the advisory company) could terminate that company’s advisory agreement with us, and thereby cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. As noted above, upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

Following the occurrence of an event permitting conversion of the Series B convertible preferred shares, we will disclose the conversion of the Series B convertible preferred shares (and the resulting termination of the Series A preferred shares and the termination of the priority distribution in liquidation associated with the Series A preferred shares) in a supplement to this prospectus (if this offering is then still continuing) and in a Report on Form 8-K (as required by law). We would also expect to notify our shareholders of the occurrence of the conversion of the Series B convertible preferred shares in our next quarterly or annual report sent to our shareholders, or, if we deem it appropriate, in a separate letter or notice mailed to our shareholders.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, our chairman and chief executive officer. We expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

Glade M. Knight will serve as a director on our board and concurrently serves as a trustee for Colonial Properties Trust, and as a director for Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. Mr. Knight is chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was the chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. There may be instances where our hotels will be in the same markets as Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. Even though the hotels are managed by third-party management companies and neither our board nor the boards of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six are engaged in the management of the hotels, having one or more directors of the board of directors who are also directors of the board of directors of Apple REIT Eight, Apple REIT Seven or Apple REIT Six or having hotels in some of the same markets as Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six may, at times, present a conflict of interest.

In addition, officers and other employees of Apple Fund Management will serve as officers of and devote time to us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and may serve as officers of, and devote time to, other companies which have been or may be organized by Mr. Knight, including Apple Ten Advisors and Apple Suites Realty. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Liquidity

Before this offering there has been no public market for the Units and initially we do not expect a market to develop for the common shares or the Series A preferred shares. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

We do not plan to cause the common shares or the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. We expect that within approximately seven years from the initial closing we will:

•	cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after seven years from the initial closing. In the event we merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle, there can be no assurance that such event will result in liquidity for the common shares.

There are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

Investment and Distribution Policy

We intend to seek to maximize shareholder value by acquiring hotels, apartment communities and other real estate for long-term ownership. We generally intend to acquire fee ownership of our properties. We will seek opportunities, through the direct ownership of our properties, that provide acceptable investment returns and growth in cash distributions to our shareholders. As a REIT, we are required to make dividend distributions to our shareholders. We intend to make monthly distributions commencing after the first full month following the closing of the minimum offering of 9,523,810 Units. While we will seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholder receiving cash, the consequences to us and the shareholder would differ from a distribution out of our operating revenues. The payment of distributions from sources other than operating cash flow will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future. We will depreciate our fixed assets on a straight-line basis over their expected useful lives. These factors will cause a portion of the distribution to be treated as a return of capital for tax purposes.

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income including, cancellation of indebtedness and original issue discount income.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on the terms and for the consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidation distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Borrowing Policy

We generally intend to purchase our properties using cash and interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long- term debt secured by our properties. We expect borrowings to come from third-party, non-affiliated lenders.

After the initial closing of Units, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. Management believes that the acquisition of a portfolio of properties early in our existence could provide us with greater ability to acquire properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset.

Compensation

Mr. Knight is our sole promoter. We do not expect to pay a material salary to Mr. Knight. However, Mr. Knight is currently the sole shareholder of Apple Ten Advisors and Apple Suites Realty, which are entitled to receive fees for services rendered by them to us. Mr. Knight will receive income due to his ownership of those entities. In addition, we will utilize the services of certain officers and employees of Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight) and from reimbursement compensation received by Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement, Apple Ten Advisors and Apple Suites Realty will reimburse Apple Fund Management for a portion of the compensation paid to its senior managers and staff, based on the amount of time they devote to activities required by Apple Ten Advisors and Apple Suites Realty.

The compensation and reimbursements payable to Apple Ten Advisors and Apple Suites Realty are listed below. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement.

Apple Ten Advisors is entitled to receive an annual asset management fee of between 0.1% and 0.25% of the amount raised in this offering plus reimbursement of certain expenses. The percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations (as defined below) to the amount raised in this offering. This ratio is referred to as the “return ratio.” Modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

The percentage used to determine the asset management fee will be:

•	0.1% if the return ratio for the preceding calendar quarter is 6% or less;

•	0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; or

•	0.25% if the return ratio for the preceding calendar quarter is more than 8%.

Assuming the minimum offering amount of $100,000,000 in Units is sold, the annual asset management fee would be:

•	$100,000 if the return ratio is 6% or less;

•	$150,000 if the return ratio is more than 6% but no more than 8%; or

•	$250,000 if the return ratio is more than 8%.

Assuming the maximum offering amount of $2,000,000,000 in Units is sold, the annual asset management fee would be:

•	$2,000,000 if the return ratio is 6% or less;

•	$3,000,000 if the return ratio is more than 6% but no more than 8%; or

•	$5,000,000 if the return ratio is more than 8%.

Apple Suites Realty will serve as the real estate advisor in connection with our purchases and sales of properties, and will receive fees from us of up to 2% of the gross purchase price including any debt assumed or incurred in acquiring the property and up to 2% of the gross sale price associated with property dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Apple Ten Advisors and Apple Suites Realty will not provide any other services to us.

Apple Ten Advisors and Apple Suites Realty do not have employees and do not pay compensation to any employees. Instead, it is expected that each member of the senior management team will perform similar functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Apple Suites Realty Group (ASRG), Apple Six Realty Group, Apple Six Advisors, Inc. (ASA), Apple Seven Advisors, Inc. (A7A), Apple Eight Advisors, Inc (A8A), Apple Nine Advisors (A9A) and Apple Ten Advisors (A10A). Each senior manager is employed by, and each senior manager’s compensation is paid by, Apple Fund Management, a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. The compensation paid by Apple Fund Management is allocated among the various companies organized by Mr. Knight in a manner that is proportionate to the estimated amount of time devoted to activities associated with each such individual company. From the reimbursement compensation received by Apple Ten Advisors and

Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement, Apple Ten Advisors and Apple Suites Realty will reimburse Apple Fund Management for a portion of the compensation paid to its senior managers and staff, based on the amount of time they devote to activities required by Apple Ten Advisors and Apple Suites Realty.

Our directors (other than Mr. Knight) may receive grants of options under the Director’s Plan.

Unit Redemption Program

We may use proceeds received from the sale of Units from the offering and our dividend reinvestment plan which we plan to implement following the conclusion of this offering to redeem your Units. We will not begin our Unit redemption program until the expiration of one year from the initial closing of our offering. After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to 92% of the price you paid for your Units to be redeemed in years one through three, 96% of the price you paid for your Units to be redeemed in year four, 98% of the price you paid for your Units to be redeemed in year five, and 100% of the price you paid for your Units to be redeemed thereafter. In the case of redemption of Units following the death of all shareholders in one account, the purchase price will equal 100% of the price paid by the deceased shareholders for the Units to be redeemed without regard to the date of purchase of the Units to be redeemed.

We reserve the right to determine the number of units redeemed under our Unit redemption program. The board of directors reserves the right in its sole discretion at any time and from time to time to:

•

waive the one-year holding period in the event of the death of a shareholder, a shareholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder’s IRA;

•	reject any request for redemption;

•	change the purchase price for redemptions; or

•	otherwise amend the terms of, suspend or terminate our Unit redemption program.

Redemption of Units, when requested, will be made quarterly on a first-come, first-served basis. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under this offering or our dividend reinvestment plan which we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to this offering or our dividend reinvestment plan.

We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which Units are redeemed.

If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely. You will have no right to request redemption of your Units after the Units are listed on any securities exchange or quoted on any system or in any established market. If you redeem Units under the Unit redemption program you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

RISK FACTORS

An investment in Units involves a number of risks. We urge you to carefully consider the following information describing the material risks inherent in investing in Units, together with the other information in this prospectus, before making a decision to purchase our Units

General Risk Factors

We have no operating history and we can give no assurance of success.

We do not have an operating history. We can give no assurance that we will operate successfully or achieve our objectives. We have no significant assets at this time. In addition, we have no employees and will be dependent upon Apple Ten Advisors and Apple Suites Realty. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Apple Ten Advisors and Apple Suites Realty.”

The past performance of programs sponsored or affiliated with Glade M. Knight is not an indicator of our future performance.

You should not rely upon the past performance of other programs sponsored or affiliated with Mr. Knight as an indicator of our future performance.

We are a thinly-capitalized company and, as a result, you cannot be sure how we will be operated and whether we will achieve the investment objectives described in this prospectus.

Our initial “capitalization” consists of approximately $48,000 paid by our sponsor, Glade M. Knight, to acquire his Series B convertible preferred shares. We also have obtained an unsecured line of credit in a principal amount of $400,000, guaranteed by Mr. Knight, to help defray the initial organizational and operating expenses we will incur. Collectively, these amounts could be viewed as “thin capitalization” relative to the ultimate size of the company planned by us. In particular the North American Securities Administrators Association Statement of Policy regarding Real Estate Investment Trusts generally requires that the sponsor of an offering contribute to the company upon formation the lesser of 10% of the total net assets upon completion of the offering or $200,000. As indicated, Mr. Knight has contributed $48,000 in cash to us as an initial contribution and has guaranteed a line of credit of $400,000 but has not contributed $200,000 in cash to us. Our “thin capitalization” could entail additional risks for prospective investors. Since we only have nominal assets, you cannot be sure how we will be operated, whether we will achieve the objectives described in this prospectus or how we will perform financially. Furthermore, although the minimum amount of units that may be sold corresponds to $100 million in gross proceeds, should only the minimum amount of units be sold, we could acquire as few as two to 10 properties, if we had little or no debt (or four to 20 properties if we encumber the properties with debt equal to 50% of their fair market values). The relatively low number of properties acquired would mean that our portfolio of properties might not be diversified. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Apple Ten Advisors and Apple Suites Realty

Our distributions to our shareholders may not be sourced from operating cash flow but from offering proceeds or indebtedness and this will decrease our distributions in the future.

We intend to make distributions monthly following the closing of the minimum offering. As a result, we may be more likely to have a return of capital as a part of distributions to shareholders early in our operations. This is because as proceeds are raised in the offering, it is not always possible immediately to invest them in real estate properties that generate our desired return on investment. There may be a “lag” or delay between the raising of offering proceeds and their investment in real estate properties. Persons who acquire Units relatively early in our offering, as compared with later investors, may receive a greater return of offering proceeds as part of the earlier distributions. If investors receive different amounts of returns of offering proceeds as distributions based upon when they acquire Units, the investors will experience different rates of return on their invested capital and some investors may have less net cash per Unit invested after distributions than other investors. Further, offering proceeds that are returned to investors as part of distributions to them will not be available for investments in properties. The payment of distributions from sources other than operating cash flow will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future. See “Plan of Distribution.”

We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a “blind pool” offering.

We have not committed to purchasing any specific properties with the proceeds of this offering as of the date of this prospectus. This offering is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties. We will use the proceeds of this offering to acquire unspecified properties and the investors will be unable to review the terms of the purchase, financing and management of these properties before we enter into these arrangements. However, when at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. A prospective shareholder will only be able to evaluate information as to properties that are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment. See “Business” and “Investment Objectives and Policies.”

There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.

Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, and the relief provisions discussed under “Material Federal Income Tax Considerations” do not apply, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax. See “Federal Income Tax Considerations—Failure to Qualify as a REIT.”

We will not obtain a tax ruling on our REIT status or any other tax matters.

Our legal counsel, McGuireWoods LLP, has rendered to us an opinion to the effect that commencing with our first taxable year, we were organized as a corporation in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT. However, the opinion of McGuireWoods LLP is not binding on the IRS. We have not requested and do not plan to request a ruling from the IRS that we qualify as a REIT (or concerning any other tax matter), and the legal opinion and statements in this prospectus are not binding on the IRS or any court. See “Federal Income Tax Considerations—General.”

There is no public market for our common shares, so investors may be unable to dispose of their investment.

Prospective shareholders should view the common shares, to be issued as part of each Unit sold, as illiquid and must be prepared to hold their common shares for an indefinite length of time. Before this offering, there has been no public market for our common shares, and initially we do not expect a market to develop. We have no current plans to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only at a later date at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void. See “Description of Capital Stock—Restrictions on Transfer,” and “Description of Capital Stock—Facilities for Transferring Common Shares.”

There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.

Prospective shareholders should view the Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the common shares to which each Series A preferred share relates. No public market for our Series A preferred shares will exist separate from any public market that may exist for our common shares. Each Series A preferred share will not trade separately from each common share to which it relates. Our Series A preferred shares will never trade separately from our common shares nor ever be listed on any securities exchange or quoted on any system or in any established market. Shareholders will be unable to resell their Series A preferred shares without selling the common shares to which they relate. See “Description of Capital Stock—Series A Preferred Shares.”

We will not attempt to calculate our net asset value on a regular basis.

We will not attempt to calculate our net asset value on a regular basis. Accordingly, investors will not have reliable information on the net fair value of the assets owned by us.

There is a “dilutive” effect to investors who purchase our Units at $11.00 rather than at the initial offering price of $10.50 per Unit.

Investors who purchase our Units at $10.50 receive a discounted price compared to investors who purchase after the minimum offering of Units has been achieved. Investors who purchase our Units at $11.00 experience “dilution” because the sale of some of our Units at $10.50 results in the average per Unit price being less than $11.00 per Unit. The Units are identical in terms of rights to distributions, voting and other rights, but the purchasers who acquire Units at $11.00 per Unit are paying a comparative premium over the $10.50 per Unit purchasers.

Our Board of Directors will decide when and whether we list our Units, engage in a merger or similar sale transaction or dissolve.

We expect that within approximately seven years from the closing of the minimum offering of 9,523,810 Units we will:

•	cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

Any of these actions will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the seven-year period mentioned above.

If we liquidate all of our assets, the Series A preferred shares would have a priority distribution followed by a priority distribution to the Series B convertible preferred shares, on an as converted basis. In the event that the liquidation of our assets resulted in proceeds that exceeded the distribution rights of the Series A preferred shares and Series B convertible preferred shares, the remaining proceeds would be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares. Certain of these transaction, such as a merger or sale of all of our assets, or our dissolution, will require shareholder approval. See “Investment Objectives and Policies—Sale Policies” and “Description of Capital Stock—Series B Convertible Preferred Shares.”

The compensation to Apple Ten Advisors and Apple Suites Realty Group is payable before distributions and, therefore, will tend to reduce the return on our shareholders’ investment.

We will pay to Apple Suites Realty a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We will pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received plus reimbursement of certain expenses to Apple Ten Advisors. The payment of compensation to Apple Ten Advisors and Apple Suites Realty from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders’ investments. In addition, this compensation is payable regardless of our profitability, and is payable prior to distributions and without regard to whether we have sufficient cash for distributions. See “Compensation.”

There were no arms-length negotiations for our agreements with Apple Ten Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties.

Apple Ten Advisors and Apple Suites Realty will receive substantial compensation from us in exchange for management/investment and brokerage services they have agreed to render to us. This compensation has been established without the benefits of arms-length negotiation. The terms of those agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties. Apple Ten Advisors will supervise and arrange for the day-to-day management of our operations and will assist us in maintaining a continuing and suitable property investment program. Apple Suites Realty will act as a real estate broker in connection with our purchase and sales of properties. See “Compensation” and “Conflicts of Interests—Conflicts with Respect to Fees Paid by us to Apple Ten Advisors and Apple Suites Realty.”

Neither Apple Ten Advisors nor Apple Suites Realty currently has employees.

Instead of retaining their own employees, each company will make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties will compete with us and will be affiliated with Glade M. Knight our chairman and chief executive officer. See “Apple Ten Advisors and Apple Suites Realty—General.”

Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors because they will reduce our net proceeds and distributions available to shareholders.

The investment return to our shareholders likely will be less than could be obtained by a shareholder’s direct acquisition and ownership of the same properties. We will pay to David Lerner Associates substantial fees to sell our Units, which will reduce the net proceeds available for investment in properties. These fees include selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11 per Unit. The maximum selling commission payable to David Lerner Associates is $150,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $50,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates as we issue Units to purchasers.

We will pay to Apple Suites Realty substantial acquisition fees to acquire properties, which will reduce the net proceeds available for investment in properties. In addition, we will pay to Apple Ten Advisors substantial advisory and related compensation, which will reduce cash available for distribution to shareholders. Since these commissions and fees will reduce the gross proceeds of the offering available for investment in properties, the revenues we obtain may be reduced compared to the revenues we might have achieved in the absence of these fees.

See “Compensation.”

The compensation to Apple Ten Advisors and Apple Suites Realty is indeterminable and cannot be stated with certainty.

Apple Suites Realty and Apple Ten Advisors will receive compensation for services rendered by them to us that cannot be determined with certainty. Apple Ten Advisors will receive an asset management fee that may range from $100,000 to $5,000,000 per year. The asset management fee will be based upon the ratio of our modified funds from operations to the amount raised in this offering. Apple Suites Realty will receive a commission for each property purchased or sold based upon the gross purchase price of the properties we purchase. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase or sell and (2) the gross purchase or sale price of each property purchased or sold. Because the commission payable to Apple Suites Realty is determined by the gross purchase price of each property purchased, Apple Suites Realty may encourage us to purchase highly-leveraged properties in order to maximize those commissions. In addition, Apple Ten Advisors will be reimbursed for certain of their costs incurred on our behalf and are entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined. The real estate commissions payable to Apple Suites Realty equal 2% of the gross purchase price of the properties acquired. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, we estimate that the amount of these real estate commissions would be $69.6 million. See “Compensation” and “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement” and “—Apple Suites Realty.”

There are conflicts of interest with our chairman and chief executive officer because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.

Generally, conflicts of interest between Glade M. Knight and us arise because he is the sole shareholder, sole director and president of Apple Ten Advisors and Apple Suites Realty. These companies will enter into contracts with us to provide us with asset management, property acquisition and disposition services. Mr. Knight will not receive a material salary from us but will receive benefit from fees paid to Apple Ten Advisors and Apple Suites Realty.

In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. Currently, Mr. Knight is the chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six, which are real estate investment trusts and was the chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. Mr. Knight has economic interests in these other transactions or programs by virtue of his positions in those companies. Mr. Knight is also a minority shareholder in Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. In addition, Mr. Knight is a trustee and shareholder of Colonial Properties Trust.

Our other executive officers could also have conflicts of interest because they serve as executive officers of other companies, including Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six, and they may serve as officers of other companies organized in the future. None of our executive officers is required to devote any minimum amount of time and attention to us as opposed to any of these other companies. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services to us, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

Under our articles of incorporation and bylaws, we will indemnify our directors and officers, such as Mr. Knight, from any liability and related expenses incurred in dealing with us or our shareholders, except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law committed by our directors or officers.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, chairman and chief executive officer. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason. See “Conflicts of Interest.”

There may be conflicts because of interlocking boards of directors with affiliated companies.

Glenn W. Bunting and Kent W. Colton will serve as directors on our board and concurrently serve as directors for Apple REIT Eight and Apple REIT Seven. Mr. Knight is chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. There may be instances where our hotels are in the same markets as hotels owned by Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six. See “Conflicts of Interest—Interlocking Boards of Directors.”

There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.

We will pay Apple Suites Realty an acquisition commission in connection with each acquisition of a property and a disposition commission in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a commission. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions. In addition, because Apple Ten Advisors will receive a fee which is a percentage of the total consideration we receive from the sale of Units, it could have an incentive to see that sales of Units are closed as rapidly as possible.

In addition, under the terms of the advisory agreement, we have agreed to indemnify Apple Ten Advisors if:

•

our directors have determined in good faith that the course of conduct which caused the liability or loss was undertaken in good faith within what the advisor reasonably believed to be the scope of its employment or authority and for a purpose which it reasonably believed to be in our best interests;

•

our directors have determined in good faith that the liability or loss was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law on the part of the advisor; and

•	the indemnified amount is recoverable only out of our assets and not from the shareholders.

See “Conflicts of Interest—Transactions With Affiliates and Related Parties.”

Our management will spend time on other activities with other entities that may compete with us.

Glade M. Knight, the sole executive officer and director of Apple Ten Advisors and Apple Suites Realty, also serves as an officer and/or director of entities that engage in the ownership of hotels, apartment communities and other properties. These entities are Colonial Properties Trust, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. These entities share similar investment objectives and policies and may compete for properties against us. Because Mr. Knight is required to spend time on other activities, there may be instances when he may not be able to assist us with certain matters and, as a result, we may be negatively impacted.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other executive officers is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Apple REIT Nine, in particular, has investment objectives and policies which are substantially the same to our investment objectives and policies. Moreover, it is currently expected that the types of assets we will acquire will be substantially similar to the types of assets previously acquired by Apple REIT Nine. Thus, the conflicts of interest experienced by Mr. Knight and our other executive officers in allocating management time and efforts between us and Apple REIT Nine may be particularly acute. However, the similarity between us and Apple REIT Nine, and the conflicts of interest in allocating time and efforts between us and Apple REIT Nine are in addition to conflicts of interest that Mr. Knight and such executive officers have or may in the future have with respect to other companies, including Apple REIT Eight, Apple REIT Seven, Apple REIT Six and future entities that may be organized.

Mr. Knight may form additional REITs, limited partnerships and other entities, and such companies may engage in activities similar to ours. Companies organized by Mr. Knight in the future could have fees and other benefits payable to him (or to companies owned by him) which are more favorable than the fees and benefits payable by us to him (or to companies owned by him). The effect of this could be that Mr. Knight would spend more time on the activities of these other companies than on our activities, and/or prefer one or more of these companies to us with respect to actions such as the sale of properties. See “Conflicts of Interest—Competition Between Us and Mr. Knight and Other Companies Organized by Mr. Knight.”

Apple Ten Advisors may terminate the advisory agreement, which would require us to find a new advisor.

Our management advisor, Apple Ten Advisors, may terminate the advisory agreement entered into with us upon 60-days written notice. We do not have any employees. Apple Ten Advisors will provide us with supervisory and day-to-day management services and will assist us in maintaining a continuing and suitable property investment program. If Apple Ten Advisors were to terminate the advisory agreement, we would need to find another advisor to provide us with these services or hire employees to provide these services directly to us. There can be no assurance that we would be able to find another advisor or hire employees to provide us these services or that we could enter into an advisory agreement with a new advisor on terms as favorable to us. See “Apple Ten Advisors and Apple Suites Realty—The Advisory Agreement.”

There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.

Glade M. Knight, who is our chairman and chief executive officer, holds 480,000 Series B convertible preferred shares that are convertible into common shares, as described under “Principal and Management Shareholders”. The Series B convertible preferred shares are convertible into common shares upon the occurrence of either of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on a national exchange or quotation system or in any established market.

The number of common shares into which the Series B convertible preferred shares are convertible depends on the gross proceeds of the offering. The conversion ratio as a result of this offering is approximately .92-to-one for gross proceeds of $100 million. The conversion ratio increases to approximately 24.17-to-one for gross proceeds of $2 billion. The conversion of Series B convertible preferred shares into common shares will result in dilution of the shareholders’ interests. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. The following chart shows the number of units into which the 480,000 Series B convertible preferred shares may convert based on the number of Units we sell in this offering:

Amount of Proceeds Raised in the Offering	Units Sold	Number of Units into which 480,000 Series B convertible preferred shares convert	Percentage of Units owned
$100,000,000	9,523,810	443,141	4.45%
$1,000,000,000	91,341,991	5,814,830	5.98%
$2,000,000,000	182,251,082	11,602,099	5.98%

Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. The conversion rate for all additional public offerings will be calculated by the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds raised in a subsequent public offering through the date of conversion rounded down to the nearest 100 million.

Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether we terminate the advisory agreement or allow it to expire without renewal, whether we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders’ interests. The Series B convertible preferred shares also enjoy a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would be convertible according to the formula described under “Principal and Management Shareholders.” See “Compensation—Series B Convertible Preferred Shares.”

The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares. The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight as a board member and as our chief executive officer can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expires without renewal, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $127 million upon conversion. If the minimum offering is achieved, upon liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $4.8 million. Upon the conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and have no liquidation preference. The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon conversion of the Series B convertible preferred shares, there will be dilution of the common shares. See “Compensation—Series B Convertible Preferred Shares.”

The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.

Glade M. Knight, who is our chairman and chief executive officer, holds all of the outstanding 480,000 Series B convertible preferred shares which have a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described under “Principal and Management Shareholders.”

Although the liquidation preference of the Series A preferred shares has priority over the liquidation preference of the Series B convertible preferred shares, Mr. Knight can effectively eliminate that priority by influencing whether substantially all of our assets, stock or business is transferred or influencing whether our common shares are listed or quoted, resulting in the conversion of the Series B convertible preferred shares into Units. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of Units outstanding following the conversion, depending on the conversion ratio applicable to the Series B convertible preferred shares, in exchange for an aggregate payment of $48,000. See “Compensation—Series B Convertible Preferred Shares” and “Principal and Management Shareholders.”

A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost more in transaction fees than a liquidation.

A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost us more in fees and transaction costs than a liquidation. However, notwithstanding the higher fees and transaction costs, we expect to either engage in a merger or similar sale transaction at a suitable future time or as an alternative, list our Units on a securities exchange or quotation system, but it is unlikely that we would merely liquidate.

Since a merger or similar sale transaction by us, or our listing of our Units on a securities exchange, would result in the Series B convertible preferred shares being converted into common shares (while a simple liquidation by us would not result in the conversion of the Series B convertible preferred shares into common shares, although it might result in the payment of a sales commission of 2% to Apple Suites Realty), Mr. Knight, as holder of the Series B convertible preferred shares, could have an incentive to recommend to us to engage in a merger or similar sale transaction or cause the listing of our Units on a securities exchange. It is likely that a merger or similar sale transaction would require the affirmative vote of our shareholders, and if our Unites were listed on a securities exchange, shareholders would be able to dispose of their Units, if they so desired, on the securities exchange. Notwithstanding the considerations discussed herein, however, we would expect to pursue whatever liquidation alternative is in the overall best interest of the shareholders. See “Conflicts of Interest.”

If we lose Mr. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer.

Our future success depends to a significant degree on the skills, experience and efforts of Glade M. Knight, our chairman and chief executive officer. We do not carry key-man life insurance on Mr. Knight or any other executive officer. The loss of the services of Mr. Knight or the inability to retain the talent required for our businesses would negatively impact our ability to acquire suitable properties and could cause our future operating results to suffer.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine) and they may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. None of these persons is required to devote any minimum amount of time and attention to us as opposed to the other companies. Although Mr. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to the other companies Mr. Knight has organized, or may in the future, organize, there can be no assurance that such persons will have sufficient time. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services, but there can be no assurance that he would be successful in hiring additional personnel, if necessary. See “Conflicts of Interest.”

We are not diversified and will be dependent on our investment in only a few industries.

Our current strategy is to acquire interests primarily in hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. As a result, we will be subject to the risks inherent in investing in only a few industries. A downturn in the hotel or apartment community industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments. See “Investment Objectives and Policies.”

There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.

If we sell only the minimum offering amount, after paying estimated offering costs and expenses, we will be funded with contributions of approximately $88,500,000. Our profitability could be affected if we do not sell more than the minimum offering. In the event we sell only the minimum offering of 9,523,810 Units, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the Units sold will be reduced as a result of allocating our expenses among the smaller number of Units. While we cannot say with certainty how many properties we would purchase if we do not sell more than the minimum offering, we would hope to purchase a minimum of two properties. Except by the amount of proceeds raised in this offering, we are not limited in the number or the size of any properties we may purchase. Neither are we limited in the percentage of the proceeds we may invest on any single property. See “Investment Objectives and Policies.”

Since this is a “best-efforts” offering of Units, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering of Units. This means that the managing dealer (David Lerner Associates) is not obligated to purchase any Units, but has only agreed to use its “best efforts” to sell Units to investors. So long as the minimum of 9,523,810 Units (representing $100 million in gross proceeds) is sold no later than one year after the date of this prospectus, these proceeds may be released from escrow to us and used by us for acquisitions, operations and the other purposes described generally in this prospectus. There is no requirement that any Units above the minimum offering amount be sold, and there is no assurance that any Units above the minimum offering amount will be sold. Thus, aggregate gross proceeds from the offering made by this prospectus could be as low as $100 million. In such event, we estimate that less than $86 million would be available for investment in properties after the payment of offering and organizational fees and expenses and the establishment of a working capital reserve. This relatively small amount of net offering proceeds available for investment would limit flexibility in implementation of our business plans and result in minimal, if any, diversification in property ownership.

As a general matter, at any point during the offering of our Units after the minimum offering is sold, there can be no assurance that more Units will be sold than have already been sold. Accordingly, investors purchasing Units should not assume that the number of Units sold, or gross offering proceeds received, by us will be greater than the number of Units sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount. See “Plan of Distribution” and “Use of Proceeds.”

There may be delays in investment in real property, and this delay may decrease the return to shareholders.

We may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and most likely will be less than the return obtainable from real property or other investments. See “Plan of Distribution” and “Use of Proceeds.”

The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment.

Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected working capital or contingency reserve to cover unexpected environmental liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties. See “Use of Proceeds.”

Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.

Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also will prohibit us from allowing total borrowing to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. See “Investment Objectives and Policies—Borrowing Policies.”

Our loans may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan. If a loan is secured by a mortgage on a single property, we could lose that property through foreclosure if we default on that loan. In addition, if we default under a loan, it is possible that we could become involved in litigation related to matters concerning the loan, and such litigation could result in significant costs to us which could affect distributions to shareholders or lower our working capital reserves or our overall value. See “Investment Objectives and Policies—Borrowing Policies.”

The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.

If we listed our Units on a national securities exchange, the Unit price might drop below our shareholder’s original investment. Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. In addition, while investors who purchase at a price of $10.50 per Unit will pay less than investors who purchase at a price of $11 per Unit, they will have to make an investment decision more quickly and may have less information about us, our properties and our operations than if they purchased later. See “Plan of Distribution.”

We may be unable to make distributions to our shareholders.

If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. We are subject to all operating risks common to hotels. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. We also are subject to all operating risks common to apartment communities. While we intend to make monthly distributions to shareholders, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future. Also, while management may establish goals as to particular rates of distribution or have an intention to make distributions at a particular rate, there can be no assurance that such goals or intentions will be realized.

While we continue to seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholder receiving cash, the consequences to us would differ from a distribution out of our operating revenues. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of Units are distributed, those proceeds would not then be available for other uses (such as property acquisitions or improvements). See “Distributions Policy.”

Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved.

Until the minimum offering of 9,523,810 Units is achieved, investors will not receive their Units. If at least 9,523,810 Units have not been sold within one year after the date of this prospectus, we will terminate this offering of Units. If the minimum offering is sold within one year, investors will receive their Units plus interest on their subscription monies at the time of closing. If the offering is terminated, investors will have their money promptly refunded with interest. See “Plan of Distribution.”

Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders.

Real estate investments are, in general, relatively difficult to sell. This illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders. See “Business—Business Strategies.”

We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.

Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholders’ approval that it is in the best interests of the shareholders to cease all investments in hotels and apartment communities, to make investments primarily in other types of assets or to dissolve the business. Further, our board may in its sole discretion determine the amount and nature of our aggregate debt. See “Investment Objectives and Policies—Changes in Objectives and Policies.”

Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.

The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, to persons from whom we purchase property, as part or all of the purchase price of the property, or to Apple Ten Advisors or Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

We plan to adopt a stock incentive plan for the benefit of our directors. The effect of the exercise of those options could be to dilute the value of the shareholders’ investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors. See “Description of Capital Stock—Series B Convertible Preferred Shares” and “—Preferred Shares.”

You will be limited in your ability to sell your Units pursuant to the Unit redemption program.

Even though after you have held your Units for at least one year our Unit redemption program may provide you with the opportunity to redeem your Units (for a purchase price equal to 92% of the price you paid for your Units to be redeemed in years one through three, 96% of the price you paid for your Units to be redeemed in year four, 98% of the price you paid for your Units to be redeemed in year five, and 100% of the price you paid for your Units to be redeemed thereafter), you should be fully aware that our Unit redemption program will contain certain restrictions and limitations. Redemption of Units, when requested, will be made quarterly. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under this offering or our dividend reinvestment plan which we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to this offering or our dividend reinvestment plan. If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed on a first-come, first-served basis.

The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the Unit redemption program at any time. If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely. We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which units are redeemed. We will notify all unit holders by letter of the nature of any change to the Unit redemption program. In making a decision to purchase Units, you should not assume that you will be able to sell any of your Units back to us pursuant to our Unit redemption program. In addition, if you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption. See “Description of Capital Stock—Unit Redemption Program.”

Under our articles of incorporation and the advisory agreement, our directors, officers, the advisor and other persons will be liable only for certain types of misconduct, and we may be required to indemnify these persons against losses in various circumstances.

Our articles of incorporation provide that our directors and officers will have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct, bad faith, reckless disregard of duties or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Ten Advisors will have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. The articles of incorporation and the advisory agreement, respectively, provide that we will indemnify any present or former director, officer, employee or agent, and Apple Ten Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent, or Apple Ten Advisors, was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or the best interests of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and associated costs, including attorneys’ fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the person claiming indemnification; or

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the person claiming indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against a person claiming indemnification.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or on behalf of Apple Ten Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders’ litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, officer, employee, Apple Ten Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability that would be imposed upon the directors, officers, employees, Apple Ten Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement. See “Summary of Organizational Documents—Responsibility of Board of Directors, Apple Ten Advisors, Officers and Employees.”

Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede attempts to acquire control of us and our shareholders’ ability to change our management.

Our bylaws contain restrictions on stock ownership that may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders’ ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities during the last half of each taxable year. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board’s approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party’s ability to acquire control of us.

Our articles of incorporation authorize the board to issue up to 30,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in our shareholders’ best interest.

Under our bylaws, the number of our directors can be as few as three or as many as 15, as determined by our board. Thus, our board may increase the number of directors and, under our bylaws, the newly-created directorships resulting from an increase in the size of the board may be filled by the existing directors. As a result, if faced with an attempt to take control of our board, our directors could increase the size of the board and install directors opposed to the takeover attempt. Similarly, the directors could install additional directors to oppose directors elected by shareholders seeking to change our management policies, objectives or other matters.

Our bylaws also require that a shareholder who desires to nominate a candidate for election to the board of directors, or to raise new or additional business at an annual or special meeting of shareholders, comply with a number of procedural conditions and requirements described in the bylaws. These conditions and requirements could as a practical matter make it more difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders.

There are also some provisions in Virginia law, as discussed below, that can have the effect of delaying, deferring or preventing a change in control of a Virginia corporation such as us. These provisions may make it more difficult for other persons, without the approval of our board, to make a tender offer for or otherwise acquire substantial amounts of our shares or to launch other takeover attempts that a shareholder might consider to be in the shareholder’s best interest. Although Virginia corporations can opt out of the application of these provisions of law, we have not done so. Thus, these provisions in the law will apply to us, although our bylaw limitation on share ownership will tend to be more restrictive than the statutory provisions.

Generally, our articles of organization and bylaws, including the provisions discussed above, can only be amended by the affirmative vote of the holders of a majority of the outstanding common shares. See “Summary of Organizational Documents—Anti-Takeover Provisions.”

Virginia antitakeover statutes may also impede or prevent attempts to acquire control of us.

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with that Interested Shareholder unless approved by the affirmative vote of the holders of at least two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of at least two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions will not apply to the corporation. We have not adopted such an amendment.

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares (our articles of incorporation and bylaws do not have this sort of provision). The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations.

Both the “Affiliated Transactions” and “control share acquisitions” provisions of Virginia corporate law may delay, impede or prevent attempts to acquire control of us (including attempts to acquire control of us to change management personnel, policies or objectives) including attempts which are (or which are perceived to be) in the best interests of our shareholders. The provisions of Virginia corporate law will apply to us in addition to the provisions in our bylaws potentially affecting takeover attempts and attempts to change our management.

We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return.

Although we will subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

•

Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

•	Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

•	Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

See “Business—Environmental Matters.”

We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.

Our properties will be required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected. See “Business—Americans With Disabilities Act.”

We will depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay.

Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms. In addition, because much of our income will come from rentals of real property, our income and funds available for distribution to our shareholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and might incur substantial legal costs. See “Business—Business Strategies.”

We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability.

We may co-invest in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in, or sharing responsibility for, managing the affairs of a property, partnership, joint venture or other entity. In that event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present when a third party is not involved, including the possibility that partners or co- venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also lead to impasses, for example, as to whether to sell a property, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our day-to-day business. Consequently, actions by or disputes with partners or co-venturers may subject properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers which may exceed our investment in a particular partnership or joint venture. See “Investment Objectives and Policies—Investments in Real Estate or Interests in Real Estate.”

The current financial and economic crisis could adversely affect achievement of our business objectives.

The full magnitude, effects and duration of the current financial and economic crisis, which began in 2008 and remains ongoing, cannot be predicted. Depending on how long and how severe this crisis is, we could in the future experience adverse effects on our business, including impairments in the value of properties, and difficulty in obtaining financing, as well as our ability to raise funds.

We may not be able to use debt to meet our cash requirements.

Although we anticipate maintaining low levels of debt, we may periodically use short-term financing to acquire properties, perform renovations to our properties or make shareholder distributions in periods of fluctuating income from our properties. Due to the current economic events in the United States, there has been a contraction in available credit in the marketplace. As a result, we may not be able to use debt to meet our cash requirements.

Hotel Risk Factors

We will be subject to the risks of hotel operations.

One of our primary areas of investment will be hotels. Our hotels will be subject to all of the risks common to the hotel industry. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include:

•	increases in supply of hotel rooms that exceed increases in demand;

•	increases in energy costs and other travel expenses that reduce business and leisure travel;

•	reduced business and leisure travel due to continued geo-political uncertainty, including terrorism;

•	adverse effects of declines in general and local economic activity;

•	adverse effects of a downturn in the hotel industry; and

•	risks generally associated with the ownership of hotels and real estate, as discussed below.

Possible lack of diversification increases the risk of investment.

There is no limit on the number of properties of a particular hotel brand which we may acquire. The board will review our properties and investments in terms of geographic and hotel brand diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

Adverse trends in the hotel industry may impact our properties.

The success of our properties will depend largely on the property operators’ ability to adapt to dominant trends in the hotel industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to our shareholders.

An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we acquire.

As part of the effects of an economic downturn, the lodging industry could experience a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, the hotels we acquire may experience declines in occupancy and average daily rates due to the decline in travel. Any kind of terrorist activity within the United States, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on any of our hotel operations. Any terrorist act directly against or affecting any of our properties would also negatively affect our operations. Our property insurance will typically cover losses for property damage to our properties if there are terrorist attacks against our properties. However, we will not be insured for losses arising from terrorist attacks against other properties or against modes of public transportation (such as airlines, trains or buses), even though such terrorist attacks may curtail travel generally and negatively affect our hotel operations.

Aggressive cost containment and a significant slowdown in the construction of new hotels could occur. In addition, continued U.S. military operations in Iraq or other significant military or possible terrorist activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of the assets we acquire. Any hotels we acquire and the business of the managers with which we contract, may be affected, including hotel occupancy and revenues and, as a result, the revenues for the hotels we acquire may be at reduced levels to the extent that rents and other revenues received by us are calculated as a percentage of hotel revenues. Additionally, if the managers with which we contract default in their obligations to us, our revenues and cash flows may decline or be at reduced levels for extended periods. Operating with reduced revenues would have a negative impact on our cash available for distributions to shareholders.

We may not have control over properties under construction.

We intend to acquire sites under development, as well as sites which have existing properties, including properties which require renovation. If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.

The hotel industry is seasonal.

The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to subsidiaries. Quarterly financial results may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may need to enter into short-term borrowing in certain periods in order to offset these fluctuations in revenues and to make distributions to our shareholders.

There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.

Apple Ten Hospitality Management, Inc., our wholly-owned taxable REIT subsidiary (or another subsidiary), will operate all of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Ten Hospitality Management’s ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Ten Hospitality Management, as franchisee, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Ten Hospitality Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

We will face competition in the hotel industry, which may limit our profitability and return to our shareholders.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other real estate investment trusts and real estate entities.

See “Business—Business Strategies—Hotels.”

Apartment Community Risk Factors

We will be subject to the risks presented by owning apartments.

Risks associated with general national and local economic and market trends relating to apartment communities may adversely affect our ability to achieve anticipated yields and could prevent us from making expedient distributions to shareholders. These risks include:

•	delays in finding suitable properties to acquire;

•	acquisition opportunities may be abandoned, requiring us to write off significant related costs;

•	inability to increase rents to offset increased renovation or other costs;

•	occupancy and lease-up rates and rents at newly acquired communities may fluctuate depending on various factors and may not be sufficient to make the community profitable;

•	perceptions by prospective residents of the safety, convenience and attractiveness of the community;

•	availability of adequate management, maintenance and insurance;

•	increased operating costs, including real estate taxes and utilities;

•	increases in unemployment and a decline in household formation;

•	governmental limitations on our ability to increase rent to offset increased operating expenses due to inflation and other factors;

•	increases in competition in the residential housing market; and

•	risks generally associated with the ownership of apartments as discussed below.

Possible lack of diversification increases the risk of investment.

There is no limit on the number of properties in a particular area which we may acquire. The board will review our properties and investments in terms of geographic diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

Adverse trends in the apartment markets may impact our properties.

The success of our properties will depend largely on the property operators’ ability to adapt to dominant trends in the apartment industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer living patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of our apartments in the markets may affect our income.

An economic downturn could adversely affect the apartment industry and may affect operations for the apartments we acquire.

As part of the effects of an economic downturn, the apartment industry could experience a significant decline in business caused by a reduction in overall renters. Consistent with the rest of the apartment industry, the apartments we acquire may experience declines in occupancy and rate due to this decline.

We may not have control over properties under construction.

We intend to acquire sites under development, as well as sites which have existing properties, including properties which require renovation. If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.

See “Business—Business Strategies—Apartment Communities.”

Additional Ventures Risk Factors

We have not currently identified the additional ventures that we may purchase. Real estate we acquire may include but will not be limited to retail and office space.

The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.

We may use a limited portion of the offering proceeds to purchase types of real estate that we have not yet identified. There are inherent risks affecting value in investing in real estate. These general factors include, among other things:

•	national, regional and local economic conditions;

•	the consequences of any armed conflict involving, or terrorist attack occurring within, the United States;

•	our ability to secure adequate insurance;

•	local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

•	competition from other available space;

•	whether tenants consider a property attractive;

•	the financial condition of our tenants, including the extent of tenant defaults;

•	whether we are able to pass some or all of any increased operating costs we experience through to tenants;

•	increases in interest rates;

•	increases in real estate taxes and other expenses;

•	decreases in market rental rates;

•	the timing and costs associated with property improvements and rentals;

•	changes in taxation or zoning laws;

•	changes in government regulations;

•	availability of financing on acceptable terms or at all; and

•	potential liability under environmental or other laws or regulations.

See “Business—Business Strategies—Other Real Estate.”

Although we have not identified any of the specific types of opportunities, the general risks from above and the following narrative of specific risks describe risk we could expect under any of the property types which could negatively impact value.

The rents we receive and the occupancy levels at the properties we acquire may decline as a result of adverse changes in any of these factors. If the rental revenue from the properties we acquire declines, we generally would expect to have less cash available to distribute to our shareholders. In addition, some of the major expenses we may incur, including payments like mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline. If rent from the properties we acquire declines while costs remain the same, our income and funds available for distribution to our shareholders would decline.

USE OF PROCEEDS

We intend to invest the net proceeds of this offering in equity ownership interests in hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit or commercial paper. The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Ten Advisors or Apple Suites Realty to us immediately upon our demand.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. The lender is Bank of America. The line of credit bears interest at a variable interest rate based on LIBOR. Interest is payable monthly. Glade M. Knight, our chairman and chief executive officer, has guaranteed repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing the guarantee. We would expect to repay this debt with proceeds from the sale of Units.

As indicated below, we expect that once the minimum offering of 9,523,810 Units is completed, 85.78% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses or the acquisition fees are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we only receive the proceeds from the minimum offering, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 182,251,082 Units. The following table reflects the intended application of the proceeds from the sale of the Units.

	Minimum Offering		Maximum Offering
	Gross Amount	% of Proceeds	Gross Amount	% of Proceeds
Gross Proceeds(1)	$100,000,000	100.00%	$2,000,000,000	100.00%
Less Offering Expenses(2)	1,500,000	1.50%	10,000,000	0.50%
Selling Commissions(3)	7,500,000	7.50%	150,000,000	7.50%
Marketing Expense Allowance(3)	2,500,000	2.50%	50,000,000	2.50%
Net Proceeds after Offering Costs	88,500,000	88.50%	1,790,000,000	89.50%
Less Acquisition Fees(4)	1,720,000	1.72%	34,800,000	1.74%
Less Acquisition Expenses(5)	500,000	0.50%	10,000,000	0.50%
Proceeds Available for Investment and Working Capital	86,280,000	86.28%	1,745,200,000	87.26%
Less Working Capital Reserve(6)	500,000	0.50%	10,000,000	0.50%
Net Amount Available for Investment in Properties(7)	85,780,000	85.78%	1,735,200,000	86.76%

(1)	The Units are being offered on a “best-efforts” basis.

(2)	These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, such as filing and registration fees, legal, accounting and financial printing fees, and an expense reserve. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase. However, the longer our offering continues, the more likely it is that we will incur increased printing, legal and accounting costs. This is because the longer the offering continues, the more prospectus supplements and post-effective amendments to our registration statement will have to be prepared by us. There will be an additional incremental printing, legal and accounting cost each time we prepare and (as applicable) file a prospectus supplement or post-effective amendment to our registration statement.

(3)	Payable to David Lerner Associates.

(4)

These amounts include our estimate of real estate commissions payable to Apple Suites Realty in an amount equal to 2% of the gross purchase price of each property acquired. These amounts assume that we acquire our properties without debt. These amounts would be higher if we acquire properties with debt. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $69.6 million.

(5)

These amounts include our estimate of acquisition expenses such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses incurred on our behalf in connection with property acquisitions.

(6)

Until used for operating expenses, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.

(7)	We expect the investment properties to be hotels, residential apartment communities and other income-producing real estate located in metropolitan areas throughout the United States.

COMPENSATION

The table below describes all the compensation, fees, reimbursement and other benefits which we will pay to, or which may be realized by, Apple Ten Advisors, Apple Suites Realty and Mr. Glade M. Knight. Currently, Mr. Knight is the sole shareholder of Apple Ten Advisors and Apple Suites Realty. As sole shareholder of Apple Ten Advisors and Apple Suites Realty, Mr. Knight will receive income from Apple Ten Advisors and Apple Suites Realty.

We also show compensation payable to David Lerner Associates, Inc. David Lerner Associates is not related to, nor an affiliate of, either Apple Ten Advisors or Apple Suites Realty. We will pay David Lerner Associates selling commissions equal to 7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the minimum offering of $100,000,000 is sold, the selling commissions would be $7,500,000 and the marketing expense allowance would be $2,500,000. If the maximum offering of $2,000,000,000 is sold, the selling commissions would be $150,000,000 and the marketing expense allowance would be $50,000,000.

In addition, each member of the senior management team and certain staff members will provide certain services to us (as well as to other companies organized by Mr. Knight). For administrative convenience, these persons are all employed by Apple Fund Management, which is a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. From the reimbursement compensation received by Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement, Apple Ten Advisors and Apple Suites Realty will reimburse Apple Fund Management for a portion of the compensation paid to its senior managers and staff, based on the amount of time they devote to activities required by Apple Ten Advisors and Apple Suites Realty.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Offering Phase
David Lerner Associates	Selling Commissions and Marketing Allowance

7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the minimum offering of $100,000,000 is sold, the selling commissions would be $7,500,000 and the marketing expense allowance would be $2,500,000. If the maximum offering of $2,000,000,000 is sold, the selling commissions would be $150,000,000 and the marketing expense allowance would be $50,000,000.

Acquisition Phase
Apple Suites Realty	Commission for acquiring our properties and real estate acquisition expenses

2% of the gross purchase price of the properties purchased by us—estimated at $1,720,000 if the minimum offering is sold (assuming no debt is incurred) and at $34.8 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the

Person Receiving Compensation	Type of Compensation	Amount of Compensation

amount of compensation would be $69.6 million. In addition, typical real estate acquisition expenses are estimated to be $500,000 if the minimum offering is sold and $10,000,000 if the maximum offering is sold.

Operational Phase
Apple Ten Advisors	Asset management fee for managing our day-to-day operations

Annual fee payable quarterly based upon a ratio of our modified funds from operations to the amount raised in this offering ranging from 0.1% to 0.25% of the amount raised in this offering—a maximum of $250,000 per year if the minimum offering is sold; a maximum of $5,000,000 per year if the maximum offering is sold.

Apple Ten Advisors and Apple Suites Realty	Reimbursement for compensation and overhead costs of Apple Fund Management

Estimated to be $100,000 (per year) if the minimum offering is sold and $2,000,000 (per year) if the maximum offering is sold. See below under “Reimbursement Compensation under the Advisory Agreement and the Property/Acquisition Disposition Agreement.”

Apple Ten Advisors and Apple Suites Realty	Reimbursement for certain deposits and costs incurred on our behalf	Not Estimable, but subject to the limits described below under “Reimbursements to Apple Ten Advisors and Apple Suites Realty.”
Disposition Phase
Apple Suites Realty	Commission for selling our properties	Up to 2% of the gross sales prices of the properties sold by us.
Glade M. Knight	Series B convertible preferred shares (or common shares, if Series B is converted)

If we sell our assets in liquidation, each Series A preferred share receives a liquidation preference of $11. Amounts in excess of this are paid as described below under “Series B Convertible Preferred Shares.” If the Series B convertible preferred shares are converted into common shares, their value is estimated to range from $4.8 million (if minimum offering is sold) to $127 million (if maximum offering is sold) (these estimates assume a common share is worth $11).

Conflicts of Interest as a Result of Fees

Apple Ten Advisors and Apple Suites Realty will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under “Conflicts of Interest,” the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.

Specific Amounts of Compensation Payable to Apple Ten Advisors and Apple Suites Realty

Except as otherwise indicated in the table, the specific amounts of compensation or reimbursement payable to Apple Ten Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.

Property Acquisition/Disposition Agreement

Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty will be entitled to a fee from us of 2% of the gross purchase price of each property purchased (including any debt assumed or incurred in connection with the purchase of the property) by us not including amounts budgeted for repairs and improvements. Under our bylaws, the maximum leverage initially permitted is equal to half of the purchase price of all properties bought by us. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. We estimate typical real estate acquisition expenses, such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses to be approximately $500,000 if the minimum offering is sold and $10,000,000 if the maximum offering is sold.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty also will be entitled to a fee from us in connection with the disposition of some or all of our properties equal to 2% of the gross sales price whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, if and only if, the sales price exceeds the sum of our cost basis in the property consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property plus 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale. Direct costs are costs incurred to third parties by Apple Suites Realty on our behalf, not including any “mark-up” of such costs. No company owned by Mr. Knight is entitled to a commission on any sale of a property by us to any other program organized by Mr. Knight.

Advisory Agreement

Under an advisory agreement with Apple Ten Advisors we are obligated to pay an asset management fee which is a percentage of the cumulative gross offering proceeds which have been received from time to time from the sale of the Units. The percentage used to calculate the asset management fee is based on the return ratio, calculated on a per annum basis, for the calendar year. The return ratio for a calendar year is the ratio of our modified funds from operations for that year to the cumulative amount raised through all of our offerings through and including the year in question. Modified funds from operations means net income (computed in accordance with generally accepted accounting principles), excluding gains on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures, but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. The per annum asset management fee is equal to the following with respect to each calendar year: 0.1% of the amount raised in this offering if the return ratio for the calendar year or prorata for a partial year is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the calendar year or prorata for a partial year is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the calendar year or prorata for a partial year is above 8%. Assuming the minimum offering of $100,000,000 is sold, the annual asset management fee would be between $100,000 and $250,000. Assuming the maximum offering of $2,000,000,000 is sold, the annual asset management fee would be between $2,000,000 and $5,000,000.

Reimbursement Compensation under the Advisory Agreement and Property Acquisition/Disposition Agreement

Under the Advisory Agreement, we pay Apple Ten Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Ten Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Ten Advisors and Apple Suites Realty expect to use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and will be required to reimburse Apple Fund Management for such expense. They will use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight. Alternatively, Apple Ten Advisors and Apple Suites Realty may direct that reimbursement amounts otherwise payable to them shall instead be paid directly by us to Apple REIT Six, Inc., the parent of Apple Fund Management.

Reimbursements to Apple Ten Advisors and Apple Suites Realty

Apple Ten Advisors and Apple Suites Realty will be reimbursed for certain direct costs incurred on our behalf for acquiring and operating our properties and for goods and materials used for or by us and obtained from entities that are not affiliated with Apple Ten Advisors or Apple Suites Realty, although whenever possible we and Apple Ten Advisors and Apple Suites Realty will attempt to have costs incurred on our behalf to be charged to us, rather than charged to Apple Ten Advisors or Apple Suites Realty and thereafter reimbursed by us. Possible reimbursable costs and expenses include, but are not limited to, interest and other costs for money borrowed on our behalf, taxes on our property or business, fees for legal counsel and independent auditors engaged for us, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, title insurance. These expenses also include ongoing accounting, reporting and filing obligations of ours that are provided to us by Apple Ten Advisors or Apple Suites Realty and payments made to third-parties that are made by Apple Ten Advisors or Apple Suites Realty on our behalf. These expenses will not include any amounts for overhead of Apple Ten Advisors or Apple Suites Realty. In addition, there will be no “mark-up” of these expenses by either of these entities. Operating expenses reimbursable to Apple Ten Advisors are subject to the overall limitation on operating expenses discussed under “Apple Ten Advisors and Affiliates—The Advisory Agreement,” but the amount of reimbursement is not otherwise limited.

Apple Ten Advisors and Apple Suites Realty may provide other services to us and be entitled under certain conditions to compensation or payment for those services. Those conditions, which are summarized under “Conflicts of Interest—Transactions with Affiliates and Related Parties,” include the requirement that each transaction be approved by the affirmative vote of a majority of the directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including Units.

Series B Convertible Preferred Shares

Mr. Knight will receive no compensation directly from us, except that as described in various places throughout this prospectus (including, without limitation, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Series B Convertible Preferred Shares”), the issuance to Mr. Knight of his Series B convertible preferred shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Series B convertible preferred shares will constitute an economic benefit to Mr. Knight measured by the difference between the purchase price for the Series B convertible preferred shares and the value of common shares into which they are converted. The conversion rate of the Series B convertible preferred shares varies from .92 to 24.17 depending upon the number of Units sold in this offering, and Mr. Knight’s ownership position as a result of the conversion of the Series B convertible preferred shares will remain relatively constant between 4 and 6% of the outstanding common shares at any given time. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight’s holdings at $11.00 per common share would exceed $127 million upon conversion. If the minimum offering is achieved, in the event of liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $4.8 million.

The holder of outstanding Series B convertible preferred shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

•

substantially all of our assets, stock or business, is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

There are no dividends payable on the Series B convertible preferred shares. On liquidation, the holder of the Series B convertible preferred shares will be entitled to a liquidation payment of $11 per number of common shares into which the Series B convertible preferred shares would be convertible, before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

The Series B convertible preferred shares were issued to Mr. Knight upon our formation, at a time when we had no material assets. Accordingly, the Series B shares are in the nature of “founder’s shares” with no substantial value as of the date of issuance. For financial reporting, tax and other purposes, the issuance of the Series B shares has not and will not prior to conversion be treated as compensation to Mr. Knight. Rather, expense related to issuance of the Series B shares to Mr. Knight will be recognized only at such time as the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering conversion of the Series B shares to common shares occurs. The expense at that time will be measured as the difference between the fair value of the common shares for which the Series B shares can be converted and the amount paid for the Series B shares.

Cost-Sharing Arrangements and Reimbursements to Apple Fund Management

Apple Ten Advisors and Apple Suites Realty do not have employees and do not pay compensation to any employees. Instead, it is expected that each member of the senior management team will perform similar functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Apple Suites Realty Group (ASRG), Apple Six Realty Group, Apple Six Advisors, Inc. (A6A), Apple Seven Advisors, Inc. (A7A), Apple Eight Advisors, Inc (A8A), Apple Nine Advisors (A9A) and Apple Ten Advisors (A10A). Each senior manager is employed by, and each senior manager’s compensation is paid by, Apple Fund Management, which is a subsidiary of Apple REIT Six and indirectly controlled by Mr. Glade M. Knight. The compensation paid by Apple Fund Management is allocated among the various companies organized by Mr. Knight in a manner that is proportionate to the estimated amount of time devoted to activities associated with each such individual company. The allocation is made by the management of the several REITs and is reviewed by the Compensation Committees of the several REITs. Our executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. Amounts reimbursed to Apple Fund Management include both compensation for personnel and “overhead” utilized by the companies.

Under the Advisory Agreement, we pay Apple Ten Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Ten Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Ten Advisors and Apple Suites Realty expect to use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and will be required to reimburse Apple Fund Management for such expense. They will use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight. Alternatively, Apple Ten Advisors and Apple Suites Realty may direct that reimbursement amounts otherwise payable to them shall instead be paid directly by us to Apple REIT Six, Inc., the parent of Apple Fund Management.

Glade M. Knight is Chairman of the Board of Directors, chief executive officer and owner of ASRG, A6A, A7A, A8A, A9A and A10A each of which have various agreements with us and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine. During 2006, ASRG, Apple Six Realty Group, A6A and A7A received fee compensation of approximately $10.7 million from Apple REIT Six and Apple REIT Seven, and Apple REIT Six and Apple REIT Seven also paid approximately $2.3 million in reimbursement compensation on behalf of the previously mentioned companies. During 2007, ASRG, Apple Six Realty Group, A6A, A7A and A8A received fee compensation of approximately $14.2 million from Apple REIT Six, Apple REIT Seven and Apple REIT Eight, and Apple REIT Six, Apple REIT Seven and Apple REIT Eight also paid approximately $3.1 million in reimbursement compensation on behalf of the previously mentioned companies. During 2008, ASRG, A6A, A7A, A8A and A9A received fee compensation of $32.2 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and

Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine also paid approximately $6.0 million in reimbursement compensation on behalf of the previously mentioned companies. During 2009, ASRG, A6A, A7A, A8A and A9A received fee compensation of $11.0 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine also paid approximately $7.6 million in reimbursement compensation on behalf of the previously mentioned companies.

It is expected that the Compensation Committee of the Board of Directors will consider these agreements when developing the CEO’s compensation. As a result, our CEO may not be otherwise compensated by us.

Property Management

We expect that each property acquired by us will be managed by a third-party manager or operator, who will be paid a management fee. These property-level management fees to third-party managers or operators will be in addition to the fee compensation and reimbursement compensation payable to Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement.

Share Incentive Awards

Our directors may receive grants of options under the Director’s Plan.

CONFLICTS OF INTEREST

General

We may be subject to various conflicts of interest arising from our relationship with Apple Ten Advisors, Apple Suites Realty and Glade M. Knight, our chairman and chief executive officer. Mr. Knight is currently the sole shareholder of Apple Ten Advisors and Apple Suites Realty. In addition, Mr. Knight, and our other executive officers, may have conflicts of interest in allocating time and attention among us, other programs previously organized by Mr. Knight (including Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), and other programs which may be organized by Mr. Knight in the future. These prior programs have, and other programs organized by Mr. Knight in the future may have, investment objectives, policies and management and personnel needs similar or identical to ours.

Apple Ten Advisors and Apple Suites Realty and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Ten Advisors, Apple Suites Realty, or other programs organized by Mr. Knight. Subject to certain limitations in our articles of organization and the advisory agreement, Apple Ten Advisors, Apple Suites Realty, Mr. Knight, and our other officers are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

Apple Ten Advisors and Apple Suites Realty will assist us in acquisition, organization, servicing, management and disposition of investments.

Although we do not currently anticipate entering into joint ventures with other entities, including Apple Ten Advisors or Apple Suites Realty, we may do so in order to obtain an interest in properties. These joint ventures may have divergent interests or goals which may be inconsistent with our goals. In addition, we are represented by the same legal counsel that represents Mr. Knight, Apple Ten Advisors and Apple Suites Realty. To the extent a conflict arises regarding legal representation, Mr. Knight, Apple Ten Advisors and Apple Suites Realty will obtain separate independent counsel.

Conflicts Related to Fees, Compensation and Economic Benefits Paid or Incurred by us to Apple Ten Advisors, Apple Suites Realty and Mr. Knight

The receipt of various fees and other economic benefits from us by Apple Ten Advisors, Apple Suites Realty or Mr. Knight may result in potential conflicts of interest for persons, particularly Mr. Knight, who participate in decision making on behalf of both us and these other entities (or, in the case of Mr. Knight, on behalf of himself individually).

Conflicts With Respect To Commissions. For example, Apple Suites Realty will receive a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ gross purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it has an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to a real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty may, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Conflicts With Respect To Asset Management Fees. Apple Ten Advisors’ asset management fee is a percentage of total proceeds received from time to time by us from the sales of our Units. Accordingly, it has an incentive to see that sales of Units are closed as quickly as possible by us.

Conflicts With Respect To Series B Convertible Preferred Shares. As discussed in the following subsection of this section and elsewhere in this prospectus, we have issued to Mr. Knight all of the 480,000 outstanding Series B convertible preferred shares. Under certain circumstances, these Series B convertible preferred shares are convertible into common shares, and the Series A preferred shares terminate on conversion of the Series B convertible preferred shares (even if the value of any consideration received in the transaction resulting in conversion is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares). Events permitting conversion of the Series B convertible preferred shares include our sale or transfer of substantially all of our assets, stock or business, including a transfer through merger or similar business combination, and this includes a merger or similar business combination with another program organized (either previously or in the future) by Mr. Knight (although no such transaction is now contemplated), subject to required shareholder approval of the transaction. Thus, a merger or other business combination with another program organized by Mr. Knight could permit him to convert his Series B convertible preferred shares into common shares and cause the termination of the Series A preferred shares (and termination of the priority distribution in liquidation associated with the Series A preferred shares), subject to required shareholder approval of the transaction.

Series B Convertible Preferred Shares

We issued to Mr. Knight all of the 480,000 outstanding Series B convertible preferred shares. Each Series B convertible preferred share was issued in exchange for $0.10 per share. Under limited circumstances these shares may be converted into common shares thereby resulting in dilution of the shareholders’ interest in us. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Although Mr. Knight can influence both the timing and conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders these actions require board approval. There are no dividends payable on the Series B convertible preferred shares. The effect of the conversion of the Series B convertible preferred shares as a result of this offering is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment of $48,000. For a description of the Series B convertible shares see “Principal and Management Shareholders” and “Description of Capital Stock.”

Policies to Address Conflicts

The board of directors, our officers, Apple Ten Advisors and Apple Suites Realty will also be subject to the various conflicts of interest described below. Policies and procedures will be implemented to try to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Ten Advisors or Apple Suites Realty designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. However, some potential conflicts of interest are not easily susceptible to resolution.

Subject to certain limitations in our articles of incorporation and the advisory agreement, prospective shareholders are entitled to rely on the general fiduciary duties of the directors, our officers, Apple Ten Advisors and Apple Suites Realty as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Mr. Knight, Apple Ten Advisors and Apple Suites Realty believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Ten Advisors and Apple Suites Realty, on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described in this prospectus will have a material adverse effect upon our ability to realize our investment objectives.

Transactions with Affiliates and Related Parties

Under the bylaws, transactions between us and Apple Ten Advisors or Apple Suites Realty must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arms-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty, but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Apple Ten Advisors and Apple Suites Realty will receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors will have oversight responsibility with respect to our relationships with Apple Ten Advisors and Apple Suites Realty and will attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies. Otherwise, there are no limitations on the reimbursements we may make to Apple Ten Advisors or Apple Suites Realty for expenses they incur on our behalf.

Prior to the effective date of the registration statement of which this prospectus is a part, our board of directors will adopt a policy that requires a majority of the disinterested directors serving on our board of directors to review and approve in advance certain related party transactions. All of our executive officers, directors and employees will be required to report to the board of directors any related party transaction prior to its implementation where the amount involved exceeds $120,000.

In addition, prior to the effective date of the registration statement of which this prospectus is a part, our board of directors will adopt a policy that requires any material agreement or arrangement between, or transaction that involves, our company, on the one hand, and our affiliates, on the other hand, be approved by a majority of the disinterested directors serving on our board of directors.

Interlocking Boards of Directors

Glade M. Knight, Glenn W. Bunting and Kent W. Colton will serve as directors on our board and concurrently serve as directors for Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and/or Apple REIT Six. In 2009, the aggregate fees paid (including value of stock options issued in the respective company) to interlocking directors were (i) $—by Apple REIT Six; (ii) $111,354 by Apple REIT Seven; (iii) $105,948 by Apple REIT Eight and $—by Apple REIT Nine. Mr. Knight is chairman and chief executive officer of Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. There may be instances where our properties are in the same markets as properties owned by Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six. However, because the hotels are managed by third-party management companies and none of our directors plays a direct role in the management of the hotels for any of the companies, we do not believe that any director’s service as a director in these companies or these companies being in the same markets will present a material conflict of interest. The board endeavors to act in the best interests of each company.

We expect that no third-party management company will have personal or business relations to us, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven or Apple REIT Six other than through the management of our properties.

Competition Between Us and Mr. Knight and Other Companies Organized by Mr. Knight

Mr. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. We have no contractual rights with Mr. Knight, such as a right of first refusal, that obligates him to sell any property to us or specifies a minimum standard of time and attention that he is required to devote to us.

The competing activities of Apple Ten Advisors and Apple Suites Realty and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has existing fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Those ventures are Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six, and Colonial Properties Trust. All of these entities have similar investment objectives as we do and, in addition, may compete against us for properties.

Glade M. Knight, our chairman and chief executive officer, may from time to time become aware of properties of different types available for sale that could be purchased by us, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six or by Colonial Properties Trust. Mr. Knight would expect to recommend the possible acquisition of a particular property that might be available for purchase to one company or another company based upon their respective business plans, the markets in which the companies already own properties, the type of property involved and other relevant considerations, but there can be no assurance that these types of considerations will eliminate any potential conflict of interest presented by this situation.

We, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six and other companies that may in the future be formed by Glade M. Knight, may in certain circumstances compete with one another in seeking to dispose of properties. This could occur when a potential purchaser of properties has an interest in properties or types of properties owned by more than one of these companies. Mr. Knight believes that the magnitude of this potential risk will be lessened by certain factors, including that the companies will differ in certain aspects in the types and locations of the assets they hold and will often, at any given time, be in different stages of their business or development plans. However, there is no assurance that a prospective purchaser would not make an attractive offer to more than one of these companies. The boards of directors of the companies to whom such a potential offer might be made would have to carefully evaluate all terms of the offer in light of the particular company’s overall business plan, including possible future alternative disposition or liquidation options.

Mr. Knight plans that our offering of Units will not begin until the offering of Apple REIT Nine has been completed and he expects that during the term of our offering of Units, there will not be another offering for interests in any similar company organized by him. In addition, Mr. Knight expects that by the time we seek to acquire properties, Apple REIT Nine (and any other prior companies organized by Mr. Knight) will have substantially completed their property acquisition phase, and Mr. Knight expects that while we are in our property acquisition phase, he will not organize a similar company that will be seeking to acquire properties at the same time. Therefore, as a general proposition, we would not seek to acquire properties or compete with other programs sponsored by Mr. Knight until the offering of Apple REIT Nine has been completed. Thus, Mr. Knight does not expect there to be any direct conflict between our interests and the interests of any other similar company organized by him during the offering of Units or our seeking to acquire properties. However, Mr. Knight’s plans as described in this paragraph and elsewhere in this prospectus are not memorialized in any binding, written agreement with him.

As noted above, notwithstanding Mr. Knight’s proposal that our offering of Units and our property acquisition phase will not coincide with the offering of interests in or the property acquisition activities of any other similar company organized by him, it is not possible to provide the same protection against potential conflicts of interest with respect to the sale or other disposition of properties by us and other companies organized by Mr. Knight. Mr. Knight believes that our ultimate property portfolio will be distinguishable to a degree from the property portfolios of Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and other companies that may in the future be organized by Mr. Knight. In addition to the differences in the actual assets these various companies own, they may own different mixes of types of assets (for example, the distribution of assets within the categories of hotels, apartment complexes, office buildings, and other broad property types) or may differ as to the mix of properties within subcategories of particular property types (such as extended-stay hotels as compared with full-service hotels) and/or the identity of the business franchise involved, and there may be differences in the mix of locations of the assets of the various companies. In addition, since we and each of the other companies will be, or were, organized at a different time, we and the other companies will, at any point, be in different stages of our business and development plans. Mr. Knight believes that, as a general rule, companies organized earlier will tend to seek to dispose of their properties earlier than companies organized later. However, there can be no assurance that this principle would always apply, and there can be no assurance that a potential purchaser of properties might not express an interest in properties owned by more than one of the companies organized by Mr. Knight. As noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the companies’ overall business and development plans, but potential conflicts with respect to the possible disposition of properties by us and other companies that may be organized by Mr. Knight may not be subject to complete elimination.

Although our operational phase will overlap with the operational phases of other programs organized by Mr. Knight (including, in particular, Apple REIT Nine), and it is possible that our disposition and liquidation phase could coincide or partially overlap with the disposition and liquidation phase of Apple REIT Nine or other programs organized by Mr. Knight, certain factors will tend to ameliorate the effect of the resulting potential conflicts of interest associated with these factors. First, both we and the advisor will endeavor to make certain that we and the advisor have sufficient personnel to devote time and attention to our needs, apart from the needs of any other related programs. Second, we expect that a large proportion (and perhaps most, or substantially all) of our properties will be managed by third-party management companies which are unaffiliated with Mr. Knight or the advisor. To the extent we engage third-party management companies, these companies will provide their own personnel who do not have the potential conflicts of interest in operational matters that may be experienced by Mr. Knight and our other executive officers. It is impossible to predict when other programs organized by Mr. Knight may seek to engage in a merger or similar sale transaction, or alternatively list their Units on a securities exchange. Apple Ten Advisors and our management and board of directors (as well as the advisory companies and management and boards for the other programs) continually assess the feasibility and desirability of a merger or similar sale transaction, listing, or other action. However, many conditions and factors, including general economic conditions and the state of the economic sector(s) in which we and other such companies are engaged, make it impossible to estimate any specific time frames for any such action. Thus, as disclosed under “Prior REITs,” both Apple Hospitality Two and Apple Hospitality Five engaged in merger transactions in the same year (2007), which likely would not have been predicted in advance. Apple REIT Six reached its initial closing on April 29, 2004. Apple REIT Seven reached its initial closing on March 16, 2006. Apple REIT Eight reached its initial closing on July 27, 2007. Apple REIT Nine reached its initial closing on May 14, 2008. In each prospectus, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine stated that within approximately seven years from the initial closing it may: (i) cause its common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System; (ii) dispose of all of its properties in a manner which will permit distributions to it shareholders of cash; or (iii) merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle. As stated in the prospectuses of Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, there is no assurance that any of such events will occur with the stated time period.

With respect to our disposition and liquidation phase, and the disposition and liquidation phases of other related programs, insofar as such matters are within our control, we would expect to take steps and implement procedures to minimize potential conflicts between us and other programs. Thus, for example, we would expect to engage third-party investment advisors to recommend when and how we or another program should seek to dispose of its properties or engage in some other liquidation or “exit” strategy. We would endeavor to avoid having a situation where we and another program are simultaneously engaged in an attempted disposition or liquidation strategy at the same time if this would present a potential conflict of interest. This might mean, for example, that we would defer disposition of our properties or other “exit” strategy until after another previously-organized program had implemented its disposition or exit strategy. However, depending upon the facts, the amelioration of potential conflicts of interest could take other forms. For example, if our board and management deemed it advisable, it is possible that we and another program could simultaneously be offered for sale in a proposed single transaction. This could occur, for example, if our ultimate size if relatively small and simultaneous sale of the company and another program to a single purchaser could maximize benefits to the shareholders of both programs.

Our board and management are sensitive to the various potential conflicts of interest associated with the simultaneous operation of multiple programs with similar investment objectives, policies and strategies. In analyzing potential conflict of interests, our board and management considers factors of the type discussed in this section of the prospectus, their legal obligations to our shareholders, and the advice of independent experts, including investment advisors and legal counsel. However, shareholders must assume that not every potential conflict of interest can be eliminated. For example, we do not necessarily control our disposition or “exit” phase. A third-party purchaser could make unsolicited offers for us and another program at the same time. In such event, as noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the respective companies’ overall business and development plans, including the stage of development of the company, its current plans for ongoing continued operations, the likelihood of alternative exit strategies in the future, the advice of third-party advisors and other factors. Management believes that the policies and procedures described in this section to ameliorate potential conflicts of interest are sufficient to adequately safeguard the interests of our shareholders, but our shareholders must be aware that there exist these other programs, and there may be organized in the future additional programs, that are substantially similar to us and that are under related management.

In connection with evaluating potential conflicts of interest involving us and our officers and directors, prospective investors should also note that use of the same management personnel for us and other programs may result in certain cost-efficiencies and advantages in management experience and expertise that might not be present if we and each other program organized or owned by Mr. Knight had its own distinct set of officers and other management personnel. This is because our officers and management personnel have experience working for several different companies involved in similar businesses, and the cost of employing these persons is spread among multiple companies.

Mr. Knight, or companies owned by him, are entitled to certain fees and other economic benefits in connection with the ultimate sale or other disposition of properties. Mr. Knight may be entitled to fees and benefits from future companies that he may organize when those future companies dispose of their properties. The fee and benefit structure offered by our company to Mr. Knight is the same in format to the fee and benefit structure in place with respect to Mr. Knight (and companies owned by him) from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine.

Although our fee structure is the same as the fee structure with respect to Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, it is possible that based upon our ultimate size relative to these other companies or the perceived profitability upon the sale of our properties as compared with the sale of the properties of the other companies, Mr. Knight could have a personal interest in seeking to dispose of the properties of another company organized by him in preference to the disposition of our properties. It is also possible that Mr. Knight may organize other companies in the future and that he may have a personal interest in having one of those companies dispose of its properties in preference to our disposition of our properties either based on the same sort of consideration, or because the fee structure with respect to a company formed after us is more favorable to Mr. Knight than the fee structure afforded to him and companies owned by him by our company. We have no agreement with Mr. Knight limiting his ability to form other companies in the future that may be similar to ours or that limit the type and amount of compensation payable to him (or companies owned by him) by any future companies that he may organize.

Competition for Management Services

Mr. Knight is, and in the future will be, an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. These entities include Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six and Colonial Properties Trust. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and those entities. None of the organizational documents for us, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six or Colonial Properties Trust specify a minimum standard of time and attention that Mr. Knight is required to provide to each of those entities.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. None of these persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Mr. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to other companies Mr. Knight has organized, or may in the future organize. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

Mr. Knight’s Liability for Line of Credit

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, our chairman and chief executive officer. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

INVESTMENT OBJECTIVES AND POLICIES

The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We intend to pursue this objective by acquiring hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States for long-term ownership. We generally intend to acquire fee ownership of our properties. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns. We expect to pursue our objectives primarily through the direct ownership of hotels, residential apartment communities and other income-producing real estate assets in metropolitan areas throughout the United States.

Although we are not currently doing so, we also may participate with other entities in property ownership, through joint ventures or other types of common ownership. We will only enter into joint ventures to the extent that such ventures are consistent with our goal of acquiring hotels, residential apartment communities and other income-producing real estate, which we believe will provide acceptable investment returns. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests. We do not anticipate investing in the securities of other issuers for the purpose of exercising control. It is our policy that we will not offer securities in exchange for property.

It is possible that we may purchase properties from affiliates. We have no limitation on the portion of our portfolio that may be purchased from our affiliates. However, we have no present plan or intention to purchase properties from any affiliates.

It is our policy that we will not sell, transfer or lend any assets or property to any of our affiliates, including without limitation Apple Ten Advisors, Apple Suites Realty, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and Glade Knight, or purchase, borrow or otherwise acquire any assets or property from any of our affiliates, including Apple Ten Advisors, Apple Suites Realty, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine and Glade Knight, directly or indirectly, unless the transaction comes within one of the following exceptions:

•	the transaction consists of the acquisition of property or assets at our formation or shortly thereafter, and is fully disclosed in this prospectus; or

•	the transaction is a borrowing or lending of money by us on terms not less favorable than those then prevailing for comparable arms-length borrowings; or

•

the transaction consists of the acquisition by us of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages; or

•

the transaction consists of the acquisition of other mortgages if an appraisal is obtained concerning the underlying property and on terms not less favorable to us than similar transactions involving unaffiliated parties; or

•	the transaction consists of the acquisition by us of other property at prices not exceeding the fair value thereof as determined by an independent appraisal.

All of the above transactions and all other transactions (other than the entering into, and the initial term under, the advisory agreement and the property acquisition/disposition agreement, each of which agreement is specifically disclosed in this prospectus), whether the transaction involves the transfer of property, the lending of money or the rendition of any services, in which any persons have any direct or indirect interest will be permitted only if:

•	the transaction has been approved by the affirmative vote of the majority of the independent directors; and

•

if the transaction involves the purchase or acquisition of property, the purchase or acquisition from any person is on terms not less favorable to us than those then prevailing for arms-length transactions concerning comparable property (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•

each transaction is in all respects on the terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and, in the case of a purchase or acquisition of property, at a price to us no greater than the cost of the asset to other persons (based upon a determination of a majority of the directors, including a majority of the independent directors) or, if the price to us is in excess of such cost, then substantial justification for such excess must exist and such excess is not unreasonable (based upon a determination of a majority of the directors, including a majority of the independent directors).

However, notwithstanding any of the preceding conditions (which are set forth in our bylaws), we may both make and accept assignments of purchase agreements or other contracts to or from any of our affiliates, without the need to comply with any of the provisions set forth above, so long as there is no consideration for the assignment other than the reimbursement to the assigning party of the assigning party’s direct costs related to the agreement or contract. The intention of this provision is to allow us to either make or accept the assignments of contracts where we or an affiliate of ours initially enters into such contract and it is later determined that the contract should be assigned to (or by) us without any payment of compensation or profit for the assignment, other than reimbursement of actual direct costs.

We will not invest in joint ventures with either Apple Ten Advisors or any affiliate of Apple Ten Advisors, unless:

•	the transaction has been approved by the affirmative vote of a majority of the independent directors;

•

the transaction is on terms not less favorable to us than those then prevailing for comparable arms-length transactions (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•

each such transaction is in all respects on such terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and on substantially the same terms and conditions as those received by other joint venturers (based upon a determination of a majority of the directors, including a majority of the independent directors).

We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

Borrowing Policies

We intend to purchase our properties using cash or interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. One purpose of borrowing could be to permit our acquisition of additional properties through the “leveraging” of shareholders’ equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders’ after-tax cash return on invested capital.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.

Subject to the approval of the board of directors, we may borrow from Apple Ten Advisors or Apple Suites Realty. Those entities are under no obligation to make any loans, however. After the initial closing of $100,000,000, any loans made by Apple Ten Advisors or Apple Suites Realty must be approved by a majority of the directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

After the initial closing of $100,000,000, our bylaws will prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of “Net Assets,” defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our “Adjusted Net Asset Value,” defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire other properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset. We have no current plan or intention to make loans to other persons or entities.

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate not less than 0.5% of the proceeds of the offering to our working capital reserve. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

Sale Policies

We are under no obligation to sell our properties, and we currently anticipate that we will hold our properties for a minimum of seven years. However, a sale of one or more properties may occur at any time if Apple Ten Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Ten Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

Currently, we expect that within approximately seven years from the initial closing, we will:

•	cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

The taking of any of these actions would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the seven-year period mentioned above.

Underwriting Policy

We do not intend to underwrite securities of other issuers, including securities of Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Colonial Properties Trust or any of our affiliates.

Our bylaws place certain restrictions on the type of activities we conduct. Specifically, our bylaws state that we will not:

•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

•	invest in commodities or commodity future contracts or effect short sales of commodities or securities, except when done solely for hedging purposes;

•	invest in or make mortgage loans on property unless we obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title;

•	invest in contracts for the sale of real estate unless they are recordable in the chain of title;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property (at the time we make or invest in our mortgage loan), including our loans, would exceed 85% of the appraised value of the property;

•	make or invest in junior mortgage loans, provided that this and the preceding limitation will not apply to us taking back secured debt in connection with the sale of any property;

•

issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service the higher level of debt or unless our cash flow (for the last fiscal year) excluding extraordinary, nonrecurring items, is sufficient to cover the debt service on all debt securities to be outstanding;

•	invest more than 20% of our total assets in the equity securities of any non-governmental issuer, including other REITs or limited partnerships for a period in excess of 18 months;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

incur any indebtedness, secured or unsecured, which would result in an aggregate amount of indebtedness in excess of 100% of Net Assets (before subtracting any liabilities), unless any excess borrowing over such 100% level shall be approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for such excess;

•

allow our aggregate borrowings to exceed 50% of our adjusted net asset value (before subtracting any liabilities), unless any excess borrowing over the 50% level is approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for the excess;

•	invest in single-family residential homes, secondary homes, nursing homes, gaming facilities or mobile home parks;

•	engage in any short sale, underwrite or distribute, as an agent, securities issued by others, or engage in trading, as compared with investment activities; and

•	acquire securities in any company holding investments or engaging in activities prohibited by the Internal Revenue Code of 1986, as amended, or Virginia law.

Changes in Objectives and Policies

Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our company.

In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

•	correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles;

•	make changes that are not materially adverse to the rights of shareholders; or

•	allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us make our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire primarily commercial properties such as parking garages instead of hotels or apartment communities.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of us and our shareholders.

DISTRIBUTIONS POLICY

Distributions will be at the discretion of our board of directors and will depend upon factors including:

•	the gross revenues we receive from our properties;

•	our operating expenses;

•	our interest expenses incurred in borrowing;

•	capital expenditures; and

•	our need for cash reserves.

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

While we intend to make monthly distributions, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all.

In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

We anticipate distributions will exceed net income determined in accordance with generally accepted accounting principles in the U.S. due to non-cash expenses, primarily depreciation and amortization. While we will seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. In addition, we may from time to time distribute funds that include a return of capital and we may from time to time need to borrow to make distributions.

BUSINESS

General

We are based in Richmond, Virginia. We plan to elect to be treated as a real estate investment trust for federal income tax purposes for the year ending December 31, 2011, and for all succeeding years. We plan to acquire and own hotels, residential apartment communities and other income- producing real estate in metropolitan areas throughout the United States. We plan to acquire a diverse portfolio of properties in markets that we believe will continue to perform well over time. There is no specific geographic area in which we propose to acquire or not acquire properties.

Business Strategies

Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we will focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential.

We have created three wholly-owned subsidiaries to hold our property acquisitions: Apple Ten Hospitality, Inc., Apple Ten Residential, Inc., and Apple Ten Ventures, Inc. The types of properties we will acquire and the entity holding the properties are described below.

Hotels. The hotels we acquire may be full-service or select-service (including extended-stay). Currently, we own no hotels. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge, porter and room service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. Currently, we do not own any hotels. Apple Ten Hospitality, or one of its wholly-owned subsidiaries, will own all of the hotels we acquire.

We will seek associations with distinctive brands in the hotel markets. However, we do not anticipate affiliating ourselves with only one brand of franchise or license. All of the hotels owned by Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. All of the hotels owned by Apple Hospitality Two and Apple Hospitality Five were franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our hotels directly, we will lease each of our hotels to our wholly-owned, taxable REIT subsidiary, Apple Ten Hospitality Management, or another lessee for their management. We anticipate that substantially all of our hotels will be leased to Apple Ten Hospitality Management or one of its wholly-owned subsidiaries. Apple Ten Hospitality Management has no significant assets.

We can own up to 100% of the stock of a taxable REIT subsidiary. For federal tax purposes, the REIT Modernization Act permits us to lease the hotels that we own to Apple Ten Hospitality Management (or other subsidiaries), rather than requiring us to lease our hotels to a separate, unaffiliated entity. The hotels that we lease to Apple Ten Hospitality Management (or other subsidiaries) will still have to be managed by an unaffiliated third party. Any net profit from the leases held by Apple Ten Hospitality Management (or other subsidiaries), after payment of any applicable corporate tax, will be available for distribution to us.

We expect that our leases for our hotels with Apple Ten Hospitality Management will be long-term leases. We anticipate that each lease will provide for an initial term of ten years. We anticipate that we will have identified and secured an unaffiliated manager and licensor at or prior to entering into a lease agreement with Apple Ten Hospitality Management. We anticipate that each lease will provide that rents will be based on a base amount and a percentage of gross income. We anticipate that Apple Ten Hospitality Management will pay:

•	fixed monthly base rent;

•

on a monthly basis, the excess of “participating rent” over base rent, with participating rent based on percentages of room revenue, food and beverage revenue (if any) and telephone and other revenue at each property; and

•	other amounts, including interest accrued on any late payments or charges.

Base rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent will be payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property’s revenue.

In addition to rent, the leases may require Apple Ten Hospitality Management to pay the following items: liability insurance and all costs, expenses, utility and other charges incurred in the operation of the properties. The leases may also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property. We expect to be responsible for the following items: real estate and personal property taxes and assessments and casualty insurance, including loss of income insurance.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building of hotels in the markets in which we operate would increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other real estate investment trusts and real estate entities.

Apartment Communities. We intend to acquire apartment communities in metropolitan areas throughout the United States. We may acquire apartment communities of various sizes, and of various styles, including “garden-style,” “townhouse-style,” and, if appropriate, “high-rise.” We plan to acquire a diverse portfolio of strong performing properties in markets that we believe will continue to perform well over time. Our apartment communities may be managed by third-party managers. Apple Ten Residential, or one of its wholly-owned subsidiaries, will own all of our residential apartment communities. Apple Ten Residential has no significant assets.

The apartment community industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and the geographic market where our apartment communities will be located. Over-building of apartment communities in the markets in which we operate would increase the number of apartment communities available and may decrease occupancy and rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national apartment community chains and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other apartment community real estate investment trusts and real estate entities.

Other Real Estate. Even though we intend primarily to acquire hotels and apartment communities, we may use a significant portion of the offering proceeds to purchase other real estate. This real estate will be owned by Apple Ten Ventures, or one of its wholly-owned subsidiaries. Apple Ten Ventures has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and apartment communities and are not bound to that limit. Real estate we acquire may include but will not be limited to retail and office space.

These industry sectors are known to be highly competitive. This competition could reduce revenues at our properties, which would adversely affect our operations. Regardless of what real estate we purchase, we will undoubtedly face competition from many sources both in the immediate vicinity and the geographic market where our properties will be located. Over-building in any of these industry sectors in the markets in which we operate would increase the competition and may decrease rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other real estate investment trusts and real estate entities.

Legal Proceedings

We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject to litigation in the future, including routine litigation arising in the ordinary course of business.

Regulation

Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

Americans With Disabilities Act

Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the “ADA”) to the extent they are “public accommodations” and/or “commercial facilities” under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable. “Readily achievable” is defined in the relevant federal regulations to refer to a barrier that can be removed “without much difficulty or expense” in light of cost of removal, available financial resources, and impact on safety or other relevant operations of the facility. Where the removal of a barrier is not readily achievable, the barrier does not have to be removed but the ADA may in such circumstances require us to take other action or adopt some alternative procedure to make the premises available to individuals with disabilities. The removal of barriers or the taking of such other actions could involve additional expense for us.

Environmental Matters

Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner’s ability to sell or rent the real estate or to borrow using the real estate as collateral.

In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials (“ACMs”) when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

Prior to acquisition, all of our properties will have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments will generally include:

•	a historical review;

•	a public records review;

•	a preliminary site investigation of the site and surrounding properties;

•	examining for the presence of asbestos;

•	examining for equipment containing polychlorinated biphenyls;

•	examining for underground storage tanks; and

•	the preparation of a written report.

These assessments generally will not include soil sampling or subsurface investigations.

Nevertheless, it is possible that these assessments will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that:

•	future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties;

•

the environmental condition of a property we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties; or

•	prior owners of any property we purchase will not have created unknown environmental problems.

We will endeavor to ensure our properties will be in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.

Insurance

We will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at the hotels may cause quarterly fluctuations in revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, we expect to utilize cash on hand to make distributions.

The apartment community industry historically has not been seasonal in nature and we do not expect to realize any effects from seasonality with respect to any apartment communities we acquire.

Available Information

We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the “Commission”) relating to this offering of Units. This prospectus does not contain all of the information in the registration statement or the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description. You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

We will also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission’s website is: www.sec.gov. You can obtain these documents, free of charge, at our website at the address www.applereitten.com.

We will furnish our shareholders with annual reports containing financial statements audited by our independent registered public accounting firm.

MANAGEMENT

We are managed by a board of directors elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board. The executive officers were initially elected at the organizational meeting of the board of directors and thereafter will be chosen annually by the board at its meeting following the annual meeting of shareholders. Currently, Glade M. Knight is our sole initial director. The following table sets forth the names and ages of Mr. Knight and those additional persons who will be elected as directors prior to the time of initial closing of the minimum 9,523,810 Units, and the names, ages and positions of our other executive officers. Our officers are not employees of us.

Name	Age	Position
Glade M. Knight	66	Chairman and Chief Executive Officer
Glenn W. Bunting	65	Director*
Kent W. Colton	66	Director*
David Buckley	42	Executive Vice President and Chief Legal Counsel
Kristian Gathright	38	Executive Vice President and Chief Operating Officer
Justin Knight	37	President
David McKenney	48	President of Capital Markets
Bryan Peery	45	Executive Vice President and Chief Financial Officer

*	To be elected prior to the initial closing.

Glade M. Knight (age 66). Mr. Knight is our chairman and chief executive officer. Mr. Knight is the chief executive officer and sole shareholder of Apple Ten Advisors and Apple Suites Realty.

Mr. Knight also is the founder, chairman of the board and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, each of which is a REIT. Mr. Knight was the Chairman of the Board and Chief Executive Officer of Apple Hospitality Two, Inc., a lodging REIT, from 2001 until the company was sold to an affiliate of ING Clarion in May of 2007. Mr. Knight served in the same capacity for Apple Hospitality Five, Inc., another lodging REIT, from 2002 until the company was sold to Inland American Real Estate Trust, Inc. in October of 2007. At the time of sale, Apple Hospitality Two, Inc. owned 63 hotels in select metropolitan areas throughout the United States and Apple Hospitality Five, Inc. owned 27 hotels in select metropolitan areas throughout the United States. In addition, Mr. Knight served as Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc. until it merged with a subsidiary of Colonial Properties Trust in 2005. Following the merger, Mr. Knight became a trustee of Colonial Properties Trust. Cornerstone Realty Income Trust, Inc. owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Colonial Properties Trust is a self-administered equity REIT that is an owner, developer and operator of multifamily, office and retail properties in the sunbelt region of the United States. Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. each own hotels in selected metropolitan areas of the United States. Mr. Knight is Chairman of the Board of Trustees of Southern Virginia University in Buena Vista, Virginia. He also is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of the university’s Entrepreneurial Department of the Graduate School of Business Management.

The following persons will be elected as directors prior to the time of the initial investor closing:

Glenn W. Bunting. Mr. Bunting, 65, is President of American KB Properties, Inc., which develops and manages shopping centers (1985-present). Mr. Bunting is a former director of Cornerstone Realty Income Trust, of which Glade M. Knight was Chairman and Chief Executive Officer, until its merger with Colonial Properties in 2005. He is a member of the Board of Directors of Grubb & Ellis Apartment REIT, Inc. He previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October of 2007, respectively. Mr. Bunting also is a director of Apple REIT Eight, Inc. and Apple REIT Seven, Inc.

Kent W. Colton. Dr. Colton, 66, is Senior Scholar of the Joint Center for Housing Studies at Harvard University (1999-present). Since 1999 he has also served as President of KColton LLC, a consulting and housing research company located in McLean, Virginia, and since December 2004, he has been a principal of CTC Housing Group, LLC of Raleigh, North Carolina, which is engaged in housing and real estate development. From April 1984 through May 1999, he was executive vice president and chief executive officer of the National Association of Home Builders. From 2001 through March 2005, Dr. Colton served as an independent director of Cornerstone Realty Income Trust, a real estate investment trust (of which Glade M. Knight was Chairman and Chief Executive Officer), that owned apartment communities. He previously served as a director of Apple Hospitality Five, Inc. until the company was sold in October of 2007. Dr. Colton is also on the Board of Apple REIT Eight, Inc. and Apple REIT Seven, Inc.

None of our officers and directors will purchase Units in order to reach the minimum offering of 9,523,810 Units.

Board of Directors

Each director of the board will be elected for a term of one year.

Committees of the Board

The board will have an Audit Committee, a Compensation Committee and an Executive Committee. The board will have the ability to form additional committees in the future if it deems it advisable, subject to the provisions of our bylaws and applicable Virginia corporate law.

The Audit Committee’s function will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee will consist of Glenn W. Bunting and Kent W. Colton. Mr. Bunting will be the Chairperson of the Audit Committee.

The Compensation Committee will oversee, implement and/or make recommendations as to compensation of our senior officers, and will administer our stock incentive plan. The Compensation Committee will consist of Glenn W. Bunting and Kent W. Colton. In the event the members of the Compensation Committee do not agree on a decision delegated to the Compensation Committee, the entire board will consider and decide the matter. Mr. Colton will be the Chairperson of the Compensation Committee.

The Executive Committee will have all powers of the board except for those which require action by all directors under our articles or bylaws or under applicable law. The Executive Committee will consist of Glade M. Knight, Glenn W. Bunting and Kent W. Colton. Mr. Knight will be the Chairperson of the Executive Committee.

Corporate Governance

Our board has determined that all of our directors, except Mr. Knight, are “independent” within the meaning of the rules of the New York Stock Exchange (although we are not listed on a national exchange, we adopted these rules for purposes of determining such independence).

In making this determination, our board considered all relationships between the director and us, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between us and the director (excluding directors fees and options), (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, us, or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity.

The board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the board is required to disclose the basis for its determination in our annual proxy statement. In addition, the board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

Indemnification and Insurance

We intend to obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and (2) us to the extent that we have indemnified the directors and officers for loss.

Executive Officers

In addition to Glade M. Knight, whose background is described above, we have the following executive officers:

David Buckley (age 42). Mr. Buckley will serve as Executive Vice President and Chief Legal Counsel. In addition, he serves as Executive Vice President and Chief Legal Counsel for Apple REIT Six, Inc. (2005—present), Apple REIT Seven, Inc. (2005—present), Apple REIT Eight, Inc. (2007—present) and Apple REIT Nine, Inc. (2007—present), each of which is a real estate investment trust. Mr. Buckley served as Senior Vice President and General Counsel for Apple Hospitality Two, Inc and Apple Hospitality Five, Inc., from 2005 to 2007. Prior to his service to these companies, from 1999 to 2005, Mr. Buckley was an associate with McGuireWoods LLP, a full-service law firm headquartered in Richmond, Virginia. Mr. Buckley holds a Juris Doctor degree, Cum Laude, from the University of Richmond, Richmond, Virginia, a Master of Urban and Regional Planning degree from Virginia Commonwealth University, Richmond, Virginia and a Bachelor of Science degree in Industrial Technology from the University of Massachusetts Lowell, Lowell, Massachusetts. Mr. Buckley is a member of the Virginia State Bar and the Richmond Bar Association.

Kristian Gathright (age 38). Mrs. Gathright will serve as Executive Vice President and Chief Operating Officer. In addition, Mrs. Gathright serves as Executive Vice President and Chief Operating Officer for Apple REIT Six, Inc. (2009—present), Apple REIT Seven, Inc. (2009—present), Apple REIT Eight, Inc. (2009—present) and Apple REIT Nine, Inc. (2009—present), each of which is a real estate investment trust. Mrs. Gathright served as Senior Vice President of Operations for Apple REIT Six, Inc. (2004—2009), Apple REIT Seven, Inc. (2005—2009), Apple REIT Eight, Inc. (2007—2009) and Apple REIT Nine, Inc. (2007—2009). In addition, Mrs. Gathright also served as Chief Operating Officer and Senior Vice President of Operations for Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. from 2000 to 2007. Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, Inc., a real estate investment trust or “REIT” which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1996 to 1998, she was an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a real estate investment trust headquartered in Richmond, Virginia. From 1994 to 1996, she served as a Senior Staff Accountant at Ernst and Young LLP. Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at University of Virginia, Charlottesville, Virginia. Mrs. Gathright passed the Virginia CPA Exam in 1994.

Justin Knight (age 37). Mr. Knight will serve as President. Mr. Knight presently serves as President for Apple REIT Six, Inc. (2009—present), Apple REIT Seven, Inc. (2009—present), Apple REIT Eight, Inc. (2009—present) and Apple REIT Nine, Inc. (2009—present) each of which is a real estate investment trust. Mr. Knight served as Chief Operating Officer and Senior Vice President of Acquisitions for Apple REIT Six, Inc. (2004—2009), Apple REIT Seven, Inc. (2005—2009), Apple REIT Eight, Inc. (2007—2009) and Apple REIT Nine, Inc. (2007—2009) In addition, Mr. Knight served as Senior Vice President and as President of Apple Hospitality Two, Inc. from 2000 to 2007 and Senior Vice President of Acquisitions for Apple Hospitality Five from 2002 to 2007 and

President (2007). From 1999 to 2000, Mr. Knight served as Senior Account Manager for iAccess.com, LLP, a multi-media training company. In 1999 he was also an independent consultant with McKinsey & Company providing research for the company’s Evergreen Project. From 1997 to 1998, he served as President and Web Design Consultant of a Web development firm—Cornerstone Communications, LLC. From 1996 to 1998, Mr. Knight served as Senior Asset Manager and Director of Quality Control for Cornerstone Realty Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Mr. Knight is co-chairman for the Cashell Donahoe Scholarship Memorial Fund created to provide need-based scholarships to students of Southern Virginia University in Buena Vista, Virginia. Mr. Knight also serves on the Marriott Owners Advisory Council and the Hilton Garden Inn Advisory Council. Mr. Knight holds a Master of Business Administration degree with emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah. Justin Knight is the son of Glade M. Knight.

David McKenney (age 48). Mr. McKenney will serve as President of Capital Markets. He also serves as President of Capital Markets for Apple REIT Six, Inc. (2004—present), Apple REIT Seven, Inc. (2005—present), Apple REIT Eight, Inc. (2007—present) and Apple REIT Nine, Inc. (2007—present), each of which is a real estate investment trust. Mr. McKenney served as President of Capital Markets for Apple Hospitality Two, Inc. from 2002 to 2007 and Apple Hospitality Five from 2002 to 2007. From 1994 to 2001, Mr. McKenney served as Senior Vice President and Treasurer of Cornerstone Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1992 to 1994, Mr. McKenney served as Chief Financial Officer for The Henry A. Long Company, a regional development firm located in Washington, D.C. From 1988 to 1992, Mr. McKenney served as a Controller at Bozzuto & Associates, a regional developer of apartments and condominiums in the Washington, D.C. area. Mr. McKenney also had five years of experience with Arthur Andersen & Company. Mr. McKenney is a Certified Public Accountant, holds a Virginia Real Estate Sales License, and is a member of the National Association of Real Estate Investment Trust (NAREIT) and the National Investor Relations Association (NIRA). Mr. McKenney holds Bachelor of Science degrees in Accounting and Management Information Systems from James Madison University, Harrisonburg, Virginia.

Bryan Peery (age 45). Mr. Peery will serve as Executive Vice President and Chief Financial Officer. He also serves as Executive Vice President and Chief Financial Officer for Apple REIT Six, Inc. (2004—present), Apple REIT Seven, Inc. (2005—present), Apple REIT Eight, Inc. (2007—present) and Apple REIT Nine, Inc. (2007—present), each of which is a real estate investment trust. Mr. Peery served as Senior Vice President, Chief Financial Officer and Treasurer for Apple Hospitality Two, Inc. from 2003 to 2007 and Apple Hospitality Five from 2003 to 2007. Prior to his service with these companies, Mr. Peery served as President (2000-2003), Vice President-Finance (1998-2000) and Controller (1997-1998), of This End Up Furniture Company. Mr. Peery was with Owens & Minor, Inc. from 1991 until 1997, where he last served as Director and Assistant Controller-Financial Reporting. Mr. Peery’s experience also includes five years of service with KPMG LLP. Mr. Peery holds a Bachelor of Business Administration degree in Accounting from the College of William and Mary, Williamsburg, Virginia. Mr. Peery is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

General Philosophy

The following section states our compensation philosophy, strategy and plans as of the date of this prospectus, based upon management and its experience with prior similar REITs organized by Mr. Knight. Ultimately, the Compensation Committee of the Board of Directors (which has not met as of the date of this prospectus) will influence, and in some cases, determine, our compensation philosophy, strategy, plans and practices. Thus, the information in the following section is tentative and subject to change at any time and from time to time by action of the Compensation Committee, whether acting by itself, or in conjunction with management or the entire Board of Directors.

Our executive compensation philosophy is to attract, motivate and retain a superior management team. Our compensation program will reward each senior manager for their contribution to us. In addition, we will use annual incentive benefits that are designed to be competitive with comparable employers and to align management’s incentives with our interests and our shareholders.

With the exception of our Chief Executive Officer (CEO), it is expected that we will compensate our senior management through a mix of base salary and bonus designed to be competitive with comparable employers. It is unlikely that we will utilize stock based awards or long term compensation for our senior management. We believe that a simplistic approach to compensation better matches the objectives of all stakeholders. See the section entitled “Compensation,” above for a discussion of the compensation we will pay to our CEO, who is Mr. Glade M. Knight, and to companies that are owned by Mr. Knight.

Cost-Sharing Arrangements and Reimbursements

Apple Ten Advisors and Apple Suites Realty do not have employees and do not pay compensation to any employees. Instead, it is expected that each member of the senior management team will perform similar functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Apple Suites Realty Group (ASRG), Apple Six Realty Group, Apple Six Advisors, Inc. (A6A), Apple Seven Advisors, Inc. (A7A), Apple Eight Advisors, Inc (A8A), Apple Nine Advisors (A9A) and Apple Ten Advisors (A10A). Each senior manager is employed by, and each senior manager’s compensation is paid by, Apple Fund Management, which is a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. The compensation paid by Apple Fund Management is allocated among the various companies organized by Mr. Knight in a manner that is proportionate to the estimated amount of time devoted to activities associated with each such individual company. The allocation is made by the management of the several REITs and is reviewed by the Compensation Committee of the several REITs. Our executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. Amounts reimbursed to Apple Fund Management include both compensation for personnel and “overhead” utilized by the companies.

Under the Advisory Agreement, we pay Apple Ten Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Ten Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Ten Advisors and Apple Suites Realty expect to use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and will be required to reimburse Apple Fund Management for such expense. They will use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight. Alternatively, Apple Ten Advisors and Apple Suites Realty may direct that reimbursement amounts otherwise payable to them shall instead be paid directly by us to Apple REIT Six, Inc., the parent of Apple Fund Management.

Glade M. Knight is Chairman of the Board of Directors, chief executive officer and owner of ASRG, A6A, A7A, A8A, A9A and A10A, each of which have various agreements with us and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine. During 2006, ASRG, Apple Six Realty Group, A6A and A7A received fee compensation of approximately $10.7 million from Apple REIT Six and Apple REIT Seven, and Apple REIT Six and Apple REIT Seven also paid approximately $2.3 million in reimbursement compensation on behalf of the previously mentioned companies. During 2007, ASRG, Apple Six Realty Group, A6A, A7A and A8A received fee compensation of approximately $14.2 million from Apple REIT Six, Apple REIT Seven and Apple REIT Eight, and Apple REIT Six, Apple REIT Seven and Apple REIT Eight also paid approximately $3.1 million in reimbursement compensation on behalf of the previously mentioned companies. During 2008, ASRG, A6A, A7A, A8A and A9A received fee compensation of $32.2 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine also paid approximately $6.0 million in reimbursement compensation on behalf of the previously mentioned companies. During 2009, ASRG, A6A, A7A, A8A and A9A received fee compensation of $11.0 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine also paid approximately $7.6 million in reimbursement compensation on behalf of the previously mentioned companies.

It is expected that the Compensation Committee of the Board of Directors will consider these agreements when developing compensation for our CEO. As a result, our CEO may not be otherwise compensated by us.

Base and Incentive Salaries

The process of establishing each senior manager’s compensation will involve establishing an overall targeted amount and allocating that total between base and incentive compensation.. It is expected that each year, the Chairman of the Board of Directors will develop the compensation targets of senior management (as well as goals and objectives) with input from other members of senior management and review these items with the Compensation Committee of the Board of Directors. The overall target will be developed by comparing compensation paid by other public hospitality REITs, and consideration of each individual’s experience in their position and the industry, the risks and deterrents associated with their position and the anticipated difficulty to replace the individual. It is our intention to set this overall target sufficiently high to attract and retain a strong and motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Once the overall target is established, approximately 75% of that number will be allocated to base salary and the remaining 25% will be allocated to incentive compensation. The incentive compensation will be allocated 50% to our overall performance (typically Funds From Operations (FFO) targets) and 50% to each individual’s subjective performance objectives.

Perquisites and Other Benefits

Senior management may participate in the benefit plans of Apple Fund Management on the same terms as other employees. These plans will include medical and dental insurance, life insurance and 401K plan. We directly, or through Apple Fund Management expect to provide limited perquisites to our senior managers.

Director Compensation

We will compensate directors as follows:

All Directors. All directors will be reimbursed by us for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors or a committee and in conducting our business.

Independent Directors. The independent directors (classified by us as all directors other than Mr. Knight) will receive annual directors’ fees of $15,000, plus $1,000 for each meeting of the Board attended and $1,000 for each committee meeting attended. Additionally, the Chair of the Audit Committee receives an additional fee of $2,500 per year and the Chair of the Compensation Committee will receive an additional fee of $1,500 per year. Under our Non-Employee Directors Stock Option Plan, each non-employee director will receive options to purchase Units based on the number of Units sold in the offering, exercisable at $11 per Unit.

Non-Independent Director. Mr. Knight will receive no compensation from us for his services as a director.

Directors’ Plan

We plan to adopt a stock option plan for members of our board of directors who are not our employees or employees of Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Apple Ten Advisors or Apple Suites Realty (the “Directors’ Plan”). Under the Directors’ Plan, the number of Units reserved for issuance is equal to 45,000 Units plus 1.8% of the number of Units sold in the offering in excess of the minimum offering of 9,523,810 Units. While our offering is on-going, any Units issued under the Director Plan will be issued at $11.00 per Unit.

A director is eligible to receive an option under the Directors’ Plan if the director is not otherwise our employee or an employee of any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. All of the directors except Mr. Knight are expected initially to qualify to receive options under the Directors’ Plan.

The Directors’ Plan will be administered by the board of directors. Grants of stock options to eligible directors under the Plan will be automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors’ Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

The Directors’ Plan provides for the following automatic option awards:

•

As of the initial closing of the Units, each eligible director will receive an option to purchase 5,500 Units plus 0.0125% of the number of Units in excess of the minimum offering sold by the initial closing.

•

As of each June 1 during the years 2011 through the date of termination of the Directors’ plan (inclusive), each eligible director shall automatically receive an option to purchase 0.02% of the number of Units issued and outstanding on that date.

•	As of the election as a director of any new person who qualifies as an eligible director, the eligible director will automatically receive an option to purchase 5,500 Units.

The purpose of the Directors’ Plan is to enhance the identification of the participating directors’ interests with those of the shareholders.

The exercise price for each option granted under the Directors’ Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to us for the granting of the option. Options granted under the Directors’ Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six- month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

Options granted under the Directors’ Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him or her. Payment upon exercise of an option under the Directors’ Plan may be made in cash or with our Units of equivalent value.

The board of directors may suspend or discontinue the Directors’ Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of Units subject to the Plan, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing under the Plan.

Stock Option Grants

As of the date of this prospectus, there have been no grants under the Directors’ Plan.

APPLE TEN ADVISORS AND APPLE SUITES REALTY

General

On or before the initial closing of the minimum offering of $100,000,000, we will enter into an advisory agreement with Apple Ten Advisors, who will, among other things,

•	seek to obtain, investigate, evaluate and recommend property investment opportunities for us;

•	serve as property investment advisor and consultant in connection with investment policy decisions made by the board of directors; and

•	subject to the direction of the board, supervise our day-to-day operations.

Apple Ten Advisors, a Virginia corporation, was formed on August 11, 2010. All of its outstanding common shares are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Ten Advisors and its sole executive officer. David Buckley, Kristian Gathright, Justin Knight and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Ten Advisors, but are not employees of this company.

Apple Suites Realty, a Virginia corporation, was formed on September 1, 1999. Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole executive officer. Justin Knight, Bryan Peery and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Suites Realty, but are not employees of this company.

Apple Ten Advisors and Apple Suites Realty will be staffed in a manner at all times sufficient to fully serve us. We will not obtain, and neither will Apple Ten Advisors nor Apple Suites Realty obtain, “key-man” life insurance on the life of any officer. In the event a key person ceases to serve us, the staff of Apple Ten Advisors or Apple Suites Realty will be adjusted to serve us. Neither Apple Ten Advisors nor Apple Suites Realty currently have employees. Each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight, our chairman and chief executive officer. It is expected that each member of the senior management team will perform similar functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple REIT Nine, Apple Suites Realty Group (ASRG) Apple Six Advisors, Inc. (A6A), Apple Seven Advisors, Inc. (A7A), Apple Eight Advisors, Inc (A8A), Apple Nine Advisors, Inc. (A9A) and Apple Ten Advisors, Inc. (A10A). As a result each senior manager’s total compensation paid by us will be proportionate to the estimated amount of time devoted to activities associated with us.

The term “affiliate” as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Mr. Knight, Apple Ten Advisors and Apple Suites Realty are affiliates.

The Advisory Agreement

The advisory agreement will have an initial term of one year and will be renewable for additional one-year terms upon the consent of the board of directors. The advisory agreement provides that it may be terminated at any time by a majority of our directors, with or without cause, upon 60 days’ written notice. In addition, Mr. Knight as the sole shareholder of Apple Ten Advisors can terminate the Advisory Agreement with or without cause upon 60 days’ written notice. There is no termination fee payable at the time of termination of the advisory agreement. Under the advisory agreement, Apple Ten Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the advisory agreement, generally, Apple Ten Advisors is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. It is expected that we will generally make our own decisions with respect to temporary investments.

Pursuant to the advisory agreement, Apple Ten Advisors will be entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations to the amount raised in this offering for the calendar year or pro rata for a partial year. This ratio is referred to as the “return ratio.” The per annum asset management fee is initially equal to the following with respect to each calendar year:

•	0.1% if the return ratio for the calendar year is 6% or less;

•	0.15% if the return ratio for the calendar year is more than 6% but not more than 8%; and

•	0.25% if the return ratio for the calendar year is above 8%.

Assuming the minimum offering amount of $100,000,000 in Units is sold, the annual asset management fee would be:

•	$100,000 if the return ratio is 6% or less;

•	$150,000 if the return ratio is more than 6% but no more than 8%; or

•	$250,000 if the return ratio is more than 8%.

Assuming the maximum offering amount of $2,000,000,000 in Units is sold, the annual asset management fee would be:

•	$2,000,000 if the return ratio is 6% or less;

•	$3,000,000 if the return ratio is more than 6% but no more than 8%; or

•	$5,000,000 if the return ratio is more than 8%.

Our modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

We believe that modified funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Ten Advisors. Modified funds from operations differs from funds from operations as defined by the National Association of Real Estate Investment Trust’s (“NAREIT”) October 1999 White Paper. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains or losses on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Modified funds from operations includes the NAREIT definition but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Modified funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

The bylaws require our directors to monitor Apple Ten Advisors’ performance under the advisory agreement and to determine at least annually that the amount of compensation we pay to Apple Ten Advisors is reasonable, based on factors as they deem appropriate, including:

•	the amount of the asset management fee in relation to the size, composition and profitability of our investments;

•	the success of Apple Ten Advisors in selecting opportunities that meet our investment objectives;

•	the rates charged by other investment advisors performing comparable services;

•	the amount of additional revenues realized by it for other services performed for us;

•	the quality and extent of service and advice furnished by it;

•	the performance of our investments; and

•	the quality of our investments in relation to any investments generated by it for its own account.

Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total “Average Invested Assets” or 25% of our “Company Net Income” for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

Unless the directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Ten Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Ten Advisors will be entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. Apple Ten Advisors generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

Our bylaws further prohibit the total organizational and offering expenses, including selling commissions, from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the “contract price for the property” means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Ten Advisors immediately upon our demand.

In addition, we issued to Glade M. Knight 480,000 Series B convertible preferred shares. We issued the Series B convertible preferred shares for payment by Mr. Knight of $48,000. Upon the occurrence of certain events, including termination of the advisory agreement, the Series B convertible preferred shares are convertible into common shares. No additional consideration is due upon the conversion of the Series B convertible preferred shares into Units. In addition, to the extent not previously converted, upon our liquidation, the holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would be convertible, subject to and after the priority liquidation payment to the holders of the Series A preferred shares. In the event that the liquidation of our assets results in proceeds that exceed the priority distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The priority distribution to the holders of the Series A preferred shares will terminate upon the conversion of the Series B convertible preferred shares into common shares.

The conversion of the Series B convertible preferred shares into common shares will result in an economic benefit for the holder of those shares.

This discussion is only a summary of the material terms of the advisory agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.

Apple Suites Realty

We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty has agreed to act as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a fee equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase, including any debt incurred in order to purchase the property. The fee amount is estimated at $1,716,000 if the minimum offering is sold (assuming no debt is incurred) and at $34.8 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws and the maximum offering is sold, the amount of compensation could be $69.6 million. Under the agreement, Apple Suites Realty is also entitled to a fee in connection with the disposition of some or all of our properties equal to 2% of the gross sales prices, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, or the entities holding our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of our cost basis in the property plus 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

This discussion is only a summary of the material terms of the Property Acquisition/Disposition Agreement. A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

Subject to the conditions applicable generally to transactions between us and affiliates of Apple Ten Advisors or Apple Suites Realty, an affiliate may render services to us in connection with our financings or refinancings and would be entitled to compensation for those services. As of the date of this prospectus, there are no specific agreements for any of these services.

Apple Ten Advisors and Apple Suites Realty intend to pay Apple Fund Management the reimbursement compensation they receive from us under the Advisory Agreement and Property Acquisition/Disposition Agreement, respectively.

Property Management

We expect that each property acquired by us will be managed by a third-party manager or operator, who will be paid a management fee. These property-level management fees to third-party managers or operators will be in addition to the fee compensation and reimbursement compensation payable to Apple Ten Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement.

Prior Performance of Programs Sponsored by Glade M. Knight

The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight’s experience in the last ten years (and, in certain contexts, a longer period) with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of December 31, 2009, except where a different date is specified. This information should not be considered to be indicative of our capitalization or operations. Also, past performance of prior programs is not necessarily indicative of our future results. Purchasers of our Units will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

In general, the investment objectives of the nine real estate investment trusts previously organized by Mr. Knight (Cornerstone, Apple Residential, Apple Suites, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine), and the two publicly-offered partnerships organized by Mr. Knight (Southeastern Income Properties Limited Partnership and Southeastern Income Properties II Limited Partnership) were similar to our investment objectives of achieving long-term growth in cash distributions, together with possible capital appreciation, through the acquisition, ownership and ultimate disposition of real properties. However, the types and locations of properties we may acquire and own will differ in varying degrees from the property portfolios of these previously-organized entities with similar investment objectives.

In addition, as discussed below, in the period before 1990, Mr. Knight organized 38 privately-offered partnerships whose investment objectives were substantially dissimilar to our investment objectives. The investment objectives of these privately-offered partnerships featured the potential realization of tax losses that could be used to offset investors’ other sources of income, and these privately-offered partnerships often utilized high levels of debt. As discussed in greater detail below, seven of the privately-offered partnerships filed for reorganization under Chapter 11 of the United States Bankruptcy Code (and two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner). Six of the privately-offered partnerships acquiesced to negotiated foreclosures on their properties.

Except for these privately-offered partnerships which filed for reorganization or which acquiesced to negotiated foreclosures on their properties, no prior programs sponsored by Mr. Knight have experienced any major adverse business developments or conditions that would be material to investors in the current offering.

Prior REITS

Cornerstone and Apple Residential

Mr. Knight was responsible for the organization of Cornerstone, a real estate investment trust organized to acquire, own and operate apartment complexes in the mid-Atlantic and southeastern regions of the country. Mr. Knight was the chairman and chief executive officer of Cornerstone. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 12,000 investors. After that initial offering, Cornerstone completed additional firm-commitment offerings totaling approximately $132 million. The net proceeds of the Cornerstone best-efforts public offering and subsequent offerings were used to acquire 107 apartment communities in Virginia, North Carolina, South

Carolina, Georgia and Texas, with an aggregate purchase price of $869,402,266. In April, 2005, Cornerstone Realty Income Trust, Inc. was merged into a subsidiary of Colonial Properties Trust. Thus, as a result of that merger, Cornerstone Realty Income Trust, Inc. ceased to exist and its properties became properties of Colonial Properties Trust. The merger consideration received by shareholders of Cornerstone was either approximately .26 common shares of Colonial Properties Trust or .42 preferred shares of Colonial Properties Trust per common share of Cornerstone. In connection with the merger, the aggregate value of the stock consideration issued by Colonial Property Trust was approximately $595 million. As noted above, Cornerstone raised $432 million in its two public offerings.

In addition, Mr. Knight was responsible for the organization of Apple Residential Income Trust, Inc. (“Apple Residential”), a real estate investment trust organized to acquire, own and operate apartment complexes in the southwestern region of the country. Mr. Knight was the chairman and chief executive officer and President of Apple Residential. Between January 1997 and February 1999, Apple Residential sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 11,000 investors. The net proceeds of the Apple Residential public offering were used to acquire 28 new apartment communities in Texas, with an aggregate purchase price of $285,743,142. On July 23, 1999, Apple Residential was merged into a subsidiary of Cornerstone. Thus, as a result of that merger, Apple Residential ceased to exist and its properties became properties of Cornerstone. As consideration for the merger, each shareholder of Apple Residential received .4 shares of Cornerstone Preferred Series A per common share of Apple Residential.

Apple Suites

Mr. Knight was responsible for the organization of Apple Suites, a real estate investment trust formed to acquire and own extended-stay hotels in selected metropolitan areas. Mr. Knight was the chairman, chief executive officer and president of Apple Suites. Between August 1999 and April 2001, Apple Suites sold approximately $125 million in common shares in a continuous best-efforts offering to approximately 4,500 investors. The net proceeds of the Apple Suites public offering were used to acquire 17 previously owned extended-stay hotels in selected metropolitan areas in the United States, with an aggregate purchase price of $169,350,000. All hotels owned by Apple Suites were franchised with Homewood Suites® by Hilton. Effective on January 31, 2003, Apple Suites merged with and into Hospitality Acquisition Company, a subsidiary of Apple Hospitality Two. Thus, as a result of that merger, Apple Suites ceased to exist and its properties became properties of Apple Hospitality Two. The merger consideration received by shareholders of Apple Suites was either $10 in cash or 1 unit of Apple Hospitality Two per common share of Apple Suites.

Apple Hospitality Two

Mr. Knight was responsible for the organization of Apple Hospitality Two, a real estate investment trust formed to acquire and own upper-end, extended-stay hotels in selected metropolitan areas. Mr. Knight was the chairman and chief executive officer of Apple Hospitality Two. Between May 1, 2001 and November 26, 2002, Apple Hospitality Two sold approximately $300 million in Units in a continuous best-efforts offering to approximately 9,700 investors. After the minimum offering of $30 million was achieved, the offering price for Apple Hospitality Two was $10 per unit (the initial offering price was $9.50 per unit). The net proceeds of the Apple Hospitality Two public offering were used to acquire 49 previously owned extended-stay hotels in select metropolitan areas in the United States, with an aggregate purchase price of $434,851,000.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

Apple Hospitality Five

Mr. Knight was responsible for the organization of Apple Hospitality Five, a real estate investment trust formed to acquire and own upper-end, extended-stay and other select-service hotels in selected metropolitan areas. Mr. Knight was the chairman and chief executive officer of Apple Hospitality Five. Apple Hospitality Five sold approximately $500 million in Units before its best-effort offering concluded. After the minimum offering of $50 million was achieved, the offering price for Apple Hospitality Five was $11 per unit (the initial offering price was $10.50 per unit). The net proceeds of the Apple Hospitality Five public offering were used to acquire 28 hotels in select metropolitan areas in the United States, with an aggregate purchase price of $418 million.

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

Apple REIT Six

Mr. Knight was responsible for the organization of Apple REIT Six, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Six is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Six. From April 23, 2004 to March 2006, Apple REIT Six sold approximately $1 billion in Units in its best-efforts offering. The net proceeds of the Apple REIT Six public offering have been used to acquire 68 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $870 million. To date, Apple REIT Six has not disposed of any of these properties. All hotels owned by Apple REIT Six are franchised with Marriott® or Hilton® or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Six with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Six’s website at the address www.applereitsix.com.

Apple REIT Seven

Mr. Knight was responsible for the organization of Apple REIT Seven, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Seven is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Seven. From March 15, 2006 to July 2007, Apple REIT Seven has sold approximately $1 billion in Units in a best-efforts offering. The net proceeds of the Apple REIT Seven public offering have been used to acquire 51 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $933 million. To date, Apple REIT Seven has not disposed of any of these properties. Apple REIT Seven does not have a material geographical concentration of properties. All hotels owned by Apple REIT Seven are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Seven with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Seven’s website at the address www.applereitseven.com.

Apple REIT Eight

Mr. Knight was responsible for the organization of Apple REIT Eight, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Eight is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Eight. From July 19, 2007 to April 2008, Apple REIT Eight sold approximately $1 billion in Units in a best-efforts offering. The net proceeds of the Apple REIT Eight public offering have been used to acquire 51 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $991 million. Apple REIT Eight does not have a material geographical concentration of properties. To date, Apple REIT Eight has not disposed of any of these properties. All hotels owned by Apple REIT Eight are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Eight with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Eight’s website at the address www.applereiteight.com.

Apple REIT Nine

Mr. Knight was responsible for the organization of Apple REIT Nine, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Nine is organized to acquire and own hotels, residential apartment communities and other property, it currently owns hotels and, as discussed below, 410 acres of land in the Ft. Worth, Texas area. Mr. Knight is the chairman and chief executive officer of Apple REIT Nine. From April 25, 2008 to the present, Apple REIT Nine has sold approximately $1.6 billion in Units in a continuous best-efforts offering. The net proceeds of the Apple REIT Nine public offering have been used to acquire 48 hotels through July 31, 2010 in select metropolitan areas in the United States, with an aggregate purchase price of approximately $821 million. Apple REIT Nine does not have a material geographical concentration of properties. It has acquired and intends to continue to acquire properties throughout the United States. To date, Apple REIT Nine has not disposed of any of these properties. Apple REIT Nine has not purchased any apartments since commencing its best-efforts offering in April 2008. All hotels owned by Apple REIT Nine are franchised with Marriott International, Inc. or Hilton Worldwide or their affiliates. Apple REIT Nine’s real estate portfolio also includes 410 acres of land and improvements located on 111 sites in the Ft. Worth, Texas area that are being leased to Chesapeake Energy Corporation for the production of natural gas. The purchase price for the land and improvements was approximately $145 million. Apple REIT Nine will continue to focus primarily on the hotel industry, however, will continue to look for unique opportunities to diversify its real estate portfolio. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Eight with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K. All of these documents can be obtained, free of charge, at Apple REIT Nine’s website at the address www.applereitnine.com.

Additional Information on, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine

Table VI of Part II on pages II-12 through II-14 of our registration statement (which is not a part of this prospectus) contains a more detailed summary of the 68 property acquisitions by Apple REIT Six, 51 property acquisitions for Apple REIT Seven, 51 property acquisitions for Apple REIT Eight and the 33 property acquisitions for Apple REIT Nine on or before December 31, 2009. As noted above, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, each have acquired hotels in selected metropolitan areas throughout the country. Those prior programs acquired their properties using cash raised in continuous, best-efforts offerings of their shares to the public. In selected situations, management also utilized secured financing when the terms of the financing were deemed favorable by management. We will provide a copy of Table VI without charge upon request of any investor or prospective investor.

Prior Partnerships

Mr. Knight, in the period before 1989, organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately-offered transactions. Two of the partnerships were publicly-offered.

Publicly-Offered Partnerships

Two partnerships sponsored by Mr. Knight were issuers in public offerings of assignee units of limited partnership interest. They were known as Southeastern Income Properties Limited Partnership (“Southeastern I”) and Southeastern Income Properties II Limited Partnership (“Southeastern II”). Southeastern I raised $25,000,000 from 2,714 investors and purchased four apartment complexes comprising 833 apartment units. Southeastern II raised $17,883,780 from 1,710 investors and acquired four apartment complexes comprising 784 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II, including capital improvements, was $41,178,606. The affiliates of Mr. Knight, which originally served as the general partners for these two partnerships, transferred management control over these partnerships to a third party in February 1992 by converting to limited partner status. Thus, those affiliates of Mr. Knight ceased to serve as the general partners. Thereafter, those affiliates ceased to hold their limited partnership interests.

Privately-Offered Partnerships

The 38 privately-offered partnerships were all organized before 1990. All of the privately-offered partnerships had investment objectives dissimilar to those of Apple REIT Ten, Inc. The privately-offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately-offered partnerships was approximately $129,088,000.

The privately-offered partnerships used borrowings which varied from substantial to 100% of required funds in the acquisition of their properties. A significant objective of the privately-offered partnerships was the realization of tax losses which could be used to offset some or all of investors’ other sources of income. The investment objectives of these partnerships were dissimilar to our investment objectives in that we do not seek to generate tax losses based in part on high levels of borrowing. Rather, we seek to realize increasing cash distributions to shareholders with no, low, or moderate levels of debt.

Seven of these partnerships with investment objectives dissimilar to ours filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these seven partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. The other two of the seven partnerships emerged from their Chapter 11 reorganizations with restructured debt. In addition, two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner.

Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation.

Each of the partnerships described in the preceding two paragraphs owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors. In the opinion of Mr. Knight, the bankruptcy filings and foreclosures described above were attributable to a combination of high borrowing, a downturn in economic conditions generally and the real estate industry in particular, a fundamental change in tax laws, which decreased the perceived value of real estate to potential buyers and lenders, and the unavailability of favorable financing. As a result of these factors, each of the partnerships was unable to meet debt obligations or dispose of its property on terms that would allow repayment of its debt obligations.

Mr. Knight does not expect that the combination of factors applicable to the privately-offered partnerships will be applicable to our operations. Mr. Knight no longer holds any interests in any of the partnerships organized by him.

Additional Information on Prior Programs

Prospective investors should also refer to the tabular information on prior programs sponsored by Mr. Knight appearing under the heading “Experience of Prior Programs” in this prospectus.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

Beneficial ownership of our Units, and options to purchase our Units, held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to the shares or shares those powers with his spouse and minor children, if any.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Units	Glade M. Knight* 814 East Main Street Richmond, VA 23219	10 Units	100%

*	Glade M. Knight is the sole beneficial owner of Apple Ten Advisors which is the record owner of the ten Units issued and outstanding.

In addition to the foregoing, Glade M. Knight, who is our chairman and chief executive officer, owns 480,000 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. We issued the Series B convertible preferred shares to Mr. Knight in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following triggering events:

•

we sell or transfer substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event as discussed above, and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material United States federal income tax considerations that may be relevant to a holder of Units. This summary is not tax advice. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with shareholders that hold Units as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”. This summary does not discuss the United States federal income tax consequences that may be relevant to certain types of shareholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities, financial institutions, regulated investment companies, broker-dealers, foreign corporations, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, U.S. expatriates, persons holding Units as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment, S corporation, persons who receive Units through the exercise of employee stock options or otherwise as compensation, persons subject to the alternative minimum tax provisions of the Code and persons who are not citizens or residents of the United States.

The statements in this discussion are based on:

•	current provisions of the Code;

•	current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

•	the legislative history of the Code;

•	judicial decisions; and

•	current administrative interpretations of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS.

Future legislation, regulations, administrative interpretations or court decisions could adversely change current law and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

This discussion is not tax advice and is not intended as a substitute for careful tax planning. Each prospective purchaser of Units is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of Units in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, and disposition of Units and of potential changes in applicable tax laws.

Tax Status of Our Company

We will elect to be treated as a REIT for United States federal income tax purposes commencing with our taxable year ending December 31, 2011, and we intend to operate in a manner that will allow us to qualify for taxation as a REIT. McGuireWoods LLP, our legal counsel, has rendered to us an opinion to the effect that commencing with our first taxable year, we were organized as a corporation in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT. The opinion of McGuireWoods LLP is not binding on the IRS. Further, the opinion is based on existing federal income tax laws governing qualification as a REIT (which are subject to change either prospectively or retroactively) and on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers.

The rules governing REITs are highly technical and complex. They require ongoing compliance with a variety of tests that depend, among other things, on future operations and, in addition, an election under sections 856 through 860 of the Code. McGuireWoods LLP will not review or monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material United States federal income tax considerations affecting us as a REIT and our shareholders.

REIT Qualification

In order to maintain our REIT qualification, we must meet the following criteria:

•	We must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;

•	We must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

•	We must be managed by one or more directors;

•	Our taxable year must be the calendar year;

•	Our beneficial ownership must be evidenced by transferable shares;

•

Beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

•

Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years;

•	We must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below; and

•	If we make an election to be a REIT for 2011, we must maintain the requirements for REIT status thereafter.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

To protect against violations of these requirements, our bylaws provide restrictions on transfers of our shares, as well as provisions that automatically convert shares into nonvoting, non-dividend paying excess shares to the extent that the ownership otherwise might jeopardize our REIT status.

Specifically, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

•	the price paid for the excess shares by the intended transferee; or

•	if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

Sources of Gross Income

In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities, and items of income of a partnership (including a partnership’s share of the assets, liabilities, and items of income with respect to any partnership in which we hold an interest) will be treated as assets, liabilities, and items of income of the REIT for purposes of applying the requirements described herein.

75% Gross Income Test

At least 75% of a REIT’s gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

•	rents from real property;

•	interest on obligations secured by real property;

•

gain from the sale of real property or obligations secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company’s trade or business, referred to below as “dealer property”);

•	income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (referred to as “foreclosure property”);

•	distributions on, or gain from the sale of, shares of other REITs;

•	abatements and refunds of real property taxes; and

•

“qualified temporary investment income” (generally, any income from stock or a debt instrument that is attributable to the temporary investment of new capital and that we receive or accrue during the one-year period beginning on the date we receive the new capital).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, and does not include certain property held by us for at least four years provided we meet specified additional safe harbor requirements.

We expect that substantially all of our gross operating income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant’s net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property, and we will have leases where rent is based on a percentage of gross income.

With the exception for certain rents received from a taxable REIT subsidiary, “rents from real property” also excludes amounts received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, own a 10% or greater interest. As described below, we expect that amounts received from Apple Ten Hospitality Management, our wholly-owned, taxable REIT subsidiary, will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an “independent contractor” from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property. If the value exceeds 1%, then none of the rental income from that property will qualify as rents from real property.

A REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We expect to make a joint election that would cause Apple Ten Hospitality Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Ten Hospitality Management, or its subsidiaries.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Ten Hospitality Management or its subsidiaries with respect to any hotels we own will be considered rents from real property only if the following conditions are met:

•

each hotel must not be managed or operated by Apple Ten Hospitality Management or its subsidiaries, but rather must be managed or operated by an entity that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Ten Hospitality Management;

•

Apple Ten Hospitality Management or its subsidiaries may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any hotel facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and

•	no wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Ten Hospitality Management will be considered rents from real property. Apple Ten Hospitality Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income tests described here and the asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entity for federal income tax purposes, including for purposes of the REIT income and asset tests. If a disregarded subsidiary ceases to be wholly owned, the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and income test applicable to REITs, including the requirement described below that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

95% Gross Income Test

In addition to earning 75% of gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales. Income from a “hedging transaction” that is clearly and timely identified, including gain from the sale or disposition of such a financial instrument, will not constitute gross income for purposes of both the 75% and 95% gross income tests to the extent the financial instrument hedges indebtedness incurred or to be incurred to acquire or carry real estate assets.

Failing the 75% or 95% Tests; Reasonable Cause

As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type of income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant, and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income; however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

•	we report the source and nature of each item of our gross income in our federal income tax return for that year;

•	the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

•	the failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case, we would be subject to a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied by a fraction intended to reflect our profitability.

Character of Assets Owned

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own:

•	securities of any one issuer that represent more than 5% of the value of our total assets;

•	more than 10% of the outstanding voting securities of any single issuer; or

•	more than 10% of the value of the outstanding securities of any single issuer.

The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that certain “straight debt” and other specified securities are not treated as securities for purposes of the 10% value test described above. As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT’s assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

In the event that we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10.0 million) and (2) we dispose of assets or otherwise comply with the asset test within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Our ability to satisfy these asset tests will depend upon the fair market values of the assets we own directly or indirectly. These values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy these requirements for qualification and taxation as a REIT.

Annual Distributions to Shareholders

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on the income, minus (2) limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred. To the extent that we have any net operating losses carried forward, these losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. These losses, however, generally will not affect the character, in the hands of our shareholders, of any distributions that are actually made by us.

A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

•

Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year may be treated as paid in the prior year for ourselves and our shareholders.

•

Dividends declared before the due date of our tax return for the taxable year (including extensions) also may be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment occurring after that declaration.

Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company’s “ordinary income” plus (b) 95% of a company’s capital gain net income plus (c) any undistributed income from prior periods.

We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 90% distribution requirement.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

Taxation as a REIT

If we qualify as a REIT, we generally will not be subject to federal corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

Even as a REIT, we will be subject to tax in the following circumstances:

•	certain income or gain from foreclosure property will be taxed at the highest corporate rate;

•

a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than sales of foreclosure property;

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

•	items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

•

if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•

under regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent such built-in gain is recognized during the first ten years after we acquire the assets.

•	we will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•

In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below, as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of such assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure.

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as dividend income. Subject to certain limitations, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% through 2010 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

Taxation of U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of preferred or common shares who (for United States federal income tax purposes):

•	is a citizen or resident, as defined in Section 7701 of the Code, of the United States;

•	is a corporation, partnership, or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

•	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person in effect.

In general, distributions will be taxable to U.S. shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

•

Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year generally are treated as if received by the U.S. shareholders on December 31 of the calendar year during which they were declared.

•

Distributions paid to U.S. shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a U.S. shareholder who is subject to the passive activity rules.

•

Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to U.S. shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate U.S. shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income. Capital gain dividends, if any, will be allocated among different classes of shares in proportion to the allocation of earnings.

•

As long as we qualify as a REIT, distributions made to our U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income.

•

If we elect to retain and pay income tax on any net long-term capital gain, our U.S. shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our U.S. shareholders would receive a credit for the U.S. shareholder’s proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

•	U.S. Shareholders are not permitted to deduct our losses or loss carry-forwards.

•	Foreign tax credits and our other tax attributes, if any, will generally not pass through to our shareholders.

The dividend and capital gains tax rate reductions provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally are effective for taxable years through December 31, 2010. It is unclear whether these rate reductions will be allowed to expire or extended beyond 2010. If extended unchanged beyond 2010, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our taxable REIT subsidiary lessees, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. shareholder would need to hold our common shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares become ex-dividend.

We may generate cash in excess of our net earnings. If we distribute cash to our U.S. shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each U.S. shareholder to the extent of the adjusted tax basis of the U.S. shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A U.S. shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Generally, gain or loss realized by a U.S. shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend, or has included a share of our retained net long-term capital gain, as described above, and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain income received or included.

In any year in which we fail to qualify as a REIT, our U.S. shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction, and the U.S. shareholders will not be required to report any share of our tax preference items.

Backup Withholding

We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under current law, if a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 28%. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct taxpayer identification number;

•	when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number; or

•	in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder’s United States federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

The United States Treasury has issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. You should consult your own tax advisor concerning the adoption of the final withholding and information reporting regulations and their potential effect on your ownership of Units.

Taxation of Foreign Investors

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Units, including any withholding and reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

State and Local Taxes

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, it is not clear that subsequent to December 31, 2000, all of the states have legislation similar to the federal legislation permitting taxable REIT subsidiaries. In those states where legislation similar to the federal legislation regarding taxable REIT subsidiaries is not in force, the state tax treatment will not conform to the federal treatment described above. If we were to transact business in a state whose tax laws do not conform to the Code, the rents received from Apple Ten Hospitality Management or its subsidiaries may be treated as related party rents with the result that for state income tax purposes we may not qualify as a REIT. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. The term “Plan” means an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA; a plan, as defined in section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans; and an entity whose underlying assets include plan assets by reason of a plan’s investment in that entity, including insurance company general accounts. A Plan fiduciary considering an investment in the Units should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus.

ERISA and the Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Code. A prohibited transaction could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities, unless exemptive relief is available under an applicable statutory or administrative exemption. The administrative exemptions include Prohibited Transaction Class Exemption (“PTCE”) 96-23, for certain transactions effected by in-house asset managers, PTCE 95-60, for certain transactions involving insurance company general accounts, PTCE 91-38, for certain transactions involving bank collective investment funds, PTCE 90-1, for certain transactions involving insurance company pooled separate accounts, and PTCE 84-14, for certain transactions determined by independent qualified professional asset managers. A Plan fiduciary considering an investment in the Units should consider whether that investment might constitute a prohibited transaction under ERISA or the Code and whether exemptive relief is available.

A number of employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the restrictions of ERISA. As a result, assets of these plans may be invested in the Units without regard to the ERISA restrictions, subject to the provisions of any other applicable federal or state law. You should note, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Prohibited Transaction Considerations

Treatment of REIT Assets as Plan Assets. A transaction involving the operation of the REIT might constitute a prohibited transaction under ERISA and the Code if assets of the REIT were deemed to be assets of an investing Plan. The United States Department of Labor has issued regulations, called the plan asset regulations, addressing whether the assets of a Plan would include the assets of an entity in which the Plan has invested for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. In general, under the plan asset regulations, when a Plan acquires an equity interest in an entity such as a REIT, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulations apply. In general, an equity interest is defined under the plan asset regulations as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and includes a beneficial interest in a trust.

If the assets of the REIT are deemed to be the assets of an investing Plan, any person who has discretionary authority or control with respect to the REIT assets, and any person who provides investment advice for a fee with respect to the REIT assets, will be a fiduciary of the investing Plan.

This fiduciary status would increase the scope of activities that would constitute prohibited transactions under ERISA and the Code.

Exception for Real Estate Operating Company. The plan asset regulations provide an exception where a Plan acquires an interest in certain operating companies. In particular, when a Plan acquires an equity interest in a real estate operating company, the assets of the Plan will include the equity interest but not an undivided interest in the assets of the operating company. An entity is a real estate operating company for purposes of the plan asset regulations if (i) at least 50% of its assets are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate in management or development activities, and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because we are a blind pool company (meaning that as of the date of this prospectus, we have not identified any properties to be acquired with the proceeds of our offering), we cannot assure you that it will be a real estate operating company within the meaning of the plan asset regulations.

Exception for Insignificant Participation by Benefit Plan Investors. The plan asset regulations provide that the assets of an entity such as the REIT will not be deemed to be the assets of an investing Plan if equity participation in the entity by benefit plan investors, such as employee benefit plans or individual retirement accounts, is not significant. An equity participation in an entity is not deemed to be significant if benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We cannot assure you that benefit plan investors will hold less than 25% of the value of each class of equity interests in the REIT.

Exception for Publicly Offered Securities. The plan asset regulations provide that the issuer of a publicly-offered security acquired by a Plan will not be deemed to hold Plan assets solely because of that acquisition. A publicly-offered security is a security that is “freely transferable,” part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and either:

•	part of a class of securities registered under the Exchange Act; or

•

sold to the Plan as part of an offering of securities to the public under the Securities Act; provided, however, that the class of securities of which the security is a part must be registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

The plan asset regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

The Units offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act. Furthermore, we believe that the restrictions imposed under our bylaws on the transfer of the Units are limited to the restrictions on transfer generally permitted under the plan asset regulation, and are not likely to result in the failure of the Units to be “freely transferable.” We also believe that the restrictions that apply to the Units held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with Units, are unlikely to result in the failure of the Units to be “freely transferable.” Nonetheless, no assurance can be given that the Department of Labor could not reach a contrary conclusion.

In addition, we cannot assure you that the Units will be held by 100 or more independent investors, and no monitoring or other measures will be taken to insure that this requirement of the publicly offered security exception will be satisfied. If the Units do not qualify as publicly offered securities under the plan asset regulations, the assets of the REIT may be deemed the assets of any Plan that invests in the Units. In that event, transactions involving the REIT and either parties in interest or disqualified persons with respect to an investing Plan might be prohibited under ERISA or the Code and could subject disqualified persons to excise taxes and impose other liabilities on Plan fiduciaries, unless exemptive relief is available under an applicable statutory or administrative exemption.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of or with the assets of a Plan consult their own counsel regarding the consequences to the Plan of that investment, including the consequence to the Plan if the assets of the REIT were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Code.

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our Units are listed on a national securities exchange, it is not expected that a public market for the Units will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of our Units when the fair market value of our Units is not determined in an established marketplace.

The per Unit estimated market value is deemed by us to be the offering price of the Units, which is currently $10.50 per Unit and will increase to $11.00 per Unit if the minimum offering amount is achieved. This market valuation is supported by the fact that we are currently selling Units to the public through our best-efforts offering. However, there can be no assurance:

•	that the per Unit estimated market value could or will actually be realized by us or by shareholders upon liquidation,

•	that shareholders could realize this value if they were to attempt to sell their Units, or

•	that this value would comply with the ERISA or IRA requirements described above.

Additional Considerations for Insurance Company General Accounts

In John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), the United States Supreme Court held that, under some circumstances, assets held in an insurance company’s general account may be deemed to be assets of Plans that were issued policies supported by that general account.

The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and the Code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a Plan to the extent the criteria set forth in DOL regulations are satisfied. This new section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL issued final regulations, called the general account regulations, for this purpose. The general account regulations became generally applicable July 5, 2001. The general account regulations provide that, when a Plan acquires a policy issued by an insurance company on or before December 31, 1998 which is supported by assets of the insurance company’s general account, the assets of the Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of an insurance company general account consult their own counsel regarding the effect of the John Hancock decision and the general account regulations on that investment.

CAPITALIZATION

Our capitalization as of August 13, 2010, and as adjusted to reflect the issuance and sale of the Units offered assuming the minimum offering and maximum offering and after deducting anticipated offering expenses, selling commissions and the marketing expense allowance is as follows:

	Actual	As Adjusted
		Minimum Offering	Maximum Offering
Units; no par value; 10 Units issued, 9,523,810 and 182,251,082 Units issued as adjusted, respectively	$110	$88,500,000	$1,790,000,000
480,000 Series B convertible preferred shares issued	$48,000	$48,000	$48,000
Number of Units to be issued on conversion of 480,000 Series B convertible preferred shares		443,141	11,602,099

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were organized on August 11, 2010 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

Liquidity and Capital Resources

Our principal source of liquidity will be the proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments. In addition, we may borrow funds, subject to the approval of our board of directors.

To fund start-up costs prior to receiving proceeds from this offering we have obtained an unsecured line of credit in a principal amount of $400,000. The lender is Bank of America. The line of credit bears interest based on LIBOR. Interest is payable monthly. Glade M. Knight, our chairman and chief executive officer, has guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is August 2011. We may prepay the line of credit without premium or penalty. We expect to repay this debt with proceeds from the sale of Units.

Before initial closing of the sale of the Units, we expect to incur up to approximately $400,000 in certain costs, including, among other items, $142,600 for an SEC filing fee, $75,500 for an FINRA filing fee, approximately $100,000 for state filing fees, approximately $100,000 for legal and accounting fees and approximately $10,000 for printing and related services. We expect that the aggregate amounts required by us before the initial closing of the sale of the Units will be less than $400,000 and, therefore, that we will not need to secure any sources of liquidity other than the unsecured line of credit from Bank of America.

Once we begin the offering and acquire properties, we anticipate that our cash flow from operations and the offering will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. As REIT’s are required to distribute substantially all of their earnings and profits annually, there may be distributions that include a return of capital. Additionally, due to the inherent delay between raising capital and investing that same capital in income producing real estate, a portion of distributions paid may be funded from our offering of units. Earnings and profits is less than operating cash flow due to non-cash expenses such as depreciation. Inflation may increase our operating costs, including our costs on bank borrowings, if any. As of the date of this prospectus, we have no material commitments for capital expenditures.

We intend to establish a working capital reserve of at least 0.5% of the proceeds from this offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

Critical Accounting Policies

The following contains a discussion of what we believe to be critical accounting policies. These items should be read to gain a further understanding of the principles used to prepare our financial statements. These principles include application of judgment; therefore, changes in judgments may have a significant impact on our reported results of operations and financial condition.

We account for acquisitions utilizing the purchase method, and accordingly, the results of the acquisition properties are included in our results of operations from the date of acquisition. Upon acquisition of real estate properties, the Company estimates the fair value of acquired tangible assets (consisting of land, land improvements, buildings and improvements) and identified intangible assets and liabilities, in-place leases and assumed debt based on evaluation of information and estimates available at that date. All transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party 100% owned by Glade M. Knight, chairman and chief executive officer of the Company, are expensed as incurred. Determinations of fair values used in purchase price allocation is by its nature subjective and may have a significant impact on reported asset and liability balances in the consolidated balance sheets and in the reported amounts of depreciation expense and interest expense in the consolidated statements of operations.

Capitalization Policy

We consider expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to a single asset, the repair must be at least $2,500, and the useful life of the asset must be substantially extended. Most repair costs are considered routine repair and replacement costs and are expensed as incurred to property operating expenses.

Impairment Losses Policy

We record impairment losses on properties used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows (cash inflows less associated cash outflows) estimated to be generated by the respective properties are less than the properties’ carrying amounts. Impairment losses are measured as the difference between the asset’s fair value, and its carrying value.

Start Up Costs

Start up costs are expensed as incurred.

Related Party Transactions

We will have significant transactions with related parties. These transactions cannot be construed to be arms length and the results of our operations may be different if these transactions were conducted with non-related parties.

We will contract with Apple Suites Realty to provide brokerage services for the acquisition and disposition of our real estate assets. In accordance with the contract, Apple Suites Realty is to be paid a fee of 2% of the gross purchase price of any acquisitions or 2% of the gross sale price of any dispositions of real estate investments, subject to certain conditions. The fees paid to Apple Suites Realty will be expensed as incurred.

We have negotiated an advisory agreement with Apple Ten Advisors to provide for management of us and our assets. We will pay to Apple Ten Advisors an annual fee ranging from 0.1% to 0.25% of total equity proceeds received by us, in addition to certain reimbursable expenses, for these services.

Apple Ten Advisors and Apple Suites Realty are 100% owned by Mr. Knight. Apple Ten Advisors and Apple Suites Realty may purchase in the “best efforts” offering up to 2.5% of the total number of our shares sold in the “best efforts” offering, once the minimum offering is completed.

We issued 480,000 Series B convertible preferred shares to Mr. Knight. The Series B convertible preferred shares were issued in exchange for payment of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. There are no dividends payable on the Series B convertible preferred shares. On liquidation, the holder of the Series B convertible preferred shares will be entitled to a liquidation payment of $11 per share before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

Each holder of outstanding Series B convertible preferred shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

•

substantially all of our assets, stock or business, is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

Upon the occurrence of any conversion event, the 480,000 Series B convertible preferred shares may be converted into a maximum of 11,602,099 common shares, based upon the gross proceeds raised through the date of conversion in this $2 billion offering made by our prospectus. In addition, upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and the priority distribution in liquidation associated with the Series A preferred shares will disappear. No additional consideration is due upon the conversion of the Series B convertible preferred shares.

Expense related to issuance of 480,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common shares for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value).

The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

PLAN OF DISTRIBUTION

We are selling the Units using the service of David Lerner Associates as the managing dealer. The Units are being offered on a “best efforts” basis, meaning that the managing dealer is not obligated to purchase any Units. No Units will be sold unless at least a minimum of 9,523,810 Units has been sold no later than one year after the date of this prospectus. None of our affiliates will purchase Units for the purpose of meeting the minimum offering amount. If the minimum offering of Units is not sold by that date, the offering will terminate and all funds deposited by investors into the interest- bearing escrow account will be promptly refunded in full, without deduction and with interest. We will not charge fees on funds returned if the minimum offering is not met. Branch Banking and Trust Company will act as escrow agent for the escrow account until the minimum offering of Units is sold. The address of the escrow agent is: Branch Banking and Trust Company, Corporate Trust Services, 223 West Nash Street, Wilson, North Carolina 27893.

The Units are offered at $10.50 per unit until the minimum offering of $100,000,000 in Units is achieved and the minimum 9,523,810 Units have been sold. Thereafter, the Units will be offered at $11 per share.

Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. If we were to list the Units on a national securities exchange, the Unit price might drop below our shareholders’ original investment.

The offering of Units is expected to terminate when all Units offered by this prospectus have been sold or two years from the date hereof, unless extended by us for up to an additional year in order to achieve the maximum offering of 182,251,082 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators, to extend the offering.

Purchasers will be sold Units at one or more closings. Following the sale of the minimum offering, additional closings will be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Units. It is expected that after the initial closing of the sale of the minimum offering, purchasers will be sold Units no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds will be held in purchasers’ accounts with David Lerner Associates until the next closing, and then disbursed to us.

In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative, David Lerner Associates. By executing the subscription agreement, the investor is not waiving any rights under the Securities Act of 1933.

We intend to hold investors’ funds in escrow in an interest-bearing account with Branch Banking and Trust Company until the minimum offering of 9,523,810 Units is achieved and the initial closing has occurred. The account will pay interest to investors from the date the investors’ funds are received until the date of the initial closing. Branch Banking and Trust Company will remit the aggregate interest on escrowed funds to David Lerner Associates, and David Lerner Associates will pay the individual investors their interest. After the initial closing, investors’ funds will be held in each purchaser’s account with David Lerner Associates or other broker-dealers pending each applicable closing. Investors’ subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing.

Each investor who desires to purchase Units will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Appendix A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of Units subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated “(a)” through “(h).”

We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

We have established certain suitability standards in determining whether we should accept a subscription agreement from any purchaser. These suitability standards include those standards established by certain states where we plan to offer the Units. Except for the State of North Carolina and the State of Washington, each purchaser of Units must certify that he has either:

•	a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or

•	a net worth (similarly defined) of at least $150,000.

Each North Carolina or Washington purchaser must certify that he has either:

•	a minimum annual gross income of $70,000 and a net worth (similarly defined) of at least $70,000, or

•	a net worth (similarly defined) of at least $250,000.

Each California purchaser must certify that:

•	the purchaser has annual gross income of at least $75,000 with a net worth (similarly defined) of at least $150,000, or a net worth (similarly defined) of at least $250,000; and

•	units purchased do not exceed 10% of the purchaser’s net worth (similarly defined).

These standards impose minimum income and net worth standards which we believe are reasonable considering our planned business activities and the risks associated with a purchase of the Units. These risk factors include the potential income tax implications to purchasers, the lack of liquidity in the Units, potential variances in cash distributions to purchasers, our use of leverage, the financial condition of our sole promoter, Mr. Knight, the relationship between Mr. Knight, Apple Ten Advisors and purchasers, past and potential future transactions between Mr. Knight, Apple Ten

Advisors and us, and the risks generally inherent in the hotel, apartment and other income-producing real estate industry. See the discussion of “Risk Factors” beginning on page 13 of this prospectus.

We will require each purchaser to review and complete a Subscription Agreement in which he will represent that he meets the applicable suitability standards described above. The form of the Subscription Agreement is attached as Appendix A. We rely on the representations made by the purchaser in the Subscription Agreement in assuring adherence to these suitability standards by David Lerner Associates, Inc.

Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

(a) You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

(b) You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the Units.

(c) You represent that you have adequate financial resources, understand the financial risks of an investment in Units, and understand that there is no ready ability to sell or otherwise dispose of your investment in Units.

(d) You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $45,000 (higher in certain states) and gross income of $45,000 (higher in certain states), or a net worth (with the same exclusions) of at least $150,000 (higher in certain states) and in the case of a California purchaser, the purchase of Units does not exceed 10% of your net worth (with the same exclusions). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

(e) If you are acting on behalf of an entity, you represent that you have authority to bind the entity.

(f) You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

(g) You understand that we have the right, in our sole discretion, to accept or reject your subscription for Units.

(h) You agree to settle by arbitration any controversy between you and your broker concerning the Subscription Agreement and the investment represented by the Subscription Agreement.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units.

Funds not invested in real properties may be invested by us only in:

(a) bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

(b) short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

(c) short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000; or

(d) similar highly liquid investments to the extent permitted by applicable laws and regulations.

We will pay to David Lerner Associates selling commissions on all sales made in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11 per Unit. The maximum selling commission payable to David Lerner Associates is $150,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $50,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates at the times of the issuance of Units to purchasers.

The following table reflects the compensation payable to David Lerner Associates:

	Price To Public	Commissions	Marketing Expense Allowance
Per Unit Minimum offering	$10.50	$0.7875	$0.2625
Per Unit Maximum offering	$11.00	$0.8250	$0.2750
Total Minimum offering	$100,000,000	$7,500,000	$2,500,000
Total Maximum offering	$2,000,000,000	$150,000,000	$50,000,000

Prospective investors are advised that David Lerner Associates reserves the right to purchase Units, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law. If David Lerner Associates, Inc. purchases Units, we will not count any of the Units purchased by David Lerner Associates, Inc. to reach the minimum offering amount. It is not expected that the managing dealer or other broker-dealers will purchase Units.

The agency agreement between us and David Lerner Associates permits David Lerner Associates to use the services of other broker-dealers in offering and selling the Units, subject to our approval. David Lerner Associates will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates may be deemed to be an “underwriter” for purposes of the Securities Act of 1933 in connection with this offering. Purchasers’ checks are to be made payable to David Lerner Associates unless the investor elects to use a portion of the proceeds in his or her David Lerner brokerage account. David Lerner Associates will forward to the escrow agent funds representing subscription payments by noon of the next business day following receipt by David Lerner Associates of the subscription payments.

David Lerner Associates is a member of the FINRA. Any other broker-dealers allowed to sell Units will be FINRA members.

Purchasers are required to purchase a minimum of $5,000 in Units or $2,000 in Units for Plans. After the minimum offering is achieved, Apple Ten Advisors and Apple Suites Realty may purchase in this offering up to 2.5% of the total number of Units sold in the offering, on the same terms and conditions as the public. If Apple Ten Advisors and Apple Suites Realty purchase any Units, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of Units in this offering by Apple Ten Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The Units described in this paragraph are exclusive of the Units which may be issued under our stock incentive plan.

There has been no previous market for any of our Units. The initial offering price for the Units is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

We have agreed to indemnify David Lerner Associates against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates for losses from a breach of any warranties made by us in the agency agreement.

DESCRIPTION OF CAPITAL STOCK

The information set forth below is only a summary of the material terms of our common shares, Series A preferred shares, and Series B convertible preferred shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares, the Series A preferred shares and the Series B convertible preferred shares.

Our authorized capital stock consists of:

•	400,000,000 common shares, no par value;

•	400,000,000 Series A preferred shares, no par value;

•	480,000 Series B convertible preferred shares, no par value; and

•	30,000,000 additional preferred shares.

Each common share and accompanying Series A preferred share will be fully paid and non-assessable upon issuance and payment therefor. As of the date of this prospectus, there were 10 common shares and accompanying Series A preferred share issued and outstanding and 480,000 Series B convertible preferred shares issued and outstanding. All 480,000 authorized Series B convertible preferred shares are held by Glade M. Knight.

Common Shares

Dividend and Distribution Rights

Our common shares have equal rights in connection with:

•	dividends;

•	distributions; and

•	liquidations.

If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

•	the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares; and

•	the amount of the dividend may be limited by law.

If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets. Upon liquidation, the rights of the holders of the common shares will initially arise out of their rights as holders of the Series A preferred shares. In addition, in the event that the liquidation of our company results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the holders of the common shares and the holder of the Series B convertible preferred shares, on an as converted basis.

Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

Voting Rights

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

•	dissolve;

•	amend our charter or articles of incorporation;

•	merge;

•	sell all or substantially all of our assets; or

•	engage in a share exchange or similar transaction;

except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.

The transfer agent and registrar for the common shares will be Branch Banking and Trust Company.

Series A Preferred Shares

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of our assets in liquidation, dissolution or winding up of our business. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution, the Series A preferred shares will have no other distribution rights. In the event we pay special dividends on our common shares, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. In order to be a special dividend for this purpose, our board of directors must specifically designate the dividend as a special dividend which reduces the priority distribution to Series A preferred shares. We anticipate that we will not pay any Special Dividend from ordinary operating revenue.

The Series A preferred shares will terminate and have no liquidation preference or any other rights upon:

•	the conversion of the Series B convertible preferred shares into common shares, as described below; or

•	the reduction of the $11.00 priority distribution payment to zero as a result of the payment of one or more special dividends which aggregates $11.00.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares.

Series B Convertible Preferred Shares

Our authorized capital stock includes 480,000 Series B convertible preferred shares. Mr. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr.

Knight, as a board member and as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expired without renewal, or we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the advisory agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 480,000 Series B convertible preferred shares are convertible into a maximum of 11,602,099 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $2 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $48,000.

The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from 0.92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

Following the occurrence of an event permitting conversion of the Series B convertible preferred shares, we will disclose the conversion of the Series B convertible preferred shares (and the resulting termination of the Series A preferred shares and the termination of the priority distribution in liquidation associated with the Series A preferred shares) in a supplement to this prospectus (if this offering is then still continuing) and in a Report on Form 8-K (as required by law). We would also expect to notify our shareholders of the occurrence of the conversion of the Series B convertible preferred shares in our next quarterly or annual report sent to our shareholders, or, if we deem it appropriate, in a separate letter or notice mailed to our shareholders.

Preferred Shares

Our articles of incorporation authorize our issuance of up to 30 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares have been issued.

We believe that the authorization to issue additional preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders’ meeting.

At present, we have no specific financing or acquisition plans involving the issuance of additional preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be. Any issuance by us of any additional preferred shares (whether in a public or private offering) would be done by us in compliance with all applicable federal and state securities laws and regulations.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Restrictions On Transfer

To qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

•	the price paid for the excess shares by the intended transferee; or

•	if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

Facilities for Transferring Common Shares

No public market for the Units currently exists. We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the Units to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. In addition, the Units are uncertificated securities, are not represented by stock certificates, and may be difficult to transfer. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

Unit Redemption Program

Prior to the time that our Units may be listed on a national securities exchange, our shareholders who have held their Units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or a portion of their Units to us at any time in accordance with the procedures outlined in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the Units presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely.

After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to 92% of the price you paid for your Units to be redeemed in years one through three, 96% of the price you paid for your Units to be redeemed in year four, 98% of the purchase price you paid for your Units to be redeemed in year five, and 100% of the price you paid for your Units to be redeemed thereafter. In the case of redemption of Units following the death of all shareholders in one account, the purchase price will equal 100% of the price paid by the deceased shareholders for the Units to be redeemed without regard to the date of purchase of the Units to be redeemed.

In the event that you are redeeming all of your Units, Units purchased pursuant to our dividend reinvestment plan, which we plan to implement following the conclusion of this offering, may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. The board of directors reserves the right in its sole discretion at any time and from time to time to:

•

waive the one-year holding period in the event of the death of a shareholder, a shareholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder’s IRA;

•	reject any request for redemption;

•	change the purchase price for redemptions; or

•	otherwise amend the terms of, suspend or terminate our Unit redemption program.

Redemption of Units, when requested, will be made quarterly on a first-come, first-served basis. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under this offering or our dividend reinvestment plan which we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to this offering or our dividend reinvestment plan.

If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed on a first-come, first-served basis.

The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes.

We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which units are redeemed.

In general, a shareholder or his or her estate, heir or beneficiary may present to us fewer than all of the Units then-owned for redemption, except that the minimum number of Units that must be presented for redemption shall be at least 10% of the holder’s Units.

A shareholder who wishes to have Units redeemed must mail or deliver to us a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Units redeemed following the death of a shareholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the shareholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A shareholder requesting the redemption of his Units due to a disability must mail or deliver to us a written request on a form provided by us, including the evidence acceptable to our board of directors of the shareholder’s disability. If the Units are to be redeemed under any conditions outlined herein, we will forward the documents necessary to effect the redemption, including any signature guaranty we may require.

The Unit redemption program is only intended to provide limited liquidity for shareholders until a secondary market develops for the Units. No such market presently exists, and we cannot assure you that any market for your Units will ever develop. If you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

We will not begin the Unit redemption program until the expiration of one year from the initial closing of this offering. If we terminate, suspend, reduce the scope of or otherwise change the Unit redemption program, we will disclose the changes in reports filed with the Commission. We also will send written notification to all of our shareholders reporting the change.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units. Once the DRIP is established, funding for the redemption of shares will come from the proceeds we receive from the sale of Units under our DRIP and this offering. At that time, subject to funds being available, we will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding during the 12-month period immediately prior to the date of redemption; and funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan and this offering provided that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan and this offering. Notwithstanding the foregoing, we may consider other sources of funding other than the DRIP and this offering to fund the redemption of shares under the Unit redemption program. No commissions will be payable under the dividend reinvestment plan.

SUMMARY OF ORGANIZATIONAL DOCUMENTS

The following is a summary of the material provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Board of Directors

The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. “For cause” is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director’s duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor’s term. The number of directors shall not be less than three nor more than 15, except that before initial closing, there will be a minimum of one director. At the time of initial closing, there will be three directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least two directors.

Responsibility of Board of Directors, Apple Ten Advisors, Officers and Employees

Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct, bad faith, reckless disregard of duties or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Ten Advisors shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with our affairs. The articles of incorporation and the advisory agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent, and Apple Ten Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent, or Apple Ten Advisors was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys’ fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; or

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnity.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or on behalf of Apple Ten Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders’ litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, Apple Ten Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, Apple Ten Advisors and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the advisory agreement, and as otherwise provided by law, Apple Ten Advisors and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted above, however, the exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability which would be imposed upon the directors, officers, Apple Ten Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

Issuance of Securities

Subject to the number of shares authorized in the articles of incorporation, the board of directors may in its discretion issue additional common shares, preferred shares, or other equity or debt securities, including options, warrants and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we acquire property, as part or all of the purchase price of the property, or (2) to Apple Ten Advisors and Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while Units are offered by us to the public, the public offering price of the Units shall be deemed their value.

We have adopted a stock incentive plan for the benefit of our directors.

Our authorized capital stock includes 480,000 Series B convertible preferred shares. Mr. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•

substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expired without renewal or if we cease to use Apple Ten Advisors to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the advisory agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 480,000 Series B convertible preferred shares are convertible into a maximum of 11,602,099 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $2 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $48,000.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Redemption and Restrictions on Transfer

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding shares.

Amendment

The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.

Shareholder Liability

The holders of our Units shall not be liable personally on account of any of our obligations.

Antitakeover Provisions

Our bylaws contain restrictions on stock ownership that may discourage or preclude third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders’ ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis, but has no obligation to do so. As a result, without our board’s approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party’s ability to acquire control of us.

Our articles of incorporation authorize the board, without shareholder approval, to issue up to 30,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could be structured and implemented in a manner that could delay or prevent a change in control even if a change were in our shareholders’ best interest. Rights of this type are sometimes referred to as a “poison pill.”

Under our bylaws, the number of our directors can be as few as three or as many as 15, as determined by our board. Thus, our board may increase the number of directors and, under our bylaws, the newly-created directorships resulting from an increase in the size of the board may be filled by the existing directors. As a result, if faced with an attempt to take control of our board, our directors could increase the size of the board and install directors opposed to the takeover attempt. Similarly, the directors could install additional directors to oppose directors elected by shareholders seeking to change our management policies, objectives or other matters.

Our bylaws also require that a shareholder who desires to nominate a candidate for election to the board of directors, or to raise new or additional business at an annual or special meeting of shareholders, comply with a number of procedural conditions and requirements described in the bylaws. These conditions and requirements could as a practical matter make it more difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders.

SALES LITERATURE

The offering is made only by means of this prospectus. We have not authorized the use of any other supplemental literature in connection with the offering.

REPORTS TO SHAREHOLDERS

Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Ten Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles. The shareholders also have the right under applicable law to obtain other information about us.

LEGAL MATTERS

The validity of the Units offered by this prospectus will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. McGuireWoods LLP will also pass upon specified matters relating to federal income tax considerations.

EXPERTS

The consolidated balance sheet of Apple REIT Ten, Inc. as of August 13, 2010 (initial capitalization), appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPERIENCE OF PRIOR PROGRAMS

The tables following this introduction set forth information with respect to certain of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the “prior program sponsor.” These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2009. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Part II of our registration statement contains detailed information on the property acquisitions of Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Ten, Inc., 814 East Main Street, Richmond, VA 23219, Attn: Kelly Clarke; telephone: 804-344-8121.

In the five years ending December 31, 2009, Glade M. Knight sponsored only Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, which have investment objectives similar to ours. Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine were formed to invest in existing residential rental properties and/or extended-stay and select-service hotels and possibly other properties for the purpose of providing regular monthly or quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

The information in the following tables should not be considered as indicative of our capitalization or operations. Also past performance of prior programs is not necessarily indicative of our future results. Purchasers of units offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of Units in us.

See, “Apple Ten Advisors and Apple Suites Realty—Prior Performance of Programs Sponsored by Glade M. Knight” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to ours.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•

“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple REIT Nine, Apple REIT Eight and Apple REIT Seven whose investment objectives are similar to those of Apple REIT Nine, and whose offering closed or was in progress within the three years ending December 31, 2009.

	Apple REIT Nine	Apple REIT Eight	Apple REIT Seven
Dollar Amount Offered	$2,000,000,000	$1,000,000,000	$1,000,000,000
Dollar Amount Raised	1,081,621,320	1,000,000,000	1,000,000,000
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%	10.00%
Organizational Expenses	0.21%	0.15%	0.19%
Other	0.00%	0.00%	0.00%
Reserves	0.50%	0.50%	0.50%
Percent Available from Investment	89.29%	89.35%	89.31%
ACQUISITION COSTS:
Prepaid items and fees to purchase property(1)	87.17%	87.35%	87.31%
Cash down payment	0.12%	0.00%	0.00%
Acquisition fees(2)	2.00%	2.00%	2.00%
Other	0.00%	0.00%	0.00%
Total Acquisition Costs	89.29%	89.35%	89.31%
Percentage Leverage (excluding unsecured debt)	4.97%	12.89%	11.06%
Date Offering Began	April 2008	July 2007	March 2006
Length of offering (in months)	21	9	17
Months to invest 90% of amount available for investment (measured from beginning of offering)	N/A	11	22

(1)	This line item includes the contracted purchase price plus any additional closing costs such as transfer taxes, title insurance and legal fees.

(2)	Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor. The acquisition fees include real estate commissions paid on the acquisition.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates, and employee cost reimbursements to related entities (i) by programs organized by it and closed within three years ended December 31, 2009, and (ii) by all other programs during the three years ended December 31, 2009.

	Apple REIT Nine	Apple REIT Eight	Apple REIT Seven	Apple REIT Six	Apple Hospitality Five(4)	Apple Hospitality Two(3)
Date offering commenced	April 2008	July 2007	March 2006	April 2004	January 2003	May 2001
Dollar amount raised	$1,081,621,320	$1,000,000,000	$1,000,000,000	$1,000,000,000	$500,000,000	$300,000,000
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Acquisition fees	—	—	—	—	—	—
Real Estate commission	13,600,000	19,011,000	18,032,000	16,906,642	8,200,000	8,247,000
Advisory Fees(2)	893,000	2,135,000	3,882,000	9,646,000	3,315,000	749,000
Other	—	—	—	—	—	—
Employee payroll and benefits(5)	1,900,000	3,555,000	4,837,000	7,089,000	2,754,135	4,378,624
Cash generated from operations before deducting payments to Prior Program Sponsor	46,947,000	93,151,000	183,482,000	367,444,000	167,383,000	203,609,00
Management and Accounting Fees	—	—	—	—	—	—
Reimbursements	—	—	—	—	—	423,000
Leasing Fees	—	—	—	—	—	—
Other Fees	—	—	—	—	—	15,700,000	(1)
There have been no fees from property sales or refinancings.

(1)

Effective January 31, 2003, Apple Hospitality Two acquired all shares of Apple Suites Advisors (previously owned by Mr. Glade Knight). As a result of this transaction, Mr. Knight received $2 million in cash and a note due in 2007 in the amount of $3.5 million. Additionally as the result of this transaction, Apple Hospitality Two’s Series B Preferred Shares were converted into approximately 1.3 million Series C Preferred Shares. The Series C Preferred Shares were valued at $10.2 million.

(2)	Effective February 1, 2003, Apple Hospitality Five advisory fees and related expenses were paid to Apple Hospitality Two.

(3)	On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC.

(4)	On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc.

(5)

Represents payroll and benefits expenses either directly incurred, or reimbursements to Apple Fund Management (a subsidiary of Apple REIT Six and indirectly contolled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor.

Table III: OPERATING RESULTS OF PRIOR PROGRAMS*

Table III presents a summary of the annual operating results for Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six, whose offerings closed or were in progress in the five year period ending December 31, 2009. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2009 Apple REIT Nine	2009 Apple REIT Eight	2009 Apple REIT Seven	2009 Apple REIT Six	2008 Apple REIT Nine	2008 Apple REIT Eight	2008 Apple REIT Seven	2008 Apple REIT Six	2007 Apple REIT Nine	2007 Apple REIT Eight	2007 Apple REIT Seven	2007 Apple REIT Six	2006 Apple REIT Seven	2006 Apple REIT Six	2005 Apple REIT Six
Gross revenues	$101,167,000	$170,885,000	$191,715,000	$219,689,000	$11,524,000	$133,284,000	$214,291,000	$264,302,000	$—	$1,485,000	$138,564,000	$257,934,000	$20,345,000	$235,875,000	$101,790,000
Profit on sale of properties	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: Operating expenses	67,359,000	126,178,000	132,285,000	153,060,000	9,441,000	95,047,000	144,028,000	173,098,000	15,000	2,097,000	89,338,000	165,059,000	15,689,000	154,424,000	68,733,000
Interest income (expense)	(1,018,000)	(6,295,000)	(6,292,000)	(2,312,000)	2,346,000	(1,928,000)	(3,766,000)	(1,784,000)	(2,000)	6,343,000	997,000	(1,853,000)	1,855,000	(1,809,000)	2,126,000
Depreciation	15,936,000	32,907,000	32,425,000	30,938,000	2,277,000	22,044,000	28,434,000	30,918,000	—	333,000	16,990,000	27,694,000	3,073,000	25,529,000	11,366,000
Net income (loss) GAAP basis	16,854,000	5,505,000	20,713,000	33,379,000	2,152,000	14,265,000	38,063,000	58,502,000	(17,000)	5,398,000	33,233,000	63,328,000	3,438,000	54,113,000	23,817,000
Taxable income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from operations	29,137,000	45,739,000	55,460,000	66,029,000	3,317,000	39,714,000	69,025,000	88,747,000	(2,000)	5,563,000	49,957,000	89,848,000	5,158,000	81,363,000	28,907,000
Cash generated from sales	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Less: cash distributions to investors	57,330,000	74,924,000	75,380,000	82,215,000	13,012,000	76,378,000	81,440,000	81,746,000	—	14,464,000	60,234,000	78,834,000	12,526,000	77,997,000	48,865,000
Cash generated after cash distribution	(28,193,000)	(29,185,000)	(19,920,000)	(16,186,000)	(9,695,000)	(36,664,000)	(12,415,000)	7,001,000	(2,000)	(8,901,000)	(10,277,000)	11,014,000	(7,368,000)	3,366,000	(19,958,000)
Less: Special items	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated after cash distributions and special items	(28,193,000)	(29,185,000)	(19,920,000)	(16,186,000)	(9,695,000)	(36,664,000)	(12,415,000)	7,001,000	(2,000)	(8,901,000)	(10,277,000)	11,014,000	(7,368,000)	3,366,000	(19,958,000)
Capital contributions, net	570,703,000	13,692,000	1,171,000	(3,149,000)	400,779,000	234,054,000	20,599,000	16,325,000	(177,000)	679,435,000	542,799,000	13,159,000	363,640,000	78,026,000	471,784,000
Fixed asset additions	340,061,000	29,923,000	13,777,000	9,155,000	311,092,000	759,346,000	129,589,000	33,434,000	—	87,643,000	391,227,000	15,635,000	318,157,000	62,075,000	570,034,000
Line of credit-change in(1)	—	48,090,000	11,510,000	25,940,000	(151,000)	10,258,000	—	—	151,000	—	(18,000,000)	—	18,000,000	(28,000,000)	28,000,000
Cash generated(2)	197,720,000	—	(20,609,000)	(935,000)	75,173,000	(562,009,000)	(121,828,000)	(32,326,000)	(28,000)	561,985,000	97,833,000	7,101,000	44,554,000	(9,788,000)	(106,842,000)
End of period cash	272,913,000	—	—	—	75,193,000	—	20,609,000	935,000	20,000	562,009,000	142,437,000	33,261,000	44,604,000	26,160,000	35,948,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	38	24	35	51	19	42	45	70	—	11	50	72	38	66	50
Capital gain	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income	38	24	35	51	19	42	45	70	—	11	50	72	38	66	50
Long-term capital gain	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Return of capital	42	50	39	31	27	38	35	12	—	25	30	8	22	14	30
Source (on Cash basis)
Sales	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Refinancings	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Operations	80	74	74	82	46	80	80	82	—	36	80	80	60	80	80
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%	100%	100%	100%

*	Any rows not reflected from SEC Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the aggregate results during the period of operation for Cornerstone Realty, Apple Hospitality Two and Apple Hospitality Five, each of which completed operations within the five year period ending December 31, 2009. Cornerstone Realty merged into Colonial Properties Trust on April 1, 2005. Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC on May 23, 2007. Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. on October 5, 2007.

	Apple Hospitality Two	Apple Hospitality Five	Cornerstone Realty(1)
Dollar Amount Raised	$300,000,000	$500,000,000	$432,309,000
Number of Properties Purchased	66	28	107
Date of Closing of Offering	11/26/02	3/18/04	12/01/01
Date of First Sale of Property	3/24/06	8/10/07	3/10/00
Date of Final Sale of Property	5/23/07	10/5/07	4/01/05
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$429	$235	$688
—from recapture/return capital	$1,000	$1,000	$407
Capital Gain (loss)	$288	$426	$28
Deferred Gain
—Capital	$—	$—	$—
—Ordinary	$—	$—	$—
Cash Distributions to Investors	$1,717	$1,661	$1,123
Source (on GAAP basis)
—Investment income	$717	$661	$716
—Return of Capital	$1,000	$1,000	$407
Source (on cash basis)
—Sales	$1,120	$1,277	$7
—Refinancing	$—	$—	$—
—Operations	$597	$384	$1,116
—Other	$—	$—	$—
Receivable on Net Purchase Money Financing	$—	$—	$—

(1)	Merged into a subsidiary of Colonial Properties Trust on April 1, 2005. In connection with the merger, the aggregate value of the stock consideration issued by Colonial Properties Trust was approximately $595 million.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

TABLE V: SALES OR DISPOSALS OF PROPERTIES

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Prior to the merger, Apple Hospitality Two owned 63 hotels.

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Prior to the merger, Apple Hospitality Five owned 27 hotels.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Sale of two hotels in 2006 Apple Hospitality Two, Inc.
Charlotte	Aug 02	Mar 06	$3,700,000	—	—	—	$3,700,000	—	$5,833,000	$5,833,000	$452,000
Spartanburg	Aug 02	Mar 06	1,900,000	—	—	—	1,900,000	—	3,202,000	3,202,000	343,000

			$5,600,000				$5,600,000		$9,035,000	$9,035,000	$795,000

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs..

APPLE REIT TEN, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Apple REIT Ten, Inc.

We have audited the accompanying consolidated balance sheet of Apple REIT Ten, Inc. as of August 13, 2010 (initial capitalization). This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Apple REIT Ten, Inc. at August 13, 2010 (initial capitalization), in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Richmond, Virginia
August 19, 2010

APPLE REIT TEN, INC.

CONSOLIDATED BALANCE SHEET AS OF AUGUST 13, 2010

ASSETS
Cash and cash equivalents	$48,110
Prepaid Offering Costs	10,000

Total Assets	$58,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
Note Payable	$—
Accrued expenses	10,000

Total Liabilities	10,000
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	—
Series A preferred stock, no par value, authorized 400,000,000 shares; issued and outstanding 10 shares	—
Series B convertible preferred stock, no par value, authorized 480,000 shares; issued and outstanding 480,000 shares	48,000
Common stock, no par value, authorized 400,000,000 shares; issued and outstanding 10 shares	110

Total Shareholders’ Equity	48,110

Total Liabilities and Shareholders’ Equity	$58,110

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED BALANCE SHEET

1. General Information and Summary of Significant Accounting Policies

Organization

Apple REIT Ten, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels, residential apartment communities and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on August 13, 2010, when 10 shares of common stock and Series A preferred stock were purchased by Apple Ten Advisors, Inc. (“A10A”) (see Notes 2 and 3) and 480,000 Series B convertible preferred shares were purchased by Glade M. Knight, the Company’s chairman, chief executive officer and president. The Company’s fiscal year end is December 31. The consolidated balance sheet includes the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Start Up Costs

Start up costs incurred will be expensed.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

Offering costs have been deferred and recorded as prepaid expense. Upon the commencement of the Company’s offering these costs will be recorded as a reduction to Shareholders’ equity.

Earnings Per Common Share

Basic earnings per common share will be computed upon the weighted average number of shares outstanding during the year. Diluted earnings per share will be calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no dilutive shares outstanding at August 13, 2010. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are converted to common shares (see Note 5).

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value. As of August 13, 2010, all cash and cash equivalents were held at BB&T Corporation. Cash balances may at times exceed federal depository insurance limits.

Investments in Real Estate

Real estate will be stated at cost, net of depreciation. Repair and maintenance costs will be expensed as incurred while significant improvements, renovations, and replacements will be capitalized. Depreciation will be computed using the straight-line method over estimated useful lives

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

of the assets, which are 39 years for buildings, ten years for major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (3) for major repairs to a single asset, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

Upon acquisition of real estate properties, the Company will estimate the fair value of acquired tangible assets (consisting of land, land improvements, buildings and improvements) and identified intangible assets and liabilities, in-place leases and assumed debt based on evaluation of information and estimates available at that date. The Company will expense as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company.

The Company will record impairment losses on real estate investments used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows estimated to be generated by the respective properties, based on historical and industry information, is less than the properties’ carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value.

2. Offering of Shares

The Company intends to raise capital through a “best-efforts” offering of shares by David Lerner Associates, Inc. (the “Managing Dealer”), which will receive a total of 10% in selling commissions and a marketing expense allowance based on gross proceeds of the Units sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors’ subscription payments will be placed in an escrow account.

With each purchase of one common share, the Company will issue one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

3. Related Parties

The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be expensed as incurred.

The Company has negotiated, but not signed, an advisory agreement with A10A to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and A10A are 100% owned by Glade M. Knight, chairman, chief executive officer and president of the Company. ASRG and A9A may purchase in the “best efforts” offering up to 2.5% of the total number of shares sold in the offering.

Mr. Knight is also chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc.

4. Stock Incentive Plans

The Company intends to adopt a stock incentive plan (“Directors’ Plan”) to provide incentives to attract and retain directors. The plan provides for the grant of options to purchase a specified number of shares of common stock (“Options”) to directors of the Company. Following consummation of the offering, a Compensation Committee (“Committee”) will be established to implement and administer the plan. The Committee will be responsible for granting Options and for establishing the exercise price of Options.

5. Series B Convertible Preferred Stock

The Company has authorized 480,000 shares of Series B convertible preferred stock. The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value).

6. Subsequent Event

In August 2010, the Company has obtained an unsecured line of credit in a principal amount of $400,000 to fund some of the offering expenses. The lender is Bank of America. The line of credit bears interest at a variable rate based on the London Interbank Borrowing Rate (LIBOR). Interest will be payable monthly. Glade M. Knight, the Company’s chairman, chief executive officer and president, will guarantee repayment of the line of credit. Mr. Knight will not receive any

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

consideration in exchange for providing this guarantee. The line of credit will mature in August 2011. The Company may prepay the line of credit without premium or penalty. Although there are no amounts outstanding as of the date of this financial statement, any borrowings by the Company will be repaid with proceeds from the sale of Units.

APPENDIX A

SUBSCRIPTION AGREEMENT

To:	Apple REIT Ten, Inc. 814 East Main Street Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Ten, Inc. (“REIT”) at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the prospectus of Apple REIT Ten, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($150,000 in the case of California purchasers, $70,000 in the case of North Carolina or Washington purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($75,000 in the case of California purchasers, $70,000 in the case of North Carolina or Washington purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($250,000 in the case of California, North Carolina or Washington purchasers); and (iii) in the case of California purchasers, the purchase of Units does not exceed 10% of my (our) net worth (excluding home, home furnishings and automobiles);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(g) PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

1.	ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

2.	ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

3.	THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

4.	THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

5.	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6.	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

7.	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

8.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE REIT TEN, INC.—Signature Page of the Subscription Agreement

Acct. #:    Date:     Doc # 1024

IC Name/Code:    Track #:

1.	Name(s) in which Units are to be registered:
2.	Manner in which title is to be held (Please check one).
☐ Individual ☐ Joint Tenants WROS ☐ Corporation ☐ Community Property
☐ Tenants in Common ☐ Partnership ☐ Trust
☐ As Custodian for
☐ For Estate of
☐ Other
3.	Address for correspondence

4.

Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes  ☐ No

5.

Amount of Investment $   for   Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed).
☐ Liquidate funds from money market  ☐ Check Enclosed

6.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units
7.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).
8.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)
By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.
X
	Signature	Date
X
	Signature	Date
X
	Signature	Date
9.	Broker/Dealer Information:
X
	Registered Representative’s Name and Number	Second Registered Representative’s Name and Number
X
	Broker/Dealer Firm	Registered Representative’s Office Address
X
	City/State/Zip	Telephone Number
10.

To substantiate compliance with Rule 2810 of the FINRA Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained form the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

	Registered Representative	Date

	General Securities Principal	Date

SUBSCRIPTION AGREEMENT

To:	Apple REIT Ten, Inc. 814 East Main Street Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Ten, Inc. (“REIT”) at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the prospectus of Apple REIT Ten, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($150,000 in the case of California purchasers, $70,000 in the case of North Carolina or Washington purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($75,000 in the case of California purchasers, $70,000 in the case of North Carolina or Washington purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($250,000 in the case of California, North Carolina or Washington purchasers); and (iii) in the case of California purchasers, the purchase of Units does not exceed 10% of my (our) net worth (excluding home, home furnishings and automobiles);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(g) PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

1.	ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

2.	ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

3.	THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

4.	THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

5.	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6.	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

7.	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

8.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE REIT TEN, INC.—Signature Page of the Subscription Agreement

Acct. #:    Date:     Doc # 1024

IC Name/Code:    Track #:

1.	Name(s) in which Units are to be registered:
2.	Manner in which title is to be held (Please check one).
☐ Individual ☐ Joint Tenants WROS ☐ Corporation ☐ Community Property
☐ Tenants in Common ☐ Partnership ☐ Trust
☐ As Custodian for
☐ For Estate of
☐ Other
3.	Address for correspondence

4.

Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes  ☐ No

5.

Amount of Investment $   for   Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed).
☐ Liquidate funds from money market  ☐ Check Enclosed

6.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units
7.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).
8.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)
By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.
X
	Signature	Date
X
	Signature	Date
X
	Signature	Date
9.	Broker/Dealer Information:
X
	Registered Representative’s Name and Number	Second Registered Representative’s Name and Number
X
	Broker/Dealer Firm	Registered Representative’s Office Address
X
	City/State/Zip	Telephone Number
10.

To substantiate compliance with Rule 2810 of the FINRA Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained form the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

	Registered Representative	Date

	General Securities Principal	Date

PROSPECTUS

DAVID LERNER ASSOCIATES, INC.
as Managing Dealer

[  ], 2010

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, any other information or representations must not be relied upon. This prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this prospectus at any time does not imply that information contained in this prospectus has not changed as of any time after its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses Of Issuance And Distribution.

The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee	$142,600
FINRA filing fee	75,500
Printing and engraving fees	4,000,000
Legal fees and expenses	3,300,000
Accounting fees and expenses	1,000,000
Blue Sky fees and expense	100,000
Transfer Agent and Registrar fees	20,000
Registrant travel expense	20,000
Marketing Expense Allowance	50,000,000
Expense reserve	1,341,900

Total	$60,000,000

Item 32. Sales To Special Parties.

On August 13, 2010, the Registrant agreed to sell 10 Units to Apple Ten Advisors for $110 cash.

On August 13, 2010, Glade M. Knight subscribed to purchase an aggregate of 480,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $48,000 cash.

Item 33. Recent Sales Of Unregistered Securities.

On August 13, 2010, the Registrant agreed to sell 10 Units to Apple Ten Advisors for $110 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

On August 13, 2010, Glade M. Knight subscribed to purchase an aggregate of 480,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $48,000 cash. The transactions with respect to the Class B convertible preferred shares were also exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 34. Indemnification Of Directors And Officers.

The Company will obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

The Virginia Stock Corporation Act (the Virginia Act) permits indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant’s articles of incorporation generally require the indemnification that is permitted by the Virginia Act. The general effect of all such material indemnification provisions is described below. Section 6.2 of the Registrant’s articles of incorporation requires indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. Section 6.2 of the Registrant’s articles of incorporation, as permitted by the Virginia Act, also eliminates the damages that may be assessed against a director or officer of the Registrant in a proceeding by or in the right of the Registrant or its shareholders. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. The exculpation and indemnification provisions in the articles of incorporation may result in a shareholder or the corporation having a more limited right of action against a director, the Registrant or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, the Registrant and its affiliates in making decisions and taking actions with respect to the Registrant.

Item 35. Treatment Of Proceeds From Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements, Financial Statement Schedules And Exhibits.

(a) Financial Statements. See Index to Financial Statements in the prospectus.

(b) Financial Statement Schedules:

All financial statement schedules have been omitted because they are not applicable.

(c) Exhibits. Except as expressly noted otherwise, the Exhibits have been previously filed.

EXHIBIT INDEX

Exhibit Number	Description Of Documents
1.1	Form of Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of selected Dealer Agreement attached as Exhibit A thereto. Filed Herewith
1.2	Form of Escrow Agreement. Filed Herewith
3.1	Articles of Incorporation of the Registrant. Filed Herewith
3.2	Bylaws of the Registrant. Filed Herewith
4.1	Form of Promissory Note to Bank of America. Filed Herewith
4.2	Form of Guaranty of Glade M. Knight. Filed Herewith
5.1	Form of Opinion of McGuireWoods LLP as to the legality of the securities being registered. Filed Herewith
8.1	Form of Opinion of McGuireWoods LLP as to certain tax matters. Filed Herewith
10.1	Form of Advisory Agreement between the Registrant and Apple Ten Advisors, Inc. Filed Herewith
10.2	Form of Property Acquisition/Disposition Agreement between the Registrant and Apple Suites Realty Group, Inc. Filed Herewith
10.3	Form of Apple REIT Ten, Inc. 2010 Non-Employee Directors Stock Option Plan. Filed Herewith
23.1	Consent of McGuireWoods LLP (included in Exhibit 5 and 8).
23.2	Consent of Ernst & Young LLP. Filed Herewith.
23.3	Consent of Glenn W. Bunting, Prospective Director. Filed Herewith
23.4	Consent of Kent W. Colton, Prospective Director. Filed Herewith

Item 37. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A. Paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

B. Paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

C. Paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (Section 230.430B of the Regulations under the Securities Act of 1933):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement will also disclose all compensation and fees received by the advisor or its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05, as applicable (based upon the type of property acquired and/or the type of lease to which the property will be subject), of Regulation S-X only for properties acquired during the distribution period.

The registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05, as applicable, of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering.

Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

Table VI: Acquisitions of Properties by Programs
Apple REIT Six
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment	Year of Construction	Date Acquired	# of Rooms
Birmingham	Alabama	Fairfield Inn	$—	$2,411	$2,544	1995	Aug-05	63
Dothan	Alabama	Courtyard	—	8,412	9,326	1996	Aug-05	78
Dothan	Alabama	Hampton Inn & Suites	—	8,971	9,042	2004	Jun-05	85
Huntsville	Alabama	Fairfield Inn	2,760	5,319	5,496	1999	Sep-05	79
Huntsville	Alabama	Residence Inn	—	8,579	10,114	2002	Jun-05	78
Montgomery	Alabama	SpringHill Suites	3,451	7,290	7,493	1998	Sep-05	79
Tuscaloosa	Alabama	Courtyard	—	7,953	8,853	1996	Aug-05	78
Tuscaloosa	Alabama	Fairfield Inn	—	4,240	4,397	1996	Aug-05	63
Anchorage	Alaska	Hampton Inn	—	11,721	13,801	1997	Mar-05	101
Anchorage	Alaska	Hilton Garden Inn	—	19,018	20,886	2002	Oct-04	125
Anchorage	Alaska	Homewood Suites	—	12,849	12,974	2004	Oct-04	122
Phoenix	Arizona	Hampton Inn	—	6,630	7,450	1998	Oct-04	99
Tempe	Arizona	SpringHill Suites	-	8,329	8,446	1998	Jun-05	121
Tempe	Arizona	TownePlace Suites	—	8,395	8,537	1998	Jun-05	119
Arcadia	California	Hilton Garden Inn	—	11,913	14,264	1999	Oct-04	124
Arcadia	California	SpringHill Suites	—	8,092	8,926	1999	Oct-04	86
Bakersfield	California	Hilton Garden Inn	—	11,731	11,942	2004	Mar-05	120
Folsom	California	Hilton Garden Inn	—	18,510	19,713	1999	Nov-05	100
Foothill Ranch	California	Hampton Inn	4,094	7,555	8,386	1998	Apr-05	84
Lake Forest	California	Hilton Garden Inn	—	10,966	11,201	2004	Oct-04	103
Milpitas	California	Hilton Garden Inn	—	19,099	21,032	1999	Nov-05	161
Roseville	California	Hilton Garden Inn	—	21,299	22,899	1999	Nov-05	131
San Francisco	California	Hilton Garden Inn	—	11,552	13,658	1999	Jan-06	169
Boulder	Colorado	Marriott	—	30,891	33,022	1997	May-05	157
Glendale	Colorado	Hampton Inn & Suites	5,483	14,862	16,138	1999	Oct-04	133
Lakewood	Colorado	Hampton Inn	—	10,598	11,070	2003	Oct-04	170
Farmington	Connecticut	Courtyard	—	17,228	17,240	2005	Oct-05	119
Rocky Hill	Connecticut	Residence Inn	—	12,756	12,763	2005	Aug-05	96
Wallingford	Connecticut	Homewood Suites	—	13,491	13,665	2005	Jul-05	104
Clearwater	Florida	SpringHill Suites	—	7,214	7,215	2006	Feb-06	79
Lake Mary	Florida	Courtyard	—	6,258	8,073	1995	Mar-05	86
Lakeland	Florida	Residence Inn	—	10,219	11,515	2001	Jun-05	78
Orange Park	Florida	Fairfield Inn	2,933	7,834	8,038	1998	Nov-05	83
Panama City	Florida	Courtyard	—	9,624	9,676	2006	Mar-06	84
Pensacola	Florida	Courtyard	—	11,914	12,283	1997	Aug-05	90
Pensacola	Florida	Fairfield Inn	—	5,173	5,349	1995	Aug-05	63
Pensacola	Florida	Hampton Inn & Suites	—	9,602	9,613	2005	Jul-05	85
Tallahassee	Florida	Hilton Garden Inn	—	11,233	12,037	1997	Mar-05	99
Albany	Georgia	Courtyard	—	8,911	8,999	2004	Jun-05	84
Columbus	Georgia	Residence Inn	—	8,184	8,288	2003	Jun-05	78
Savannah	Georgia	SpringHill Suites	2,795	5,792	5,979	1999	Sep-05	79
Valdosta	Georgia	Courtyard	—	8,565	9,337	2002	Oct-05	84
Mt. Olive	New Jersey	Residence Inn	—	12,741	12,820	2005	Sep-05	123
Somerset	New Jersey	Homewood Suites	—	18,614	18,814	2005	Aug-05	123
Saratoga Springs	New York	Hilton Garden Inn	—	18,284	19,790	1999	Sep-05	112
Roanoke Rapids	North Carolina	Hilton Garden Inn	—	18,171	18,177	2008	Mar-08	147
Hillsboro	Oregon	Courtyard	6,185	11,363	11,635	1996	Mar-06	155
Hillsboro	Oregon	Residence Inn	—	15,960	16,263	1994	Mar-06	122
Hillsboro	Oregon	TownePlace Suites	—	11,865	13,100	1999	Dec-05	136
Portland	Oregon	Residence Inn	—	43,087	46,320	2001	Dec-05	258
Pittsburgh	Pennsylvania	Residence Inn	—	11,428	13,109	1998	Sep-05	156
Myrtle Beach	South Carolina	Courtyard	—	9,488	10,530	1999	Jun-04	135
Nashville	Tennessee	Homewood Suites	—	8,347	8,865	1999	May-05	121
Arlington	Texas	SpringHill Suites	—	7,771	7,886	1998	Jun-05	122
Arlington	Texas	TownePlace Suites	—	7,406	7,566	1999	Jun-05	95
Dallas	Texas	SpringHill Suites	—	20,109	20,618	1997	Dec-05	147
Fort Worth	Texas	Homewood Suites	—	9,362	11,549	1999	May-05	137
Fort Worth	Texas	Residence Inn	—	17,459	17,478	2005	May-05	149
Ft. Worth	Texas	SpringHill Suites	—	13,744	13,800	2004	May-04	145
Laredo	Texas	Homewood Suites	—	10,899	10,954	2005	Nov-05	106
Laredo	Texas	Residence Inn	—	11,871	11,890	2005	Sep-05	109
Las Colinas	Texas	TownePlace Suites	—	7,461	7,600	1998	Jun-05	136
McAllen	Texas	Hilton Garden Inn	—	9,321	10,922	2000	Jul-05	104
Fredericksburg	Virginia	Hilton Garden Inn	—	17,184	17,329	2005	Dec-05	148
Richmond	Virginia	Corporate Office	—	1,419	5,170	1893	Jun-04	N/A
Kent	Washington	TownePlace Suites	—	12,562	13,990	1999	Dec-05	152
Mukilteo	Washington	TownePlace Suites	—	12,560	13,794	1999	Dec-05	128
Redmond	Washington	Marriott	—	65,672	66,971	2004	Jul-04	262
Renton	Washington	Hilton Garden Inn	—	15,951	17,920	1998	Nov-05	150

			$27,701	$871,282	$926,540			7,897

Table VI: Acquisitions of Properties by Programs
Apple REIT Seven
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment	Year of Construction	Date Acquired	Rooms
Montgomery	AL	Homewood Suites	$—	$11,010	$11,278	2004	Aug-06	91
Montgomery	AL	Hilton Garden Inn	—	10,725	11,184	2003	Aug-06	97
Troy	AL	Hampton Inn	—	6,369	6,465	2003	Aug-06	82
Auburn	AL	Hilton Garden Inn	—	10,522	11,959	2001	Aug-06	101
Huntsville	AL	Hilton Garden Inn	—	10,627	10,721	2005	Aug-06	101
Huntsville	AL	Homewood Suites	—	11,981	12,022	2006	Oct-06	107
Prattville	AL	Courtyard	—	9,577	9,582	2007	Apr-07	84
Dothan	AL	Fairfield Inn	—	4,813	4,843	1993	May-07	63
Trussville	AL	Courtyard	—	9,832	9,833	2007	Oct-07	84
Huntsville	AL	TownePlace Suites	—	9,188	9,190	2007	Dec-07	86
Dothan	AL	Residence Inn	—	9,918	9,918	2008	Apr-08	84
Tucson	AZ	Residence Inn	—	16,958	16,958	2008	Jan-08	124
San Diego	CA	Hilton Garden Inn	—	35,366	35,858	2004	May-06	200
Rancho Bernardo	CA	Courtyard	—	36,940	37,142	1987	Dec-06	210
Agoura Hills	CA	Homewood Suites	—	25,945	25,977	2007	May-07	125
San Diego	CA	Residence Inn	14,898	33,569	33,836	1999	Jun-07	121
San Diego	CA	Hampton Inn	—	43,632	45,771	2001	Jul-07	177
Highlands Ranch	CO	Residence Inn	11,203	19,678	20,165	1996	Feb-07	117
Highlands Ranch	CO	Hilton Garden Inn	—	21,063	21,145	2007	Mar-07	128
Sarasota	FL	Homewood Suites	—	14,062	14,395	2005	Sep-06	100
Miami	FL	Homewood Suites	9,199	25,367	27,339	2000	Feb-07	159
Tallahassee	FL	Fairfield Inn	3,285	7,112	7,250	2000	Apr-07	79
Lakeland	FL	Courtyard	3,957	10,393	10,540	2000	Apr-07	78
Miami	FL	Courtyard	—	15,463	15,545	2008	Sep-08	118
Columbus	GA	Fairfield Inn	—	7,620	7,636	2003	Apr-07	79
Macon	GA	Hilton Garden Inn	—	10,115	10,140	2007	Jun-07	101
Columbus	GA	SpringHill Suites	—	9,946	9,952	2008	Mar-08	85
Columbus	GA	TownePlace Suites	—	8,643	8,653	2008	May-08	86
Boise	ID	SpringHill Suites	—	21,604	22,009	1992	Sep-07	230
New Orleans	LA	Homewood Suites	16,109	44,086	45,176	2002	Dec-06	166
Hattiesburg	MS	Courtyard	—	9,791	9,793	2006	Oct-06	84
Tupelo	MS	Hampton Inn	3,754	5,264	6,456	1994	Jan-07	96
Omaha	NE	Courtyard	11,868	22,229	25,373	1999	Nov-06	181
Cranford	NJ	Homewood Suites	—	13,982	15,842	2000	Mar-07	108
Mahwah	NJ	Homewood Suites	—	20,146	22,294	2001	Mar-07	110
Ronkonkoma	NY	Hilton Garden Inn	—	27,581	28,073	2003	Dec-06	164
Cincinnati	OH	Homewood Suites	—	7,373	7,474	2005	Dec-06	76
Memphis	TN	Homewood Suites	—	11,469	13,501	1989	May-07	140
Houston	TX	Residence Inn	—	14,147	14,206	2006	Apr-06	129
Brownsville	TX	Courtyard	—	8,874	8,882	2006	Jun-06	90
Stafford	TX	Homewood Suites	—	8,076	8,137	2006	Aug-06	78
San Antonio	TX	TownePlace Suites	—	12,225	12,225	2007	Jun-07	106
Addison	TX	SpringHill Suites	—	12,857	12,922	2003	Aug-07	159
San Antonio	TX	TownePlace Suites	—	14,219	14,219	2007	Sep-07	123
El Paso	TX	Homewood Suites	—	15,825	15,831	2008	Apr-08	114
Provo	UT	Residence Inn	5,234	11,746	14,507	1996	Jun-07	114
Alexandria	VA	Courtyard	—	36,842	40,895	1987	Jul-07	176
Richmond	VA	Marriott	24,276	59,614	74,429	1984	Jan-08	410
Seattle	WA	Residence Inn	—	60,489	67,173	1991	Sep-06	234
Vancouver	WA	SpringHill Suites	—	16,436	16,456	2007	Jun-07	119
Kirkland	WA	Courtyard	—	32,014	32,046	2006	Oct-07	150

			$103,783	$933,323	$983,216			6,424

Table VI: Acquisitions of Properties by Programs
Apple REIT Eight
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment	Construction Year	Date Acquired	Guestrooms
Birmingham	AL	Homewood Suites	$11,596	$17,093	$17,388	2005	May-08	95
Rogers	AR	Fairfield Inn & Suites	—	8,275	9,432	2002	February-08	99
Rogers	AR	Residence Inn	—	12,107	12,318	2003	February-08	88
Springdale	AR	Residence Inn	—	5,830	7,243	2001	March-08	72
Burbank	CA	Residence Inn	—	51,429	51,452	2007	May-08	166
Cypress	CA	Courtyard	—	31,922	32,485	1988	April-08	180
Oceanside	CA	Residence Inn	—	29,276	29,302	2007	May-08	125
Sacramento	CA	Hilton Garden Inn	—	28,308	30,075	1999	March-08	154
San Jose	CA	Homewood Suites	—	22,424	23,200	1991	July-08	140
Tulare	CA	Hampton Inn & Suites	—	10,595	10,598	2008	June-08	86
Jacksonville	FL	Homewood Suites	16,856	23,916	24,492	2005	June-08	119
Sanford	FL	SpringHill Suites	—	11,542	11,752	2000	March-08	105
Tallahassee	FL	Hilton Garden Inn	—	13,580	13,617	2006	January-08	85
Tampa	FL	TownePlace Suites	8,124	11,651	11,912	1999	June-08	95
Port Wentworth	GA	Hampton Inn	—	11,125	11,245	1997	January-08	106
Savannah	GA	Hilton Garden Inn	5,523	15,119	15,360	2004	July-08	105
Overland Park	KS	Fairfield Inn & Suites	—	12,446	12,446	2008	August-08	110
Overland Park	KS	Residence Inn	6,812	16,153	16,535	2000	April-08	120
Overland Park	KS	SpringHill Suites	—	9,153	9,618	1999	March-08	102
Wichita	KS	Courtyard	—	9,190	9,404	2000	June-08	90
Bowling Green	KY	Hampton Inn	—	19,371	19,440	1989	December-07	131
Marlborough	MA	Residence Inn	—	20,703	20,884	2006	January-08	112
Westford	MA	Hampton Inn & Suites	—	15,692	15,758	2007	March-08	110
Westford	MA	Residence Inn	6,923	15,079	15,745	2000	April-08	108
Annapolis	MD	Hilton Garden Inn	—	25,782	25,820	2007	January-08	126
Kansas City	MO	Residence Inn	11,382	17,330	18,329	1968	April-08	106
Carolina Beach	NC	Courtyard	—	24,861	25,458	2003	June-08	144
Concord	NC	Hampton Inn	5,033	9,607	9,704	1996	March-08	101
Dunn	NC	Hampton Inn	—	13,087	13,140	2006	January-08	120
Fayetteville	NC	Residence Inn	7,038	13,238	13,375	2006	May-08	92
Greensboro	NC	SpringHill Suites	—	8,297	8,353	2004	November-07	82
Matthews	NC	Hampton Inn	—	11,072	11,588	1995	January-08	92
Wilmington	NC	Fairfield Inn & Suites	—	15,316	15,316	2008	December-08	122
Winston-Salem	NC	Courtyard	7,907	13,896	13,920	1998	May-08	122
Somerset	NJ	Courtyard	—	16,504	16,612	2001	November-07	162
New York	NY	Renaissance	—	111,870	132,258	1916	January-08	200
Tulsa	OK	Hampton Inn & Suites	—	10,839	10,889	2007	December-07	102
Columbia	SC	Hilton Garden Inn	11,101	21,884	21,888	2006	September-08	143
Greenville	SC	Residence Inn	6,391	9,064	9,226	1998	May-08	78
Hilton Head	SC	Hilton Garden Inn	6,176	14,208	15,392	2001	May-08	104
Chattanooga	TN	Homewood Suites	—	8,899	10,960	1997	December-07	76
Texarkana	TX	Courtyard	—	13,334	13,482	2003	March-08	90
Texarkana	TX	TownePlace Suites	—	9,357	9,640	2006	March-08	85
Charlottesville	VA	Courtyard	—	28,748	28,791	2000	June-08	137
Chesapeake	VA	Marriott Full Service	—	39,640	39,643	2008	October-08	226
Harrisonburg	VA	Courtyard	—	23,821	23,907	1999	November-07	125
Suffolk	VA	Courtyard	8,406	12,652	12,652	2007	July-08	92
Suffolk	VA	TownePlace Suites	6,448	10,140	10,140	2007	July-08	72
Virginia Beach	VA	Courtyard	—	27,828	27,923	1999	June-08	141
Virginia Beach	VA	Courtyard	—	40,859	42,197	2002	June-08	160
Tukwila	WA	Homewood Suites	—	16,144	17,504	1991	July-08	106

			$125,716	$990,256	$1,029,808			5,909

Table VI: Acquisitions of Properties by Programs
Apple REIT Nine
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment	Year of Construction	Date Acquired	Rooms
Hotels Owned:
Dothan	AL	Hilton Garden Inn	$—	$11,618	$11,618	2009	Jun-09	104
Troy	AL	Courtyard	—	8,852	8,852	2009	Jun-09	90
Tucson	AZ	Hilton Garden Inn	—	18,930	18,934	2008	Jul-08	125
Clovis	CA	Hampton Inn & Suites	—	11,175	11,175	2009	Jul-09	86
Santa Clarita	CA	Courtyard	—	23,290	23,295	2007	Sep-08	140
Santa Clarita	CA	Fairfield Inn	—	9,617	10,040	1996	Oct-08	66
Santa Clarita	CA	Hampton Inn	—	17,573	18,545	1987	Oct-08	128
Santa Clarita	CA	Residence Inn	—	17,032	18,012	1996	Oct-08	90
Pueblo	CO	Hampton Inn & Suites	—	8,317	9,467	2000	Oct-08	81
Fort Lauderdale	FL	Hampton Inn	—	19,825	20,398	2000	Dec-08	109
Orlando	FL	Fairfield Inn & Suites	—	25,720	25,720	2009	Jul-09	200
Orlando	FL	SpringHill Suites	—	28,920	28,920	2009	Jul-09	200
Panama City	FL	Hampton Inn & Suites	—	11,600	11,602	2009	Mar-09	95
Baton Rouge	LA	SpringHill Suites	—	15,150	15,159	2009	Sep-09	119
Rochester	MN	Hampton Inn & Suites	—	14,141	14,149	2009	Aug-09	124
Hattiesburg	MS	Residence Inn	—	10,057	10,060	2008	Dec-08	84
Charlotte	NC	Homewood Suites	—	5,996	6,575	1990	Sep-08	112
Durham	NC	Homewood Suites	—	19,575	20,300	1999	Dec-08	122
Twinsburg	OH	Hilton Garden Inn	—	18,033	18,478	1999	Oct-08	142
Pittsburgh	PA	Hampton Inn	—	21,040	21,661	1990	Dec-08	132
Jackson	TN	Courtyard	—	15,642	15,642	2008	Dec-08	94
Jackson	TN	Hampton Inn & Suites	—	12,973	12,984	2007	Dec-08	83
Johnson City	TN	Courtyard	—	9,737	9,737	2009	Sep-09	90
Allen	TX	Hampton Inn & Suites	—	12,898	13,137	2006	Sep-08	103
Allen	TX	Hilton Garden Inn	10,585	18,860	21,205	2002	Oct-08	150
Austin	TX	Hampton Inn	7,445	18,643	19,612	1997	Apr-09	124
Austin	TX	Homewood Suites	7,448	18,360	18,583	1997	Apr-09	97
Beaumont	TX	Residence Inn	—	17,357	17,357	2008	Oct-08	133
Duncanville	TX	Hilton Garden Inn	13,754	18,313	18,752	2005	Oct-08	142
Frisco	TX	Hilton Garden Inn	—	15,488	15,488	2008	Dec-08	102
Lewisville	TX	Hilton Garden Inn	—	27,280	27,316	2007	Oct-08	165
Round Rock	TX	Hampton Inn	4,110	11,864	12,103	2001	Mar-09	93
Bristol	VA	Courtyard	9,640	20,885	20,964	2004	Nov-08	175

Total hotels owned			52,982	534,761	545,840			3,900
Other real estate investments:
Ft Worth	TX	Land leased to third party	—	151,293	151,301		Apr-09	—
Alexandria	VA	Hotel under construction	—	5,968	7,800		Mar-09	—

			$52,982	$692,022	$704,941			3,900

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on August 20, 2010.

APPLE REIT TEN, INC.

By:	/s/ GLADE M. KNIGHT (Glade M. Knight Chairman of the Board and Chief Executive Officer (and as such, Principal Executive Officer))
By:	/s/ BRYAN F. PEERY (Bryan F. Peery Chief Financial Officer (and as such, Principal Accounting Officer))

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Capacities	Date

/s/ GLADE M. KNIGHT (Glade M. Knight)	Chairman of the Board, and Chief Executive Officer (and as such, Principal Executive Officer)	August 20, 2010
/s/ BRYAN F. PEERY (Bryan F. Peery)	Chief Financial Officer (and as such, Principal Accounting Officer)	August 20, 2010

EXHIBIT INDEX

Exhibit Number	Description Of Documents
1.1	Form of Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of selected Dealer Agreement attached as Exhibit A thereto. Filed Herewith
1.2	Form of Escrow Agreement. Filed Herewith
3.1	Articles of Incorporation of the Registrant. Filed Herewith
3.2	Bylaws of the Registrant. Filed Herewith
4.1	Form of Promissory Note to Bank of America. Filed Herewith
4.2	Form of Guaranty of Glade M. Knight. Filed Herewith
5.1	Form of Opinion of McGuireWoods LLP as to the legality of the securities being registered. Filed Herewith
8.1	Form of Opinion of McGuireWoods LLP as to certain tax matters. Filed Herewith
10.1	Form of Advisory Agreement between the Registrant and Apple Ten Advisors, Inc. Filed Herewith
10.2	Form of Property Acquisition/Disposition Agreement between the Registrant and Apple Suites Realty Group, Inc. Filed Herewith
10.3	Form of Apple REIT Ten, Inc. 2010 Non-Employee Directors Stock Option Plan. Filed Herewith
23.1	Consent of McGuireWoods LLP (included in Exhibit 5 and 8).
23.2	Consent of Ernst & Young LLP. Filed Herewith.
23.3	Consent of Glenn W. Bunting, Prospective Director. Filed Herewith
23.4	Consent of Kent W. Colton, Prospective Director. Filed Herewith